Exhibit 4.13

LOAN AGREEMENT

USD 225,779,737.18 Existing Financing and USD 100,000,000
New Financing Top Up Term Loan

BETWEEN	Stolt Tankers Finance B.V.
as Borrower

AND	Danish Ship Finance A/S (Danmarks Skibskredit A/S)
as Lender

Dated: 27 October 2005

“Stolt Fleet Loan”

DSF-Loan No. 4126

COPENHAGEN    ÅRHUS    LONDON    BRUSSELS

KROMANN REUMERT, LAW FIRM

5 SUNDKROGSGADE, DK-2100 COPENHAGEN Ø, DENMARK, TEL. +45 70 12 12 11, FAX +45 70 12 13 11

CONTENTS

1.	BACKGROUND	1
2.	DEFINITIONS AND CONSTRUCTION	3
3.	THE ADVANCE	13
4.	CONDITIONS PRECEDENT	14
5.	DRAWDOWN AND EXISTING FINANCING	15
6.	REPAYMENT	17
7.	PREPAYMENT	17
8.	INTEREST AND INTEREST PERIODS	20
9.	FEES AND COSTS	24
10.	TAXES	25
11.	INCREASED COSTS AND ILLEGALITY	26
12.	SECURITY	26
13.	NEGATIVE PLEDGE	27
14.	INSURANCE	27
15.	PAYMENTS AND CALCULATIONS	29
16.	REPRESENTATIONS AND WARRANTIES	30
17.	ADDITIONAL UNDERTAKINGS	33
18.	EVENTS OF DEFAULT	38
19.	INDEMNITY	42
20.	ASSIGNMENT	42
21.	POWER OF ATTORNEY	43
22.	MISCELLANEOUS	44
23.	LAW AND JURISDICTION	44
24.	COMMUNICATIONS	45

i

SCHEDULES

Schedule 1:	List of parties and addresses for notices
Schedule 2:	Form of Drawdown Notice
Schedule 3:	Conditions Precedent
Schedule 4:	Form of Release Letter
Schedule 5:	Form of Compliance Certificate
Schedule 6:	Repayment Schedules
Schedule 7:	Form of Parent Companies Guarantee
Schedule 8:	Form of Continuing Shipowning Companies Guarantee
Schedule 9:	Form of Intermediate Companies Undertaking
Schedule 10:	Form of Insurances Assignment
Schedule 11:	From of Earnings Assignment
Schedule 12:	Form of Mortgage and Deed of Covenants
Schedule 13:	Form of Interest Fixing Agreement
Schedule 14:	List of approved shipbrokers
Schedule 15:	Corporate structure chart for the SNSA Group

ii

LOAN AGREEMENT

This loan agreement is made on 27 October 2005 between:

(1)                                                   Stolt Tankers Finance B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK, Rotterdam, The Netherlands and with company registration number 24337613 (the “Borrower”);

(2)                                                   Each of the Guarantors (as defined below) as listed on the signature pages hereto; and

(3)                                                   Danish Ship Finance A/S (Danmarks Skibskredit A/S), Sankt Annæ Plads 3, DK-1250 Copenhagen K, Denmark (the “Lender”).

1.                                                       BACKGROUND

1.1                                                 The existing financing.

(i)                                   The Existing Loan Agreement. In connection with the implementation of a corporate, organisational and financial restructuring of the SNSA Group, the Borrower and the Lender entered into a USD 318,989,791.10 plus DKK 196,931,797.75 loan agreement dated 20 November 2002, amended by Addendum No. 1 thereto dated in July 2003 and Addendum No. 2 thereto dated 27 July 2005 (as so amended, the “Existing Loan Agreement”), pursuant to which the Lender has assisted the Borrower to finance/refinance 14 vessels each of which is owned by a separate shipowning company. The 14 vessels covered by the Existing Loan Agreement are comprised of the seven Continuing Vessels and the seven Released Vessels.

(ii)                                The Existing Guarantees. The Borrower’s obligations under the Existing Loan Agreement are guaranteed by each of the Parent Companies, as joint and several guarantors, pursuant to a guarantee dated 29 July 2005 (the “Existing Parent Companies’ Guarantee”) and by each of the shipowning companies owning one of the 14 vessels financed under the Existing Loan Agreement pursuant to guarantees dated 20 November 2002 (the “Existing Shipowning Companies Guarantees”).

(iii)                             The Existing Intermediate Companies’ Undertaking. Each of the Intermediate Companies are parties to an undertaking dated 20 November 2002, as amended by Amendment No. 1 thereto dated 27 July 2005 (as so amended, the “Existing Intermediate Companies Undertaking”) pursuant to which it has made certain undertakings in connection with the Existing Loan Agreement in favour of the Lender.

(iv)                            Existing Tranches. The financing under the Existing Loan Agreement in respect of the seven Continuing Vessels is divided into seven tranches. Pursuant to this Agreement, as from the Drawdown Date, the tranche of the financing under the Existing Loan Agreement attributed to the vessel M/S Stolt Perseverance (the “Perseverance Tranche”) will be added to each of the seven tranches already allocated to the seven Continuing Vessels pro-rata in accordance with the relevant Continuing Vessel’s Proportion. For purposes of this Agreement, the term “Existing Tranche” means, in respect of each Continuing Vessel, the sum of (i) the outstanding amount allocated to such Continuing Vessel under the Existing Loan Agreement, and (ii) the relevant Continuing Vessel’s Proportion of the Perseverance Tranche (as such Existing Tranche may be repaid from time to time). The outstanding amounts of the Existing Tranches (including the allocated portion of the Perseverance Tranche as of the date of this Agreement is as shown in the table below:

Continuing Vessel	Existing Tranche (including allocated amount of the Perseverance Tranche / Principal amount outstanding as of the date of this Agreement

M/S Stolt Concept	USD	40,547,161.06

M/S Stolt Confidence	USD	24,752,386.39

M/S Stolt Creativity	USD	26,906,277.07

M/S Stolt Efficiency	USD	41,396,898.32

M/S Stolt Effort	USD	43,548,589.60

M/S Stolt Innovation	USD	23,667,486.07

M/S Stolt Inspiration	USD	24,960,938.67

TOTAL	USD	225,779,737.18

1.2                                                 This Agreement. Subject to the terms and conditions of this Agreement, the Borrower and the Lender have agreed, among other things as follows:

(i)                                     Transfer of Existing Tranches to this Agreement: As from the Drawdown Date, the Existing Tranches shall be subject to the terms and conditions of this Agreement and shall no longer be subject to the Existing Loan Agreement;

(ii)                                  New Financing: The Lender will provide to the Borrower a USD 100,000,000 top up term loan for general corporate purposes; and

(iii)                               Released Vessels: Upon (a) the full repayment of all amounts outstanding under the Existing Loan Agreement in respect of the Released Vessels (other than the Perseverance Tranche), and (b) the transfer of the Existing Tranches to this Agreement as contemplated in sub-clause (i) above, all of the security encumbering the Released Vessels shall be released.

2.                                                       DEFINITIONS AND CONSTRUCTION

2.1                                                 Definitions. In this Agreement the following expressions have the meanings attributed to them below unless the context otherwise requires:

“Advance” means the advance in the amount of USD 100,000,000 to be made by the Lender to the Borrower on the Drawdown Date.

“Agreement” means this Agreement as it may be amended from time to time including its Schedules and the Security Documents.

“Availability Period” means the period commencing on the date on which all of the conditions precedent to the disbursement of the Advance hereunder are satisfied and ending on 15 November 2005.

“Banking Day” means a day, other than a Saturday or a Sunday, on which banks and foreign exchange markets are open for the transaction of business in New York, London and Copenhagen and, in respect of the CIRR Tranche, only, any day on which banks and foreign exchange markets are open for the transaction of business in New York and Copenhagen.

“CIRR” means the rate per annum advised by the Lender to the Borrower to be the USD Commercial Interest Reference Rate as published on or about the fifteenth day of every month by the Danish Agency for the Development of Trade and Industry (Erhvervsfremme Styrelsen) for the relevant maturity.

“CIRR Tranche” means the Existing Tranche allocated to the Vessel M/S Stolt Efficiency.

“Compliance Certificate” means a certificate of SNSA to be provided to the Lender pursuant to Clauses 17.1.1(i) and 17.1.1(ii) in the form set forth in Schedule 5.

“Consolidated Debt” means for the SNSA Group (on a consolidated basis, without duplication and measured on a quarterly basis) at any time, the aggregate value of:

(i)                                      moneys borrowed, plus

(ii)                                notes payable (whether promissory notes or otherwise), plus

(iii)                             amounts raised by acceptance under any acceptance credit facility, plus

(iv)                            amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures or similar instruments, plus

(v)                               the amount of any liability in respect of lease or hire purchase obligations which, according to US GAAP, would be treated as finance or capital leases, plus

(vi)                            all contingent liabilities, including guarantee obligations, related to debt and capital lease obligations of third parties which, according to US GAAP, are considered probable and estimable, plus

(vii)                         subordinated debt, less

(viii)                      the amount of that part of any financial indebtedness for which there is a blocked or restricted Cash deposit which will repay such part of such financial indebtedness.

“Consolidated Interest Expense” means, for the SNSA Group (on a consolidated basis) for the most recent four fiscal quarters of SNSA for which financial statements have been prepared, interest expense (including the interest component of any capital lease obligations) on all Consolidated Debt, determined in accordance with US GAAP.

“Consolidated EBITDA” means, for the SNSA Group (on a consolidated basis) the aggregate value of (i) net income (or net loss), (ii) Consolidated Interest Expense, (iii) provisions for income taxes, (iv) depreciation, amortisation and other non-cash charges deducted in arriving at such net income (or net loss), at any time during the Loan Period as determined in accordance with US GAAP for the most recent four fiscal quarters of SNSA for which financial statements have been prepared, calculated on a pro forma historical basis to include acquisitions.

“Consolidated Tangible Net Worth” means, for the SNSA Group (on a consolidated basis) at the end of the most recent quarter for which financial statements have been prepared, (a) the sum, to the extent shown on SNSA’s consolidated balance sheet, of (i) the amount of issued and outstanding share capital, less the cost of treasury shares of SNSA, plus (ii) the amount of surplus and retained earnings, less (b) intangible assets as determined in accordance with US GAAP.

“Continuing Shipowning Companies” means each of seven limited liability companies, duly incorporated and validly existing under Dutch law, each owning one Continuing Vessel and each being 100 per cent owned by the Borrower.

“Continuing Shipowning Companies Guarantee” means the unlimited, unconditional and irrevocable guarantee issued by the Continuing Shipowning Companies on a joint and several basis (and jointly and severally with the Parent Companies Guarantee) in respect of the Borrower’s obligations under this Agreement in the form of such guarantee attached to this Agreement as Schedule 8.

“Continuing Vessels” means each of:

(i)                                      M/S Stolt Concept;

(ii)                                   M/S Stolt Confidence;

(iii)                                M/S Stolt Creativity;

(iv)                               M/S Stolt Efficiency;

(v)                                  M/S Stolt Effort;

(vi)                               M/S Stolt Innovation;

(vii)                            M/S Stolt Inspiration; and

(viii)                         any vessel which may replace any of the above vessels or itself be replaced as contemplated in Clause 7.2(b).

“Deeds of Release” means the deeds of release appearing on each of the deeds of mortgage presently encumbering the Released Vessels and the Continuing Vessels in favour of the Lenders pursuant to which such deeds of mortgage shall be released as contemplated in Clause 5.5(ii) and 5.5(iii).

“Default Interest” means the Interest required to be paid by the Borrower in accordance with the provisions of Clause 8.12.

“DKK” means Danish Kroner, the lawful currency of the Kingdom of Denmark.

“Drawdown Date” means the Banking Day on which the Borrower has requested that the Advance be disbursed or, as the context requires, the date on which the Advance is actually disbursed.

“Drawdown Notice” means the written notice given by the Borrower pursuant to Clause 5.1 in the form set forth in Schedule 2;

“DSF” means Danish Ship Finance A/S (Danmarks Skibskredit A/S), a Danish limited liability company, duly established and validly existing pursuant to Danish legislation.

“Earnings” means all earnings and monies due and to become due to any of the Continuing Shipowning Companies arising out of any and all present and future charter-parties, including, without limitation, bareboat charterparties, bills of lading, contracts of affreightment, requisition or activities of any of the Continuing Vessels, including all claims for money, loss or damages arising out of the present or future use, chartering, operation or management of any of the Continuing Vessels.

“Earnings Assignment” means the general assignment of Earnings required to be entered into by each of the Continuing Shipowning Companies in favour of the Lender in the form of such assignment set forth in Schedule 11.

“Event of Default” means any of the events listed in Clause 18 of this Agreement.

“Existing Intermediate Companies’ Undertaking” has the meaning ascribed to it in Clause 1.1(iii).

“Existing Loan Agreement” has the meaning ascribed to it in Clause 1.1(i).

“Existing Parent Companies’ Guarantee” has the meaning ascribed to it in Clause 1.1(ii).

“Existing Shipowning Companies Guarantee” has the meaning ascribed to it in Clause 1.1(ii).

“Existing Tranche” has the meaning ascribed to it in Clause 1.1(iv).

“Guarantor” means each of the Parent Companies and the Continuing Shipowning Companies, in its capacity as guarantor of the obligations of the Borrower hereunder pursuant to the terms of the Parent Companies Guarantee or the Shipowning Companies Guarantee, as the case may be.

“Indebtedness” means the outstanding Tranches, as determined by the Lender, together with all Interest, Default Interest, Interest Breakage Costs, and other sums, costs and indemnities payable by the Borrower to the Lender under this Agreement.

“Insurances Assignment” means the assignment of the insurances covering each of the Continuing Vessels required to be entered into by each of the Continuing Shipowning Companies in the form of such assignment set forth in Schedule 10.

“Interest” has the meaning ascribed to it in Clause 8;

“Interest Breakage Costs” means an amount to be calculated from time to time by the Lender as:

(i)                                   for Tranches (other than the CIRR Tranche) with an Interest Period not exceeding 6 months, the loss or gain of breaking any remaining part of the current Interest Period;

(ii)                                for Tranches (other than the CIRR Tranche) with an Interest Period exceeding 6 months, the loss or gain calculated on the basis of a conversion of all remaining (i.e. for the period during which interest has been fixed) interest payments (less the Margin) to 6 months USD LIBOR minus 0.125 per cent (on the date of prepayment), the market rate then prevailing for the remaining part of the Loan, as determined by the Lender, shall be used as discounting rate; and

(iii)                             for the CIRR Tranche, the difference between the outstanding principal amount of the relevant CIRR Tranche and the market value of the CIRR Tranche, which market value shall be calculated by the Lender as the net present value of the aggregate of (i) all outstanding instalments at the time of (p)repayment and (ii) all Interest that would have been payable thereon, using as the discount rate the CIRR applicable at the date of (p)repayment for a period equal to the remaining maturity of the Loan at the time of (p)repayment (or in case of a part prepayment, an amount equal to the proportional part of the above aggregate amount); provided, however, that, if at the time of prepayment the fixing of the CIRR has been abandoned, the discount rate shall be the rate of interest per annum determined by the Danish Central Bank (Danmarks Nationalbank) to be the replacement for CIRR for the relevant maturity.

“Interest Payment Date” means:

(i)                                   for all Tranches (other than the Exiting Tranches (including the CIRR Tranche) and the Perseverance Amounts thereof), only as long as the Interest Rate has been fixed for a period ending on a day which is before the final Repayment Date of the relevant Tranche and subject to Clause 8.10, the last day of the relevant Interest Period and, in respect of any Interest Period of a duration of more than six months, the last Banking Day of every six month period during such Interest Period and the last day of such Interest Period; and

(ii)                                for the Existing Tranches (including the CIRR Tranche) and for the Perseverance Amounts thereof, the dates set forth in respect of such Tranches and the Perseverance Amounts in the table in Clause 8.6(a).

“Interest Period” means each of the successive periods determined in accordance with Clause 8.6 into which the period for which a Tranche or any part thereof is outstanding is divided for the purpose of determining Interest.

“Intermediate Companies” means SNTG-BER, SNI, SNH and SNTG BV.

“Intermediate Companies’ Undertaking” means the undertaking to be entered into by each of the Intermediate Companies in the form of such undertaking set forth in Schedule 9.

“Lender” means DSF and any other bank or financial institution to whom any part of the Loans is owed (by means of syndication, succession, assignment or otherwise).

“LIBOR” means, in relation to any Tranche denominated in USD:

(a)                                    the applicable Screen Rate; or

(b)                                  (if no Screen Rate is available for the Interest Period of that Tranche) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Lender at its request quoted by the leading banks in the London interbank market,

at 11.00am on the date for fixing of the Interest Rate for any Tranche, for the offering of deposits in USD and for a period comparable to the Interest Period for that Tranche.

“Loan Account” means the accounts in the Lender’s books and records relating to this Agreement.

“Loan Period” means the period commencing on the Drawdown Date and ending on the date on which all of the Indebtedness is full and finally repaid.

“Margin” means:

(i)                                   in respect of each Existing Tranche (but not the Perseverance Amount thereof), 0.05% p.a. (zero point zero five per cent per annum),

(ii)                                in respect of the Perseverance Tranche, 0.80% p.a. (zero point eight zero per cent per annum), and

(iii)                             in respect of each New Tranche, 0.72% p.a. (zero point seven two per cent per annum);

in each case to be calculated by the Lender with respect to the relevant Tranche or portion thereof and paid by the Borrower.

“Market Disruption” means that

(a)                                   objective means for fixing LIBOR among prime banks no longer exist; or

(b)                                  the Lender’s cost of obtaining matching deposits in the interbank market would exceed LIBOR.

“Mortgage” means the first priority ship mortgage(s) over all 64/64th shares in each of the Continuing Vessels registered with the Cayman Islands Ship Registry and the related Deed(s) of Covenants which Mortgage and Deed of Covenants shall be in the form of Mortgage and Deed of Covenants attached hereto as Schedule 12 and which shall secure an amount at least equal to the full amount of the Indebtedness.

“New Tranche” means, in respect of each of the Continuing Vessels, such Continuing Vessel’s Proportion of the Advance to be attributed to it on the Drawdown Date as shown in the table set forth below, or, as the case may be, the outstanding principal amount of such Tranche from time to time:

Continuing Vessel	New Tranche

M/S Stolt Concept	USD	15,186,547.56

M/S Stolt Confidence	USD	13,504,992.12

M/S Stolt Creativity	USD	14,030,478.19

M/S Stolt Efficiency	USD	14,555,964.27

M/S Stolt Effort	USD	15,186,547.56

M/S Stolt Innovation	USD	13,504,992.12

M/S Stolt Inspiration	USD	14,030,478.19

“Parent Companies” means SNSA, SNTG-LIB, SNTG-BER, SNI, SNH and SNTG BV.

“Parent Companies Guarantee” means the unlimited, unconditional and irrevocable guarantee issued by the Parent Companies on a joint and several basis (and jointly and severally with the Continuing Shipowning Companies Guarantee) in respect of the Borrower’s obligations under this Agreement in the form of such guarantee attached to this Agreement as Schedule 7.

“Perseverance Amount” means, in respect of each Existing Tranche, the amount thereof comprised of the portion of the Perseverance Tranche allocated to such Existing Tranche as described in Clause 1.1(iv).

“Perseverance Tranche” shall have the meaning ascribed thereto in Clause 1.1(iv).

“Potential Event of Default “ means any event which, with the giving of notice, passage of time, determination of materiality or satisfaction of other conditions, could become an Event of Default.

“Proportion” means, in respect of each of the Continuing Vessels, the proportion between such Vessel’s Vessel Value and the aggregate Vessel Values of all of the Continuing Vessels determined in connection with the signing of this Agreement.

“Release Letter” means (i) the letter substantially in the form of letter attached hereto as Schedule 4a pursuant to which the security presently encumbering the Released Vessels in favour of the Lenders is released as contemplated in Clause 5.5(ii) or (ii) the letter substantially in the form of letter attached hereto as Schedule 4b pursuant to which the mortgages and assignments of insurances presently encumbering the Continuing Vessels in favour of the Lenders is released as contemplated in Clause 5.5(iii).

“Released Vessels” means each of:

(i)                                      M/S Stolt Dipper;

(ii)                                   M/S Stolt Guillemot;

(iii)                                M/S Stolt Kite;

(iv)                               M/S Stolt Kittiwake;

(v)                                  M/S Stolt Perseverance;

(vi)                               M/S Stolt Petrel; and

(vii)                            M/S Stolt Tern.

“Repayment Date” means each date on which a portion of any Tranche is required to be repaid as set forth in the repayment schedule for each Continuing Vessel attached to this Agreement as Schedule 6.

“Screen Rate” means the British Bankers Association Interest Settlement Rate for the relevant currency and period and displayed on the appropriate page of the Telerate, Reuters or Bloomberg screen or such other screen as is customarily used for that purpose for Dollars.

“Security Documents” means the Parent Companies Guarantee, each of the Continuing Shipowning Companies’ Guarantees, the Intermediate Companies’ Undertaking, the Mortgage(s) and Deed(s) of Covenant, the Insurances Assignment, the Earnings Assignment and each other document from time to time creating security for any of the obligations and liabilities of the Borrower under this Agreement.

“SNH” means Stolt-Nielsen Holdings B.V., a limited liability company, duly incorporated and validly existing under Dutch law, being 100 per cent owned by SNI and itself owning the entire share capital of SNTG BV.

“SNI” means Stolt-Nielsen Investments N.V., a limited liability company, duly incorporated and validly existing under Netherlands Antilles law, being 100 per cent owned by SNTG-BER, and itself owning the entire share capital of SNH.

“SNSA” means Stolt Nielsen S.A., a company duly incorporated and existing under the laws of the Grand Duchy of Luxembourg, owning the entire share capital of SNTG-LIB.

“SNSA Group “ means SNSA and each of its direct or indirect Subsidiaries.

“SNTG BV” means Stolt-Nielsen Transportation Group B.V., a limited liability company duly incorporated and validly existing under Dutch law, being 100 per cent owned by SNH and itself owning the entire share capital of the Borrower.

“SNTG-BER” means Stolt-Nielsen Transportation Group Ltd., an exempted limited liability company duly incorporated and existing under the laws of Bermuda, being 100 per cent owned by SNTG-LIB, and itself owning the entire share capital of SNI.

“SNTG-LIB” means Stolt-Nielsen Transportation Group Ltd., a company duly incorporated and existing under the laws of the Republic of Liberia, being 100 per cent owned by SNSA and itself owning the entire share capital of SNTG-BER.

“Subsidiary” means a company in which a person from time to time directly or indirectly:

(a)                                   holds or controls the majority of the shares or the voting rights;

(b)                                  has the right to appoint or remove the majority of the board of directors or, the management board; or

(c)                                   has the right to exercise a dominant influence on the basis of the articles of association, an agreement or otherwise.

“Total Loss” means in relation to a Vessel:

(i)                              the actual, agreed, constructive, compromised or arranged total loss of the Vessel;

(ii)                           the abandonment or condemnation of the Vessel;

(iii)                        the requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Vessel by any government entity or other competent authority, whether de jure or de facto other than for hire; or

(iv)                       hijacking, theft, condemnation, capture, detention, confiscation or other incidents provided any such incident is adequately covered by the insurances taken out for the Vessel.

“Tranche” means each Existing Tranche and each New Tranche.

“USD” means United States Dollar, the lawful currency of the United States of America.

“US GAAP” means the generally accepted accounting principles in the United States of America, from time to time in effect.

“Vessel Value” means, in respect of a Continuing Vessel, the fair market value of the Vessel determined at any such time as the Lender may select, however, if no Event of Default has occurred and is continuing only twice annually, as the average of the valuations provided by two independent sale and purchase shipbrokers appointed by the Lender from among the shipbrokers listed on Schedule 14, such valuations to be made with or without physical inspection of the Vessel (as the Lender may reasonably require), on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer and on an “as is where is” basis free of any existing charter or other contract of employment, for use in the parcel tanker trade. One appraisal per year shall be paid for by the Borrower.

“Vessel Value to Loan Ratio” means the ratio of (i) the aggregate Vessel Values of all of the Continuing Vessels to (ii) the aggregate outstanding Indebtedness (including, without limitation, principal, Interest, Default Interest, Interest Breakage Costs and fees) under this Agreement.

2.2                                                 Construction. Clause headings are for ease of reference only. Words in the singular number include the plural and vice versa. References to Clauses and Schedules are references, respectively, to the Clauses and Schedules of this Agreement. References to any document include such document’s schedules and related security documents, if any, and are to such document, it schedules and security documents, as amended from time to time.

3.                                                       THE ADVANCE

3.1                                                 Commitment; Availability Period. Subject to the terms and conditions of this Agreement, the Lender agrees to make the Advance available to the Borrower during the

Availability Period. If Notice of Drawdown has not been given within such time as to require funding of the Advance on or before the last Banking Day of the Availability Period, the Lender’s commitment to make the Advance available shall automatically be cancelled.

3.2                                                 Purpose. The Advance shall be applied by the Borrower for general corporate purposes.

3.3                                                 No liability for the Finance Parties. The Lender shall not be required to monitor or verify the application of any amount borrowed pursuant to this Agreement and the Lender shall have any liability for the use of any amount borrowed pursuant to this Agreement.

3.4                                                 Limitation of Lender’s liability. The Lender can in no case be made liable for damage or loss due to legal provisions, public measure or the like, actual or imminent war or similar situations, revolt, civil unrest, natural catastrophe, strike, lockout, boycott or blockades, irrespective of whether the Lender is himself party to conflicts arising and irrespective of whether any conflicts arising affect only part of the functions of the Lender. The Lender cannot in any way be made liable for the consequences of any circumstances beyond its control, and the Lender cannot in any way be made liable for any consequential damages.

4.                                                       CONDITIONS PRECEDENT

4.1                                                 On or prior to signing. Contemporaneously with or prior to the signing of this Agreement, the Borrower shall have delivered to the Lender all of the documents and other evidence listed in Part A of Schedule 3 in form and substance satisfactory to the Lender.

4.2                                                 Conditions precedent to the Advance. The Lender shall be under no obligation to accept or act in accordance with a Drawdown Notice, unless the Lender has received all of the documents and other evidence listed in Part B of Schedule 3 in form and substance satisfactory to it not later than at 10:00 a.m. on the day which is three Banking Days prior to the Drawdown Date.

4.3                                                 Additional conditions precedent. The obligation of the Lender to make the Advance available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for the Advance and on the Drawdown Date for the Advance:

(i)                                     the representations and warranties contained in Clause 16.1 are true and correct and not misleading in any material respect and will be true and correct and not misleading in any material respect immediately after the Drawdown Date;

(ii)                                  no Event of Default or Potential Event of Default has occurred and is continuing or would result from the making of the Advance;

(iii)                               no Event of Default (as such term is defined in the Existing Loan Agreement) or event which with the giving of notice, passage of time, determination of materiality or satisfaction of other conditions would become such an Event of Default under the Existing Loan Agreement has occurred and is continuing;

(iv)                              no event has occurred which in the reasonable discretion of the Lender constitutes a material adverse change in the position (financial or otherwise) of the Borrower or any of the Guarantors;

(v)                                 no Market Disruption shall be continuing on the such dates;

(vi)                              there shall have occurred no unforeseen changes in legislation or regulation or other events outside the control of the Lender which have the effect of either preventing the Lender from disbursing the Advance or materially increasing the Lender’s cost of disbursing, funding or maintaining the Advance; and

(vii)                           all terms and conditions of this Agreement shall have been fulfilled and continue to be fulfilled in a manner satisfactory to the Lender.

4.4                                                 Waiver of conditions precedent. The conditions specified in this Clause 4 are solely for the benefit of the Lender and may be waived in whole or in part and with or without conditions by the Lender.

5.                                                       DRAWDOWN AND EXISTING FINANCING

5.1                                                 Notice of Drawdown. If all of the conditions precedent to the availability of the Advance have been satisfied, the Borrower may deliver the Drawdown Notice to the Lender requesting the Advance to be made to it in full, such Drawdown Notice to be received by the Lender no later than 10 a.m. Copenhagen time three (3) Banking Days prior to the proposed Drawdown Date.

5.2                                                 Disbursement of the Advance. Subject to the terms of this Agreement, the Lender shall disburse the Advance to the Borrower on the Drawdown Date by paying the proceeds thereof, less any fees permitted to be deducted therefrom, to the Borrower’s account as specified in the Drawdown Notice.

5.3                                                 Irrevocability. Once delivered, the Drawdown Notice shall be irrevocable and the Borrower shall be bound to borrow in accordance therewith.

5.4                                                 Indemnification. The Borrower shall on demand pay and indemnify the Lender for all costs, losses and expenses incurred by the Lender (including, without limitation, Interest Breakage Costs, in the event that the Borrower, whether by reason of or failure to satisfy any condition precedent or otherwise, fails to draw the Advance following the delivery of the Drawdown Notice, except if such failure to satisfy a condition results from an action or failure to act by the Lender.

5.5                                                 The Existing Financing. On the Drawdown Date, immediately following the disbursement of the Advance, the following shall occur:

(i)                                     Transfer of Existing Tranches to this Agreement: the Existing Tranches (including the Perseverance Amount thereof) shall cease to be subject to the Existing Agreement and shall become subject to the terms and conditions of this Agreement as if they had been originally advanced to the Borrower hereunder;

(ii)                                  Termination of existing security over the Released Vessels: each of the Existing Parent Companies’ Guarantee, the Existing Shipowning Companies Guarantees, the mortgages and deeds of covenant encumbering the Released Vessels, the insurances assignments in respect of the insurances covering the Released Vessels and the earnings assignments in respect of the earnings of each of the Released Vessels shall be terminated and the Released Vessels released from any and all security in respect thereof existing in favour of the Lender by way of the Lender’s execution and delivery to the Borrower of a Release Letter (in the form of Schedule 4a) and the relevant Deeds of Release, or such other release documents as the Borrower may reasonably request from, and provide to, the Lender;

(iii)                               Termination of certain of the existing security over the Continuing Vessels: each of the mortgages presently encumbering the Continuing Vessels and the insurances assignments presently covering the insurances in respect of the Continuing Vessels (together, the “Continuing Vessels’ Released Security”) shall be released and reassigned by way of the Lender’s execution and delivery to the Borrower of a Release Letter in the form of Schedule 4b and the relevant Deeds of Release, or such other release documents as the Borrower may reasonably request from, and provide to, the Lender; provided, however, that such releases and reassignments shall be conditioned and effective upon the simultaneous taking effect of the Mortgages and the Insurances Assignment and, notwithstanding such releases and reassignments, until the Mortgages and the Insurances Assignment have become fully effective and are perfected, the Continuing Vessels’ Released Security shall remain in full force and effect as between the parties.

5.6                                                 The Tranches. As of the Drawdown Date, following the implementation of the terms of this Clause 5, the outstanding principal amount of each Tranche shall be as indicated in the repayment schedules attached hereto as Schedule 6.

6.                                                       REPAYMENT

6.1                                                 Repayment schedules. The Borrower shall repay each Tranche on the Repayment Dates and in the amounts set forth in the repayment schedules attached hereto as Schedule 6.

6.2                                                 Other repayments. Notwithstanding the provisions of Clause 6.1 above, (i) any outstanding balance of the Indebtedness shall be repaid in full on demand of the Lender in accordance with the provisions of Clause 18.2 upon the occurrence of an Event of Default, and (iii) any and all outstanding Indebtedness shall be repaid in full on the tenth anniversary of the Drawdown Date.

7.                                                       PREPAYMENT

7.1                                                 Voluntary prepayment. The Borrower shall be entitled to prepay the whole or any part of the Loan on the last Banking Day of any Interest Period provided that:

(i)                                     the Lender shall have received a written notice of such prepayment not less than five Banking Days prior to such date specifying the amount of such prepayment and the intended prepayment date, such notice, once delivered, shall be irrevocable and oblige the Borrower to make the notified prepayments;

(ii)                                  the amount of such prepayment shall be equal to a minimum of USD 500,000 or a whole multiple thereof or the full amount of one or more Tranches or the full amount of the Indebtedness;

(iii)                               prepayments shall be applied to reduce the repayment instalments indicated in Schedule 6 pro rata, provided, however, that the Borrower may elect to prepay the full amount of the Existing Tranche and the New Tranche in respect of one or more Vessels in which case such prepayments shall be applied in full and final satisfaction of the relevant Tranche(s); and

(iv)                              any prepayment shall be made together with accrued Interest (including Margin) on the amount prepaid, Interest Breakage Costs, if any, and all other sums payable thereon under the terms of this Agreement.

7.2                                                 Mandatory Prepayment.

(a)                          Total Loss. If a Vessel becomes a Total Loss, the Borrower shall:

(i)                           within six (6) months after such Total Loss has occurred prepay the outstanding amount of the Existing Tranche and the New Tranche relevant to such Vessel which is not covered by insurance; and

(ii)                        repay such part of such Existing Tranche and New Tranche, which, in the reasonable opinion of the Lender, is covered by insurance on the earlier of (i) the date on which payment is received from the insurers and (ii) twelve (12) months after the Total Loss occurred.

(b)                         Sale of a Vessel to third party. If the Borrower shall sell a Vessel, the Borrower shall prepay the Existing Tranche and the New Tranche relevant to such Vessel in full on the date such sale shall take effect. In the event of a sale of a Vessel, the Lender shall not be obliged to release the mortgage or any other of the security provided under the Security Documents in its favour over such Vessel unless the Lender is fully satisfied that the full amount of the Existing Tranche and the New Tranche relevant to such Vessel shall be received by the Lender contemporaneously with such release of the mortgage.

(c)                          Application of Mandatory Prepayments. Any mandatory prepayment in accordance with this Clause 7.2 shall be applied to reduce the repayment instalments in respect of the Tranches relevant to the Vessel which has suffered a Total Loss or the sold Vessel in the inverse order of maturity.

(d)                       Waiver of Mandatory Prepayment, acceptance of replacement vessel. Notwithstanding the above provisions of this Clause 7.2 and provided always that following the application of this sub-clause (d), the Vessel Value to Loan Ratio is equal to or greater than 125%, upon the request of the Borrower, the Lender may, in its sole and exclusive discretion:

(i)                                     agree (which agreement shall not be unreasonably withheld) that no mandatory prepayment is required pursuant to this Clause 7.2 in view of the fact that it is sufficiently secured by the remaining Continuing Vessels; or

(ii)                                  accept (which acceptance shall not be unreasonably withheld) a replacement vessel for the vessel that has suffered a Total Loss or is to be sold, such replacement vessel to be of at least the same age, condition and market value as the sold vessel or vessel that has suffered a Total Loss.

If a replacement vessel is provided, the relevant shipowning company shall create a first priority ship mortgage over all 64/64th shares in such vessel and enter into a related deed of covenants, a first priority assignment of insurances and a first priority assignment of earnings in respect of such replacement vessel in each case in favour of the Lender as security for the Indebtedness under this Agreement and substantially in the form of the Mortgage (including the Deed of Covenants), Insurances Assignment and Earnings Assignment, respectively. All costs and expenses incurred in connection therewith, including without limitation, the costs and expenses of legal counsel to the Lender, shall be for the account of the Borrower.

(e)                          M/S Stolt Efficiency. If the vessel M/S Stolt Efficiency suffers a Total Loss or is to be sold, the full amount of the CIRR Tranche shall be repaid. The options set forth in sub-clause (d) above shall only be relevant with respect to the New Tranche allocated to the M/S Stolt Efficiency.

7.3                                                 No Re-borrowing. Amounts which are repaid or prepaid may not be re-borrowed.

7.4                                                 Release of Security. In the event of a voluntary or mandatory final prepayment of the full amount of the Existing Tranche and the New Tranche in respect of any Continuing Vessel, subject always to Clause 7.2(b), (i) the mortgage and deed of covenant covering the Continuing Vessel to which such Tranches pertain shall be released by way of the signing by the Lender of the deed of release appearing on such mortgage, and (ii) the Insurances Assignment and the Earnings Assignment (in each case to the extent only that they relate to the Continuing Vessel to which such Tranches are allocated) shall be released by way of the signing by the Lender and delivery to the Borrower of a release letter substantially in the form of such letter attached to the Insurances Assignment as Schedule 1.

8.                                                       INTEREST AND INTEREST PERIODS

8.1                                                 Payment of Interest. On each Interest Payment Date the Borrower shall pay accrued Interest on the Loan to the Lender.

8.2                                                 Interest rate.

(i)                                   The New Tranches. The rate of interest applicable to each New Tranche for the duration of the Loan Period shall be the fixed rate per annum equal to 4.85% (four point eight five per cent) plus the Margin.

(ii)                                The Perseverance Amount of each Existing Tranche. The rate of interest applicable to the Perseverance Amount of each Existing Tranche during each Interest Period ending on or prior to 1 November 2007 shall be 5.81% per annum (five point eight one per cent per annum). The rate of interest applicable to the Perseverance Amount of each Existing Tranche for each Interest Period ending after 1 November 2007 shall be the rate per annum determined by the Lender as the aggregate of the Margin and LIBOR.

(iii)                             The Existing Tranches. The rate of interest applicable to each Existing Tranche (excluding the Perseverance Amount thereof) shall be as follows:

(a)                                             Concept: in respect of the Existing Tranche (excluding the Perseverance Amount thereof) allocated to the Vessel M/S Stolt Concept, throughout the Loan Period, the fixed rate of 6.045 % per annum (six point zero four five per cent per annum) plus the Margin;

(b)                                            Confidence: in respect of the Existing Tranche (excluding the Perseverance Amount thereof) allocated to the Vessel M/S Stolt Confidence, throughout the Loan Period, the fixed rate of 6.60% per annum (six point six zero per cent per annum) plus the Margin;

(c)                                             Creativity: in respect of the Existing Tranche (excluding the Perseverance Amount thereof) allocated to the Vessel M/S Stolt Creativity, throughout the Loan Period, the fixed rate of 6.38 % per annum (six point three eight per cent per annum) plus the Margin;

(d)                                            Efficiency: in respect of the Existing Tranche (excluding the Perseverance Amount thereof) allocated to the Vessel M/S Stolt Efficiency, throughout the Loan Period, the fixed rate of 8.5228 % per annum (eight point five two two eight per cent per annum) plus the Margin;

(e)                                             Effort: in respect of the Existing Tranche (excluding the Perseverance Amount thereof) allocated to the Vessel M/S Stolt Effort, during each Interest Period ending on or prior to 1 December 2006, the fixed rate of 5.42% per annum (five point four two per cent per annum) and during each Interest Period ending after 1 December 2006, LIBOR plus the Lender’s cost of funding fixed at 0.3% per annum (zero point three per cent per annum) plus the Margin;

(f)                                               Innovation: in respect of the Existing Tranche (excluding the Perseverance Amount thereof) allocated to the Vessel M/S Stolt Innovation, throughout the Loan Period, the fixed rate of 6.35% per annum (six point three five per cent per annum) plus the Margin;

(g)                                            Inspiration: in respect of the Existing Tranche (excluding the Perseverance Amount thereof) allocated to the Vessel M/S Stolt Inspiration, throughout the Loan Period, the fixed rate of 6.60% per annum (six point six zero per cent per annum) plus the Margin.

8.3                                                 Accrual of Interest. Interest at the rate determined in accordance with Clause 8.2 shall (i) accrue from and including the first day to but excluding the last day of an Interest Period and (ii) be paid in arrears on each Interest Payment Date.

8.4                                                 Calculations. All sums falling due hereunder by way of Interest and/or Default Interest will be calculated by the Lender, (i) in respect of all Tranches other than the CIRR Tranche, on the basis of the actual number of days elapsed (365) over a year of 360 days, and (ii) in respect of the CIRR Tranche, on the basis of a year of 360/360 (three hundred and sixty) days.

8.5                                                 Fixing of Interest. The Lender and the Borrower may from time to time agree to fix fluctuating interest rates in respect of (i) the Perseverance Amount of each Existing Tranche, (ii) each New Tranche for which the applicable rate of interest has not been fixed for the entire Loan Period, and (iii) the Existing Tranche allocated to the Vessel M/S Stolt Effort to the extent it has not been fixed, for periods agreed upon between them. Such fixing shall be made on terms acceptable to the Lender and the terms of the form of Interest Fixing Agreement attached hereto as Schedule 13 shall apply with such amendments as may be requested by the Lender.

8.6                                                 Duration of Interest Periods.

(a)                          Existing Tranches (excluding Perseverance Amounts) and Perseverance Amounts. The Interest Periods in respect of each Existing Tranche (excluding the Perseverance Amount thereof, but, for the avoidance of doubt, including the CIRR Tranche) and for the Perseverance Amounts of each Existing Tranche shall be each successive period of six months ending on the interest payment dates set forth below:

Tranche Allocated to the Vessel/ Perseverance Amounts	Interest Payment Dates

M/S Stolt Concept	25 May and 25 November

M/S Stolt Confidence	25 May and 25 November

M/S Stolt Creativity	25 May and 25 November

M/S Stolt Efficiency	25 May and 25 November

M/S Stolt Effort	1 June and 1 December

M/S Stolt Innovation	25 May and 25 November

M/S Stolt Inspiration	25 May and 25 November

Perseverance Amounts of each Existing Tranche	1 May and 1 November

(b)                         New Tranches. The Interest Periods in respect of each New Tranche for which the interest rate has been fixed shall be each successive period of six months ending on 1 May and 1 November. If the Borrower does not accept the proposed fixed rate for the New Tranches, then each Interest Period in respect of the New Tranches shall be of a duration of one (1), three (3), six (6), nine (9) or twelve

(12) months as may be selected by the Borrower in the Drawdown Notice or afterwards by notice to the Lender no later than 03.00 p.m. Copenhagen time three (3) Banking Days prior to the expiration of the then current Interest Period or such longer period as may be agreed by the Borrower and the Lender; provided, however, that there shall be no more than three one month Interest Periods in any calendar year. If the Borrower fails to select an Interest Period in accordance with this Clause 8.6(b), the Borrower shall be deemed to have selected an Interest Period of six months.

8.7                                                 Current Interest Periods in respect of Existing Tranches. The Interest Period in respect of each of the Existing Tranches and the Perseverance Amounts thereof in course at the Drawdown Date shall continue uninterrupted, notwithstanding the transfer of such Tranche from the Existing Loan Agreement to this Agreement.

8.8                                                 First Interest Periods in respect of New Tranches. The first Interest Period in respect of the New Tranches for which the interest rate has not been fixed shall commence on the Drawdown Date and shall end on the date selected by the Borrower in the Drawdown Notice and each succeeding Interest Period shall commence on the last day of the immediately preceding Interest Period. The last Interest Period shall end on the last Repayment Date.

8.9                                                 Adjustment of Interest Periods. If any Interest Period in respect of any Tranche includes one or more Repayment Date(s) in respect of that Tranche, then such Interest Period shall relate only to the part of the Tranche that is not to be repaid on the Repayment Date(s) falling within the elected Interest Period. For each part of the Tranche which shall be repaid on a Repayment Date falling within the elected Interest Period, a separate Interest Period shall apply and such Interest Period shall be deemed to expire on the Repayment Date applicable to such part of the Tranche and the interest rate for such part of the Tranche shall be determined accordingly.

8.10                                           Non-Banking Days. If any Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day, unless that day falls in the next calendar month, in which event such Interest Period shall instead end on the immediately preceding Banking Day of the calendar month.

8.11                                           Last Day of the Month. If an Interest Period commences on the last Banking Day of a calendar month or if there is no corresponding day in the month in which it is to end, it shall end on the last Banking Day of the relevant calendar month.

8.12              Default Interest. Without prejudice to the other provisions of this Agreement, if the Borrower fails to pay when due any sum due or to become due hereunder, the Borrower shall pay, from the date when such sum fell due until the date on which it is paid, Default Interest on the unpaid sum at an annual rate to be calculated by the Lender as the higher of the aggregate of the Lender’s actual cost of funding or the six months’ LIBOR plus 2% (two per cent) per annum, except for the CIRR Tranche for which the Default Interest shall be the higher of the aggregate of the Lender’s actual cost of funding or the rate of Interest otherwise applicable to the CIRR Tranche plus 2% (two per cent) per annum, in each case such rate to be determined for an Interest Period as the Lender may determine. Default Interest shall be payable on demand and at a minimum on a monthly basis.

9.                  FEES AND COSTS

9.1                Arrangement Fee. The Borrower shall pay to the Lender a non-refundable arrangement fee in the aggregate amount of USD 300,000 (equal to 0.30% of the maximum amount of the Advance). Such fee shall be paid in immediately available USD denominated funds to the Lender on the Drawdown Date by way of deduction from the Advance.

9.2                Commitment Fee. The Borrower shall pay to the Lender, in arrear on the Drawdown Date by way of deduction from the Advance, a commitment fee equal to 0.10% per annum applied to the full amount of the Advance calculated for the period from and including 16 September 2005 to but excluding the Drawdown Date; provided, however, that such commitment fee shall not be payable for any period exceeding 30 days.

9.3                Professional fees, court fees, duties etc. The Borrower shall pay any and all lawyer’s fees, stamp duties, court fees, notarisation fees and official duties or fees incurred by the Lender in any jurisdiction in connection with the negotiation, entering into and bringing into effect of the Agreement and the establishment and registration of the Security Documents and other documents provided hereunder.

9.4                Out-of-pocket expenses. In addition to the other payments provided for in this Agreement, the Borrower shall reimburse the Lender on demand for all costs and out-of-pocket expenses (including market valuation expenses, legal expenses, translations and costs to external advisers and experts) incurred by the Lender in connection with the execution, enforcement or attempted enforcement of, or preservation or maintenance or attempted preservation or maintenance of, any rights under this Agreement or the Security Documents or in connection with the granting of any consent or the entering into of any amendment or waiver in connection with this Agreement or any of the Security Documents.

9.5                Maintenance, insurance etc. In respect of any asset or right included or referred to in the Security Documents the Borrower shall further pay maintenance, repair, insurance cover, surveillance, costs to prevent or release arrest, all expenses, including legal expenses reasonably incurred by the Lender and other costs to external advisers as well as any other expenses incurred by the Lender as the result of any Event of Default.

10.                TAXES

10.1              No deductions; gross-up. All payments (whether of principal, Interest or otherwise) to be made by the Borrower to the Lender shall be made in full without set-off or counterclaim and free and clear of and without withholding or deduction for any taxes (except for local income tax on the Lender’s general income), levies, duties, charges, fees, deductions or withholdings of any nature now or hereinafter imposed on the Borrower or on the Lender. If at any time applicable law requires the Borrower or the Lender to make any such payment, deduction or withholding, the sum due from the Borrower shall be increased to the extent necessary to ensure that the Lender receives and retains a sum equal to the sum which it would have received had no such payment, deduction or withholding been required.

10.2              Prompt payment over to authorities; receipts. The Borrower shall pay the full amount deducted or withheld to the appropriate taxing authority or other agency within the time allowed for such payment under applicable law, and the Borrower shall hold the Lender harmless from any liability in respect of delay or failure by the Borrower to pay any such taxes or withholdings, provided the Borrower has received timely notice from the Lender. The Borrower shall deliver to the Lender within 30 days after it has made any payment from which it is required by law to make any deduction or withholding a receipt issued by the applicable tax or other authority evidencing the deduction or withholding.

10.3              No interference with Lender’s tax affairs. Nothing herein shall:

(i)            require the Lender to disclose to the Borrower any details of, or any information regarding, its tax affairs; or

(ii)           interfere with, or in any way effect, the right of the Lender to arrange its tax affairs in whatever manner it thinks fit in its absolute discretion.

10.4              No obligation to claim relief. The Lender shall not be under any obligation whatsoever to claim relief in respect of any tax payment, either at all or in priority to any other reliefs, claims or credits available to it.

11.                INCREASED COSTS AND ILLEGALITY

11.1              Increased costs. If by reason of the introduction of or change in any applicable law, regulation or ruling (whether or not having the force of law) or by reason of any other circumstances affecting the Lender, including but not limited to the introduction or any change in the official reserve, special deposit requirements or capital adequacy requirements for the Lender in connection with loans similar to this Loan the cost of the Lender of making, funding or maintaining the Loan is increased or any other condition is imposed on the Lender, then the Borrower shall on demand indemnify the Lender in respect of such increased cost or against the effects of any such other condition. The Lender shall co-operate with the Borrower with a view to reducing such increased costs. Without prejudice to the Borrower’s indemnification obligations pursuant to this Clause 11.1, the Borrower may exercise its prepayment rights under Clause 7.1.

11.2              Illegality. In the event that it becomes unlawful for the Lender to maintain the Loan by reason of any change after the date of this Agreement in any law, regulation or directive, then the Borrower shall on demand prepay the Indebtedness to the Lender in accordance with Clause 7.

12.                SECURITY

12.1              Security Documents. The Indebtedness and all sums due now or hereafter to the Lender under this Agreement, the Security Documents or otherwise whether actual or contingent shall be and are hereby secured by the following security which shall be provided by the Borrower to the Lender in form and substance acceptable to the Lender, and where appropriate, registered and/or notified to obtain perfection and priority against third parties:

(i)            the Parent Companies Guarantee;

(ii)           the Continuing Shipowning Companies Guarantee;

(iii)          the Intermediate Companies Undertaking;

(iv)         the Mortgage(s);

(v)          the Earnings Assignment covering the earnings of each of the Continuing Vessels which shall be unperfected but which shall be perfected by way of delivery of a notice of assignment to all relevant charterers and the obtaining of acknowledgements thereof from such charterers upon the request of the Lender following the occurrence of an Event of Default;

(vi)         the Insurances Assignment.

12.2              Release of security. All of the security created by the Security Documents referred to in Clause 12.1 shall be maintained as long as any Indebtedness is outstanding. Only upon the full, irrevocable and unconditional payment of the Indebtedness outstanding under this Agreement, shall the Lender be obliged to release the security created by the Security Documents; provided, however, that, as contemplated in Clause 7.2 and Clause 7.4, the Lender will release the Mortgage, the Insurances Assignment and the Earnings Assignment encumbering a Continuing Vessel in connection with the full and final prepayment of the Existing Tranche and the New Tranche relevant to such Continuing Vessel.

13.                NEGATIVE PLEDGE

13.1              The Continuing Vessels and the Borrower’s and Continuing Shipowning Companies assets. For as long as any Indebtedness is outstanding, neither the Borrower nor any of the Continuing Shipowning Companies shall create or permit to exist any encumbrance over any of the Continuing Vessels, their Earnings or insurances or any of their respective other assets or income, other than pursuant to the Security Documents.

13.2              Shares of the Borrower and the Guarantors (other than SNSA). For as long as any Indebtedness is outstanding, no pledge or other form of security in respect of the shares of any of the Guarantors (other than SNSA) or the Borrower shall be created or permitted to exist, except with the prior written consent of the Lender. The Borrower and each Guarantor shall take all action within their power to ensure compliance with this Clause 13.2.

14.                INSURANCE

14.1              Type of insurance coverage. The Borrower and each of the Shipowning Companies shall ensure that as long as any Indebtedness is outstanding, the following insurances shall be maintained in full force and effect in respect of each Continuing Vessel and any replacement vessel as contemplated in Clause 7.2(d):

(i)            hull and machinery insurance, including insurance against actual, agreed, constructive or compromised total loss;

(ii)           war risk insurance, including blocking and trapping insurance covering both hull and deprivations;

(iii)          protection and indemnity insurance, including freight, demurrage, oil pollution and defence;

(iv)         mortgagee interest insurance in favour of the Lender for such insurance sums as the Lender may reasonably request; and

(v)          such additional insurances as the Lender in its sole reasonable discretion may request; provided that the requested insurances are common for vessels similar to the Continuing Vessels.

14.2              Insured amounts. All insurances shall be denominated in USD. Hull and machinery and war risks insurance shall be effected for the higher of the full Vessel Value of each relevant vessel or 120% (one hundred and twenty per cent) of the aggregate principal amount outstanding under the Existing Tranche and the New Tranche in respect of the relevant Continuing Vessel or replacement vessel, as the case may be. For Existing Tranches and New Tranches for which the rate of interest has been fixed, the insured amounts for hull and machinery and war risks insurance shall be determined taking into account the market value of the portion of the relevant Tranche for which the rate of interest has been fixed.

14.3              Insurers. The Borrower shall ensure that all insurances are taken out with first class international insurers and brokers and on such terms and conditions as the Lender shall have previously approved in writing.

14.4              Loss payable, notices of assignment, notice of cancellation clauses. The Borrower shall ensure that the insurance policies contain loss payable clauses, notice of material changes, notice of assignment clauses and notice of cancellation clauses acceptable to the Lender, all such clauses to be endorsed on the policies. The Borrower shall ensure that all insurance policies or cover notes have clauses to the effect that any and every sum receivable in the event of a Total Loss and any and every sum receivable in respect of partial damage claims exceeding USD 1,000,000 (United States Dollars one million) can only be paid to the Borrower subject to the prior written consent of the Lender, which consent shall not be unreasonably withheld.

14.5              Information. The Borrower will supply the Lender from time to time on request (and in any event at least annually) with such information as the Lender may in its sole discretion require with regard to the insurance and the brokers, underwriters, insurers associations or clubs through or with which the insurances are placed.

14.6              Payment of premiums; renewal. The Borrower shall duly pay or procure the payment of all premiums, calls and contributions and all other sums at any time payable in connection with the insurances and shall, no later than 14 days (or in the case of war risk insurance no later than 7 days) before the expiry of any of the insurances, renew the same or procure the renewal of the same and shall immediately notify the Lender of such renewals once effected and at any time, if required by the Lender, shall provide the Lender with evidence satisfactory to the Lender in its discretion that all premiums, calls, contributions and other sums payable in respect of the insurances have been duly and punctually paid and that all declarations and notices required to be given by the owners or by the charterers to brokers, underwriters, insurers associations or clubs have been duly given.

14.7              Lender’s rights in case of Borrower’s failure. In the event that the Borrower shall fail to take out or maintain the insurances referred to in Clause 14.2 or to promptly pay premiums as required hereunder, the Lender, on behalf of the Borrower or on behalf of the Shipowning Companies, may take out such insurances and pay the premiums and the Borrower shall, on demand, reimburse the Lender for any amounts so paid.

14.8              MII Insurance. In lieu of the Borrower’s purchasing or causing to be purchased mortgagee interest insurance in respect of the Continuing Vessels and any replacement vessel, the Lender may, in its sole discretion and at the sole cost and expense of the Borrower, purchase such insurance from such insurers and through such brokers as the Lender shall in its sole discretion decide. Such insurance shall be entered into on terms, which shall substantially correspond to the standard terms prevailing in the market at the relevant time.

15.                PAYMENTS AND CALCULATIONS

15.1              No deductions; timing. All payments made by the Borrower hereunder shall be made unconditionally without right of set-off or counterclaim and without any withholding or deduction whatsoever. All payments shall be received by the Lender for value at 10.00 a.m. local time on the relevant date at the place of payment in immediately available freely transferable and convertible funds to such account(s) as the Lender may from time to time notify to the Borrower.

15.2              Maintenance of Loan Account. The Lender shall open and maintain on its books a Loan Account in accordance with the Lender’s normal practice to which shall be debited the amount lent by the Lender hereunder and Interest (including any Default Interest) accrued thereon from time to time, and other expenses and charges and to which shall be credited each payment whether of principal, Interest or otherwise received by it hereunder.

15.3              Loan Account entries conclusive. In legal action or proceeding arising out of or in connection with this Agreement the entries made in the Loan Account maintained pursuant to Clause 15.2 shall be conclusive evidence of the existence and size of the obligations of the Borrower, save for manifest error. The payment of any amount being claimed by the Lender as due and payable cannot be suspended or withheld by the Borrower by reason of a dispute of what is due and payable. Payment by the Borrower shall be without prejudice, however, to the obligation of the Lender to repay any amount collected or received in excess.

15.4              Application of payments. All payments made by the Borrower hereunder shall be applied first towards costs, fees and expenses, then towards Interest and finally towards repayment of the principal amount of the Tranches unless otherwise decided by the Lender.

16.                REPRESENTATIONS AND WARRANTIES

16.1              Representations and warranties. Each of the Borrower and the Guarantors represents and warrants as follows:

16.1.1           Corporate status: the Borrower and each Guarantor is duly organised and validly existing under the laws of its jurisdiction of incorporation as a limited liability company, and has the necessary corporate power and authority to conduct its business and to enter into and perform the Agreement and the Security Documents to which it is a party and the relevant corporate structure of the SNSA Group is as shown in the chart set forth in Schedule 15;

16.1.2           Power and authority: the Borrower and each Guarantor has taken all necessary corporate action to authorise the entering into of this Agreement and each of the Security Documents to which it is a party, and all of its obligations hereunder and thereunder are valid, binding and enforceable against it in accordance with their respective terms and neither the performance nor observance of any such obligation by any such party shall conflict with or result in any breach of any law or agreement by which such party is bound or such party’s constitutional documents;

16.1.3           Consents: the Borrower and each of the Guarantors has obtained all consents, licenses and authorisations necessary for the entering into and the performance by it of this Agreement and each of the Security Documents to which it is a party in accordance with its terms;

16.1.4           Valid and binding obligations: this Agreement and each of the Security Documents, each of which has been signed by the duly authorised representative of the Borrower and each of the Guarantors to the extent that they are parties thereto, is in full force and effect and constitutes valid binding and enforceable obligations of the Borrower and each of the Guarantors to the extent that they are parties thereto;

16.1.5           Defaults: The Borrower is not in default under any agreement to which it is a party and no condition or event which with the giving of notice and/or the lapse of time would constitute such a default has occurred; no Guarantor is in default under any agreement to which it is a party involving obligations in excess of USD 7,500,000.00 and no condition or event which with the giving of notice and/or the lapse of time would constitute such a default has occurred; nor is the Borrower or any Guarantor in violation of any rules, laws or regulations applicable to its business, nor has any Event of Default occurred hereunder;

16.1.6           Valid agreements: All agreements to which any of the Borrower or the Shipowning Companies is a party, are valid, binding and enforceable and in full force and effect and no objections have been raised by any of the Borrower’s or Shipowning Companies’ contract counterparties as to their validity or enforceability;

16.1.7           Litigation: Except as disclosed in SNSA’s 20-F filing with the United States Securities and Exchange Commission made on 31 May 2005 relating to its fiscal year ending 30 November 2004, the press release issued on 19 July 2005 in connection with SNSA’s second quarter financial results and in the press release issued on 4 October 2005, in connection with SNSA’s third quarter financial results, neither the Borrower nor any of the Guarantors is involved in any litigation or arbitration that could have an adverse effect on its condition (financial or otherwise), nor are any such proceedings pending or threatening, nor has any event occurred which can give rise to such proceedings (It is expressly understood and agreed that the adverse effect referred to above is such as in the Lender’s opinion must make it more likely than not that the Borrower or any Guarantor would be unable to pay its debts when they become due. If the Lender holds such opinion, the Lender shall so advise the Borrower in writing, and - without prejudice to the Lender’s right to claim an Event of Default – the Borrower and the Guarantors shall have 14 days within in which to respond to the Lender’s concerns);

16.1.8           Information: All of the information, exhibits or financial reports furnished to the Lender by the Borrower or any of the Guarantors or on their behalf in connection with the negotiation of this Agreement and the agreements referred to herein are true and correct in all material respects and do not contain any misstatement of fact or omit to state a fact necessary in order not to make such information, exhibits or financial reports misleading in any material respect unless such misstatement or omission has been rectified;

16.1.9           Pari passu ranking: The obligations of the Borrower and the Guarantors under this Agreement and the Security Documents to which they are a party rank at least pari passu with the claims of the Borrower’s or the relevant Guarantors’ unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;

16.1.10         No other material agreements: This Agreement and the Security Documents constitute the only material obligations of the Borrower and of the Shipowning Companies, except for intercompany  obligations;

16.1.11         No encumbrances on shares or dividends: None of the shares and no dividend payments of the Borrower or any of the Guarantors (other than SNSA) has been pledged or is subject to any other security interest;

16.1.12         Debt: Neither the Borrower nor any of the Shipowning Companies has any debt other than debt arising in the ordinary course of business and on arm’s length terms between members of the SNSA Group; and

16.1.13         Subordination: All and any of the present or future claims (whether for payment of dividend, loan capital or otherwise) of the Borrower against any of the Guarantors and of any of the Guarantors against the Borrower are fully subordinated to (and can not compete with) the claims of the Lender under this Agreement and the Security Documents. Specifically, the Borrower is not, unless with the Lender’s prior approval, entitled to claim payment of any amount from the Shipowning Companies under any inter-company loans or accounts; and

16.1.14         No action giving rise to an Event of Default: Neither the Borrower nor any of the Guarantors will take, or cause to be taken, any action, which may give rise to an Event of Default.

16.2              Repetition. These representations and warranties shall be deemed to be made on the date hereof and shall be deemed repeated on the Drawdown Date and on the date of each Compliance Certificate until the Indebtedness has been fully repaid except for those contained in Clauses 16.1.5, 16.1.6 and 16.1.7, which shall be deemed repeated only on the Drawdown Date.

17.                ADDITIONAL UNDERTAKINGS

17.1              Undertakings. Each of the Borrower and the Guarantors undertakes, in respect of itself as specifically indicated below and, to the extent within its powers, to cause the Borrower and each other Guarantor, to comply with the following undertakings:

17.1.1           Accounts and budgets: SNSA and the Borrower, as the case may be, shall furnish the following to the Lender:

(i)            the annual consolidated audited accounts of SNSA and the annual unaudited accounts of the Borrower prepared in accordance with US GAAP or other internationally generally accepted accounting principles as soon as such accounts are available and not later than six (6) months after the end of the financial year, together with a Compliance Certificate  (for the time being and until further notice, the Lender has waived the delivery of the Borrower’s annual accounts but not the delivery of the SNSA’s annual accounts);

(ii)           the unaudited consolidated quarterly financial accounts of SNSA prepared in accordance with US GAAP or other internationally generally accepted accounting principles as soon as such accounts are available and not later than 90 days after the end of each financial quarter of SNSA, together with a Compliance Certificate;

(iii)          the annual budget of the Borrower promptly after such budget has been approved by SNSA’s board of directors and in no event later than two (2) months after the commencement of the financial year (for the time being and until further notice, the Lender has waived the Borrower’s performance of this undertaking);

(iv)         the annual accounts of each of the Shipowning Companies and each of the other Parent Companies, and the report detailing the revenue, and operating expenses, for the Stolt Tankers Joint Service, as soon as such material is available and, in any event not later than six (6) months after the end of the respective financial year (November 30) (for the time being and until further notice, the Lender has waived the Borrower’s performance of this undertaking); and

(v)          the annual update to SNSA Group’s three year plan when approved by SNSA’s board of directors containing projected balance sheet, profit and loss and cash flow information, together with relevant assumptions as set out therein.

All such material shall be in a form and substance acceptable to the Lender. SNSA and the Borrower, as the case may be, shall furnish audited annual accounts of SNSA and un-audited annual accounts of the other companies mentioned above (unless audited accounts are available also in respect of these companies);

17.1.2           Other information: the Borrower and the Guarantors shall furnish promptly to the Lender such other information and documents (financial and other) with respect to the Borrower or any of the Guarantors as the Lender may from time to time reasonably request, including but not limited to budgets;

17.1.3           Ownership of Continuing Vessels: the Borrower and the Guarantors shall procure that the relevant Continuing Shipowning Company remains the sole owner of the relevant Continuing Vessel and not make or permit any changes in the ownership, the operation or the registration thereof, without the prior written consent of the Lender;

17.1.4           No changes to documents: the Borrower and the Guarantors shall not materially change or permit to be changed their respective articles of association or other constitutive documents, or the Continuing Vessels’ participation in the Stolt Tanker Joint Service Agreement without the prior written consent of the Lender;

17.1.5           Payment of debts: the Borrower and each of the Shipowning Companies shall settle all its liabilities as and when they fall due and only when they fall due, immediately release its assets from expenses or attachments and not accept or demand any credit from suppliers in excess of normal credit terms;

17.1.6           No borrowings: the Borrower and the Shipowning Companies shall not borrow any funds or take on any obligations not contemplated in this Agreement without the consent of the Lender, which consent shall not be unreasonably withheld;

17.1.7           Cooperate with Lender: the Borrower and the Guarantors shall provide answers to all of the Lender’s questions concerning the Continuing Vessels and their operation and give the Lender - or experts appointed by the Lender - access to such Continuing Vessels and their documentation at reasonable times and places and at the expense of the Lender;

17.1.8           Banking business: the Borrower and the Shipowning Companies  shall maintain any bank accounts and deposit accounts with banks approved by the Lender and move such accounts and deposits to such bank which is approved by the Lender, which approval shall not be unreasonably withheld;

17.1.9           Listing: SNSA shall maintain the listing of SNSA on the Oslo Stock Exchange or such other stock exchange as the Lender shall have previously approved in writing and not de-list or permit the de-listing of SNSA form the Oslo Stock Exchange or such other approved stock exchange without the prior written approval of the Lender which approval shall not be unreasonably withheld;

17.1.10         SNSA Group corporate structure: SNSA and the Parent Companies shall not change the relevant corporate structure of the SNSA Group from the structure shown in the chart set forth in Schedule 15, without the prior written consent of the Lender which consent shall not be unreasonably withheld;

17.1.11         Notification of damages: the Borrower and the Shipowning Companies shall promptly notify the Lender of any damages to or alteration of any single Continuing Vessel involving costs in excess of USD 1,000,000 (United States Dollars one million);

17.1.12         Notification of Events of Default and Potential Events of Default: the Borrower and the Guarantors shall notify promptly the Lender of any Events of Default or Potential Events of Default;

17.1.13         Conduct of business: the Borrower and the Guarantors shall procure that the business of the Borrower and the Shipowning Companies is carried out and each Continuing Vessel is operated and maintained in accordance with (i) acknowledged, careful and sound practice in the shipping industry; (ii) general responsible business and technical standards for shipping; (iii) all material rules and regulations applicable to such business; and (iv) not permit any Continuing Vessel to be used under conditions where the insurances do not fully cover or in any trade which is not lawful; and (v) not do any other business than operating the Continuing Vessels, administering its business hereunder and other agreements permitted hereunder and business in connection therewith;

17.1.14         Maintenance and management: the Borrower and the Guarantors shall keep up each Continuing Vessel or procure that each Continuing Vessel is kept in a state of good and seaworthy repair as to insure her compliance with the requirements from time to time of all applicable laws and regulations and requirements of her insurers, and arrange that each Continuing Vessel is always managed by first class commercial and technical ship managers approved by the Lender which approval shall not be unreasonably withheld, SNTG BV being approved as ship manager; and not change the commercial or technical managers of any of the Continuing Vessels without the prior written consent of the Lender which consent shall not be unreasonably withheld;

17.1.15         ISM and ISPS Code: the Borrower and the Guarantors shall arrange for and procure the punctual and continued approval and certification of the management organisation on shore and on board each of the Continuing Vessels and ensure that each of the Continuing Vessels is operated in accordance with the ISM- and ISPS-code in force from time to time.

17.1.16         Classification: the Borrower and the Guarantors shall ensure that each of the Continuing Vessels is classed in the highest class for a vessel of its type with a classification society acceptable to the Lender, free of any overdue recommendations; not change the class or classification society of any of the Continuing Vessels without the prior written consent of the Lender, which consent shall not be unreasonably withheld and give the Lender the right to inspect the class records of each Continuing Vessel and obtain copies of all class documents including survey reports;

17.1.17         Inspection: the Borrower and the Shipowning Companies shall allow the Lender or its representatives at any reasonable time, but without unduly interfering with the operation of the Continuing Vessels, to physically inspect each of the Continuing Vessels, the costs and expenses of one such inspection per Continuing Vessel per year to be borne by the Borrower;

17.1.18         Registration and flag: the Borrower and the Guarantors shall ensure that each of the Continuing Vessels remains registered in the Cayman Islands Ship Register and not do or allow to be done anything whereby the registration of any of the Continuing Vessels in the Cayman Islands Ship Register may be forfeited or imperilled and will not register or permit any of the Continuing Vessels to be registered in any other register or port or under any other flag without the prior written consent of the Lender which consent shall not be unreasonably withheld;

17.1.19         Charters: the Borrower and the Shipowning Companies shall not employ any of the Continuing Vessels under any bareboat charterparty with any charterer that is not a member of the SNSA Group, without the prior written consent of the Lender, which consent shall not be unreasonably withheld (charters with charterers that are members of the SNSA Group being permitted); and, if any bareboat charterparty is entered into in respect of any of the Continuing Vessels with any charterer that is not a member of the SNSA Group, ensure that (i) such documents as may be required in order to preserve the Lender’s rights under this Agreement and the Mortgage (including, without limitation, an acknowledgement of the Mortgage and the Lender’s rights under this Agreement from the charterer) are entered into by the charterer, and (ii) subject to the charterers’ rights to quiet enjoyment of the relevant Continuing Vessel, the relevant bareboat charter and the rights to receive charter hire thereunder are assigned to the Lender by way of an assignment in form and substance satisfactory to the Lender;

17.1.20         Changes to the Continuing Vessels: the Borrower and the Shipowning Companies shall not without the prior written consent of the Lender, which consent shall not be unreasonably withheld, make or permit or cause to be made any material change in the structure, type or speed of any Continuing Vessel, except for such as are necessary in order to uphold the Continuing Vessel’s class or to comply with legal requirements;

17.1.21         Compliance with the Security Documents: each of the Borrower and the Guarantors shall comply with all terms and conditions included in the Security Documents to which it is a party;

17.1.22         Amendments to material agreements: the Borrower and the Guarantors shall not without the prior written consent of the Lender make any amendment to the Mortgage or any other material agreement or document to which the Borrower or any Shipowning Company is a party, except for intercompany agreements or documents;

17.1.23         Vessel Value to Loan Ratio: the Borrower and the Guarantors, if, at any time during the Loan Period, the Vessel Value to Loan Ratio shall be less than 125%, upon demand from the Lender shall either (i) create additional security in favour of the Lender in form and substance satisfactory to the Lender in its sole discretion, or (ii) prepay, in accordance with Clause 7.1, an amount of the Indebtedness at least equal to the amount necessary so that following such prepayment the Vessel Value to Loan Ratio is equal to at least 125% (this obligation shall continue also after an Event of Default has occurred). If the Borrower does not accept any of the Vessel Values as determined in accordance with the definition thereof in Clause 2.1, then the Lender shall disclose the names of the brokers and their respective valuations (disclosure of the individual valuations but not the names of the brokers shall be subject to the prior consent of the brokers) to the Borrower and the Borrower may nominate one additional broker from the list of brokers appearing in Schedule 14 to provide a valuation of the relevant Continuing Vessel(s) and the Vessel Value to Loan Ratio shall be based on the average of the three valuations;

17.1.24         Information to creditors: the Borrower and the Guarantors shall furnish to the Lender all material accounts and information sent to the major creditors of any of the Guarantors and arrange for the Lender to be represented during any meetings held between any of the aforesaid companies and a group (minimum 2) of creditors; and

17.1.25         Further assurances: the Borrower and the Guarantors shall generally do or procure to be done all things and acts which in the Lender’s opinion may be reasonably necessary or advisable in order to secure the Lender’s rights pursuant to this Agreement and the Security Documents, including without limitation, for the Borrower to assign all of its rights and claims against the Shipowning Companies to the Lender.

17.2              SNSA’s Financial Undertakings. Throughout the Loan Period, SNSA shall:

17.2.1           Consolidated Tangible Net Worth: maintain a Consolidated Tangible Net Worth of not less than six hundred million Dollars ($600,000,000) or the equivalent in any other currency calculated at the end of each fiscal quarter;

17.2.2           Consolidated Debt to Consolidated Tangible Net Worth: maintain a Consolidated Debt to Consolidated Tangible Net Worth ratio of a maximum of 2.00:1.00, as calculated at the end of each fiscal quarter; and

17.2.3           EBITDA to Consolidated Interest Expense: maintain a Consolidated EBITDA to Consolidated Interest Expense ratio equal to or greater than 2.00:1.00 as calculated at the end of each fiscal quarter.

18.                EVENTS OF DEFAULT

18.1              Events of Default. Any of the following events taking place shall constitute an Event of Default:

18.1.1           Failure to pay: The Borrower shall fail to pay to the Lender any sum of Interest, principal or other sums due under this Agreement on the due date for any such sums and such failure shall continue for more than 3 (three) Banking Days after such due date; or

18.1.2           Insurances: the Borrower shall fail to effect or at all times maintain the insurances required under this Agreement, including without limitation in the event that any Vessel’s amounts of hull and machinery and war insurances, whether due to currency fluctuations or otherwise, shall be less than 120% (one hundred and twenty per cent) of the Indebtedness relating to the relevant Tranche; or

18.1.3           Representations and warranties: any representation, warranty or covenant made or provided by the Borrower or any of the Guarantors in this Agreement or any of the Security Documents or any certificate or statement delivered or made hereunder, shall prove to have been invalid, unenforceable in any relevant jurisdiction, incorrect or inaccurate in any material respect when made; or

18.1.4           Breach of other provisions: the Borrower shall be in breach of its due performance or observance of any other provision, obligation, promise or undertaking of this Agreement or any of the Security Documents or there shall be a breach of the representations or warranties of this Agreement or any of the Security Documents and such breach shall continue unremedied for 10 calendar days after the Lender shall have given the Borrower notice of such breach or failure of due performance; or

18.1.5           Cross-default/Borrower: any loan, debt or other obligation of the Borrower in respect of borrowed money (including under the Loan Agreement referred to in Clause above) shall become due or declared due and payable and shall not then be paid, or other debts of the Borrower shall not be paid when due, unless in the Lender’s opinion contested in good faith by the Borrower and adequate provision made; or

18.1.6           Cross-default/Parent Companies: any loan, debt or other obligation of any of the Parent Companies in respect of borrowed money in excess of $7,500,000 shall become due and/or declared due and payable and shall not then be paid, or other debts of the Parent Companies shall not be paid when due, unless in the Lender’s reasonable opinion contested in good faith by the relevant Parent Company and appropriate provision is made; or

18.1.7           Other cross-defaults: the Borrower or any of the Guarantors shall be in default under any note purchase agreement or any other agreement, provided that such default involves a claim against such party exceeding USD 7,500,000 (United States Dollars seven million five hundred thousand); or

18.1.8           Default under Guarantees: any Continuing Shipowning Company shall be in default under the Continuing Shipowning Companies Guarantee or any Parent Company shall be in default under the Parent Companies Guarantee, and such default shall continue unremedied for 10 calendar days after the Lender shall have given the Borrower notice of such default; or

18.1.9           Security Documents: any of the security contemplated by the Security Documents is not established, maintained, registered or perfected in accordance with this Agreement or the Security Documents or shall in good faith become contested, invalid or unenforceable in full or in part in any jurisdiction in accordance with their respective terms; or

18.1.10         Insolvency: the Borrower or any of the Guarantors suspends its payments, becomes insolvent within the meaning of the Danish insolvency legislation or the legislation of its jurisdiction, is wound up or is declared bankrupt or execution is levied on its assets or proceedings are commenced by or against it under any insolvency laws of any jurisdiction and such proceedings are not discharged within 30 days of having been so commenced and such proceedings shall in the absolute discretion of the Lender have a material adverse effect on such party’s ability to perform its obligations hereunder, or the Borrower or any of Guarantors shall commence proceedings or negotiations with its creditors for a reorganisation, moratorium, composition of debts or similar arrangement; or

18.1.11         Authorisations: any governmental or other consents, licenses, permissions, approvals, registrations or authorisations necessary or required for the operation of the Borrower’s or the Continuing Shipowning Companies’ business, including, without limitation, the ownership of the Continuing Vessels, or for the validity, enforceability or legality of this Agreement, the Security Documents or other agreements to which the Borrower or the Continuing Shipowning Companies are parties are not obtained, are withdrawn or ceases to be in full force and effect; or

18.1.12         Abandonment of Continuing Vessels: Any of the Continuing Vessels is abandoned, condemned, looses the right to carry its flag of registration, is deleted or cancelled from the Cayman Islands Ship Register or sold or disposed of or if it is captured or seized and possession not regained within 15 days; or

18.1.13         Operation of Continuing Vessels: any of the Continuing Vessels is employed in a trade or operated in a manner which is contrary to this Agreement or any applicable law, regulation or convention or not covered under the insurances required under Clause 14; or

18.1.14         Encumbrances: any mortgage, pledge or other encumbrance is registered on any of the Continuing Vessels in violation of Clause 13.1 above; or

18.1.15         Arrest of Continuing Vessels: any Continuing Vessel is arrested or incurs any maritime mortgage or lien with respect to damages, repairs or otherwise and such arrest, mortgage or lien shall not have been discharged or otherwise covered within a period of one month, unless contested in good faith; or

18.1.16         Additional obligations: the Borrower assumes or incurs any obligation in addition to those of which the Lender has been notified prior to the entering into of this Agreement, which in the opinion of the Lender has or may have a material adverse effect on the condition of the Borrower (financial or otherwise) (It is expressly understood and agreed that the adverse effect referred to above is such as in the Lender’s opinion must make it more likely than not that the Borrower would be unable to pay its debts when such debts become due. If the Lender holds such opinion, the Lender shall so advise the Borrower in writing, and - without prejudice to the Lender’s right to claim an Event of Default – the Borrower shall have 14 days within in which to respond to the Lender’s concerns);

18.1.17         Breach of other undertakings: there is a breach of any of the undertakings included in the statements referred to in Clauses 16 and 17;

18.1.18         Non-enforceability of Agreement: this Agreement or any of the Security Documents shall be invalid, not binding, unenforceable or illegal, in whole or in part, and, if in part, said invalidity, lack of binding effect, unenforceability, or illegality is deemed by the Lender to be material to the ability of the Borrower to perform its obligations under this Agreement.

18.2              Action following and Event of Default. In any such case as mentioned in Clause 18.1 and at any time thereafter and so long as any such Event of Default continues, the Lender may (in addition to any other remedies available to it or to the Lender by law):

(i)            by written notice to the Borrower declare that the Indebtedness or any Tranche or part thereof is immediately due and payable whereupon the same shall become so payable; and/or

(ii)           freely choose and decide whether and if so what Security Documents, including without limitation the Mortgage and the Parent Companies Guarantee and the Continuing Shipowning Companies Guarantee should be realised or rights exercised under the Security Documents as well as what rights of default or other remedies are to be established or exercised.

18.3              Amount to be repaid. The amount to be repaid shall be calculated in accordance with Clause 7.1(iv), however, without prejudice to any other sums owing to the Lender as a result of the Event of Default.

19.                INDEMNITY

19.1              Indemnification obligation. In addition to Default Interest, the Borrower shall indemnify the Lender against any loss or expense incurred by the Lender which is attributable to the default by the Borrower in the payment of any sum due from the Borrower hereunder.

19.2              Interest Breakage costs. If for any reason, including without limitation the occurrence of an Event of Default, and without prejudice to the foregoing the Loan or any part thereof is prepaid or repaid to the Lender on a day other than in accordance with this Agreement, the Borrower shall pay to the Lender on demand such amount as may be necessary to compensate the Lender for any funding costs, including but not limited to Interest Breakage Costs.

20.                ASSIGNMENT

20.1              No assignment by Borrower. The Borrower may not without the prior written consent of the Lender assign or transfer its rights or obligations hereunder or any part thereof, and any purported assignment or transfer shall be void.

20.2              Assignment by the Lender. The Lender is entitled to assign its rights and obligations hereunder, in part or in whole, to any third party subject to the prior written approval of the identity of the assignee by the Borrower, which approval shall not be unreasonably withheld or delayed; provided that the Lender and its affiliated companies shall maintain an aggregate participation in the aggregate Tranches at least equal to 50% thereof. The Lender is entitled to transfer the whole or any portion of its rights and obligations hereunder to any affiliated companies without the consent of the Borrower. The assignment of all or part of the Lender’s rights and obligations hereunder shall be effective when the Borrower receives written notice of such assignment together with a copy of such instrument effecting such assignment duly executed by the Lender and its assignee. No assignment by the Lender shall result in the imposition of any costs, losses and expenses or taxes on the Borrower, and no assignment may be made to any person which is not a financial institution or bank. Upon any assignment, the assignee shall be entitled to the assignor’s rights under the Security Documents.

20.3              Right to disclose information. The Lender shall be entitled to disclose to any potential assignee or sub-participant such financial and other information regarding the Borrower as the Lender deems necessary or appropriate in connection herewith; provided that any non-public information shall be disclosed only with the consent of SNSA and provided that the Lender first obtains from the potential assignee or sub-participant a confidentiality agreement of a type generally used by banks in connection with syndications.

21.                POWER OF ATTORNEY

21.1              Appointment. The Borrower hereby irrevocably appoints the Lender as its true and lawful attorney-in-fact with full power to ask, require, demand, call in, endorse, receive, compound and give acquittance in respect of all money and claims due under or arising out of this Agreement and the Security Documents and to take all actions and initiate any proceedings which the Lender in its sole discretion finds appropriate in order to maintain, enforce, realise or take possession of the assets encumbered by, the Security Documents.

21.2              No court order required. The Lender shall be entitled to enforce the Security Documents vis-à-vis third parties without the intervention of any court and this Power of Attorney shall also constitute the necessary and required authorisation towards public authorities, the Cayman Islands Ship’s Registry and any and all third parties.

21.3              No exercise until occurrence of Event of Default. The Lender shall not exercise this Power of Attorney until it has declared that an Event of Default has occurred.

21.4              No liability of Lender. The Lender shall not be responsible to the Borrower for any loss incurred by the Borrower as a consequence of the Lender’s rightful exercise of its Power of Attorney prescribed hereunder.

21.5              Separate document. If requested by the Lender, the Borrower shall issue a separate document evidencing this Power of Attorney.

22.                MISCELLANEOUS

22.1              No implied waivers. The Lender’s omission to claim any event as an Event of Default or to invoke any other rights granted to the Lender hereunder shall not result in the Lender subsequently at any time not being entitled to claim such event (to the extent not remedied) or similar events as an Event of Default or invoke such rights.

22.2              This Agreement to prevail. Whenever reference is made to this Agreement it includes the Security Documents and other documents related to this Agreement. In case of any discrepancy between this Agreement and the Security Documents or such other documents, this Agreement shall prevail.

22.3              Severability. The provisions of this Agreement are severable and if any of the obligations of the Borrower or any of the Guarantors hereunder shall be invalid or unenforceable in any respect in any jurisdiction, this shall not affect the validity or enforceability of such obligation in any other jurisdiction or the validity or enforceability of the remaining obligations in that or any other jurisdiction.

22.4              Termination as a result of illegality. In the event that the Borrower or any of the Guarantors shall be prevented by law from making any payments to the Lender or performing any of its other obligations under this Agreement or any of the Security Documents to which it is a party, if such obligations are deemed by the Lender to be material to the ability of the Borrower to perform its obligations under this Agreement, then, this Agreement shall immediately terminate if so requested by the Lender upon notice to the Borrower (without prejudice to the rights of the Lender under this Agreement) whereupon all sums outstanding shall become due and payable by the Borrower to the Lender.

23.                LAW AND JURISDICTION

23.1              Governing law. This Agreement shall be governed by and construed in accordance with Danish law.

23.2              Jurisdiction. Any dispute arising out of or in connection with this Agreement shall be settled by the Maritime and Commercial Court in Copenhagen, Denmark (Sø- og Handelsretten). This shall, however, not limit the right of the Lender to initiate proceedings against the Borrower and/or any of the Guarantors, any of their assets, or for the enforcement of any of the Security Documents in any other competent jurisdiction. Any decision of the Maritime and Commercial Court in Copenhagen, Denmark, may be appealed to the Danish Supreme Court.

23.3              Direct enforcement. The Borrower agrees that the rights of the Lender according to this Agreement and according to the Security Documents can be enforced directly against the Borrower and the Security Documents can be enforced directly pursuant to the principles contained in the Danish Act on Civil Procedure, Section 478, 1, 5.

24.                COMMUNICATIONS

24.1              Form and addresses. Each communication (including notices and service of legal proceedings) under this Agreement shall be made in writing by registered mail, delivered by hand, or sent by telex or fax in each such case followed by a confirmation in writing. Each communication or document to be delivered to any party under this Agreement shall be sent to it at the telex number, fax number or address, and marked for the attention of the person, as set forth below the relevant party’s name on the signature pages to this Agreement, or any such other address, telex number, fax number or person, as any such party may have notified to the other parties in accordance with this Clause 24.1.

24.2              Receipt of communications. Any communication to a party shall be deemed to be received by that party, if sent by registered mail, on the date of receipt indicated on the receipt in respect thereof, if delivered by hand, when delivered and receipt obtained and, if sent by telex or fax, when sent and answer back received.

24.3              Language. All communications and documents shall be in English or accompanied by a certified translation into English.

In WITNESS whereof this Agreement has been entered into on the day and in the year stated at the beginning of this Agreement and signed by the parties:

As Borrower,

Stolt Tankers Finance B.V:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

As Lender:

Danish Ship Finance A/S

(Danmarks Skibskredit A/S):

Signature:	/s/ Denis Donbo	/s/ Morten Snede Larsen
Print Name:	Denis Donbo	Print Name:	Morten Snede Larsen
Capacity:	SVP	Capacity:	A.V.P

As joint and several guarantors (selvskyldnerkautionister) for the full and timely performance of all and any of the Borrower’s obligations under the Agreement and for the purposes of certain representations and warranties and undertakings contained in the Agreement:

The Parent Companies:

Stolt-Nielsen S.A.:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt-Nielsen Transportation Group Ltd., Liberia:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt-Nielsen Transportation Group Ltd., Bermuda:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt-Nielsen Investments N.V.:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt-Nielsen Holdings B.V.:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt-Nielsen Transportation Group B.V.:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

As joint and several guarantors (selvskyldnerkautionister) for the full and timely performance of all and any of the Borrower’s obligations under the Agreement and for the purposes of certain representations and warranties and undertakings contained in the Agreement:

The Continuing Shipowning Companies:

Stolt Concept B.V.:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Confidence B.V.:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Creativity B.V.:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Efficiency B.V.:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Effort B.V.:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Innovation B.V.:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Inspiration B.V.:

Signature:	/s/ Walter Lion
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

For the purpose of Article 1 of the Protocol to the Brussels Convention of 1968 on, inter alia, the enforceability of foreign court awards, Stolt-Nielsen S.A. expressly and specifically accepts the jurisdiction clause contained in Clause 23.2 of this Agreement.

Stolt-Nielsen S.A.:		Witnessed by:

Signature:	/s/ Walter Lion	/s/ Morten Schoo Kierolff
Print Name:	Walter Lion	Print name: Morten Schoo Kierolff
Capacity:	Attorney-in-fact

SCHEDULES TO LOAN AGREEMENT

USD 225,779,737.18 EXISTING FINANCING AND USD 100,000,000

NEW FINANCING TOP UP TERM LOAN

BETWEEN	Stolt Tankers Finance B.V. as Borrower

AND	Danish Ship Finance A/S (Danmarks Skibskredit A/S) as Lender

DATED	27 October 2005

“Stolt Fleet Loan”

DSF-Loan No. 4126

Schedule 1

LIST OF PARTIES AND ADDRESSES FOR NOTICES

The Borrower	Address for Notices

Stolt Tankers Finance B.V.	Westerlaan 5
3016 CK Rotterdam
The Netherlands

Telephone: 31 10 299-6640
Fax: 31 10 299-6709
Attn: Mr Piet Hoogland

with a copy to:

Stolt-Nielsen Transportation Group Ltd.
800 Connecticut Avenue
4th Floor East
Norwalk, CT 06854
U.S.A.

Telephone: 1 (203) 299-3658
Fax: 1 (203) 299-3957
Attn: Mr Howard J. Merkel

The Lender	Address for Notices

Danish Ship Finance A/S	Sankt Annæ Plads 3
(Danmarks Skibskredit A/S)	DK-1250 Copenhagen K
Denmark

Telephone: +45 33 33 93 33
Fax: +45 33 33 96 66
Attn: Ms Hanne Pedersen

Schedule 2

FORM OF DRAWDOWN NOTICE

From:	Stolt Tankers Finance B.V., Westerlaan 5, 3016 CK Rotterdam, The Netherlands

To:	Danish Ship Finance A/S (Danmarks Skibskredit A/S), Sankt Annæ Plads 3, DK-1250 Copenhagen K, Denmark

Dated:	[•] 2005

Dear Sirs,

LOAN AGREEMENT- USD 225,779,737.18 EXISTING FINANCING AND USD 100,000,000 NEW FINANCING TOP UP TERM LOAN - NOTICE OF DRAWDOWN

We refer to the loan agreement dated 27 October 2005 (the “Agreement”) between Stolt Tankers Finance B.V., as Borrower and Danish Ship Finance A/S (Danmarks Skibskredit A/S) as Lender. Terms defined in the Agreement shall have the same meaning when used herein.

1.          Pursuant to Clause 5 of the Agreement, we hereby give a Drawdown Notice and request that the Advance in the amount of USD 100,000,000 (net of fees permitted to be deducted therefrom in accordance with the provisions of Clause 9 of the Agreement) be disbursed to account no. 40675715 in the name of Stolt Nielsen Transportation Group at Citibank N.A., New York, NY, Swift CITIUS33.

2.          We confirm that

(a)             all applicable conditions precedent set forth in Clause 4 and Part A and Part B of Schedule 3 of the Agreement have been fulfilled, or that if any document required by such conditions to be an original has been accepted by the Lender in the form of a PDF copy or fax copy of such original, then such original shall be transmitted to the Lender as promptly as possible;

(b)             the representations and warranties made in Clause 16 of the Agreement are true and correct on and as of the date hereof, as if made on and as of the date hereof;

(c)             the undertakings made in Clause 17 of the Agreement and the requirements as to insurance contained in Clause 14 of the Agreement have been complied with; and

(d)             no Event of Default or Potential Event of Default, has occurred and is continuing or will occur on the Drawdown Date.

3.          We shall on demand pay and indemnify the Lender for all costs, losses and expenses incurred by the Lender (including, without limitation, Interest Breakage Costs, in the event that we, whether by reason or failure to satisfy any condition precedent or otherwise, fail to draw the Advance following the delivery of this Drawdown Notice.

4.          This Drawdown Notice is irrevocable and unconditional.

Yours faithfully,

Stolt Tankers Finance B.V.

Name:
Capacity:

2

Schedule 3

CONDITIONS PRECEDENT

In this Schedule 3, where certified copies are required, the copies provided should be certified as true copies by a lawyer, a company director or the company secretary of the relevant entity.  If an original document has been accepted by the Lender, in its discretion, in the form of a PDF or faxed copy of the original, then the original shall be transmitted to the Lender as promptly as possible.

PART A

ON OR PRIOR TO THE SIGNING OF THE AGREEMENT

1.          CORPORATE DOCUMENTS

(a)        The Borrower

(i)        Certified copies of certificate of incorporation, articles of association and by-laws of the Borrower;

(ii)       Certified copies of minutes from a meeting of the board of directors of the Borrower approving the Borrower’s entering into of the Agreement and each of the Security Documents to which the Borrower is a party;

(iii)      Certified copies of minutes of a meeting of shareholders of the Borrower approving the Borrower’s entering into of the Agreement and each of the Security Documents to which the Borrower is a party, if such shareholders’ meeting is a requirement for the Borrower;

(iv)      A specimen of the signature of each person authorised on behalf of the Borrower to execute the Agreement and any of the Security Documents to which the Borrower is a party and to send any document or notice in connection with the Agreement or any of the Security Documents to which the Borrower is a party.

(v)       To the extent necessary, original powers of attorney issued by the Borrower in favour of any person executing the Agreement or any of the Security Documents to which the Borrower is a party.

(b)        Each of the Guarantors

(i)        Certified copies of each such companies’ certificate of incorporation, articles of association and by-laws;

(ii)       Certified copies of minutes from a meeting of the board of directors of each such company approving such company’s signing of the Agreement and entering into of each of the Security Documents to which such company is a party;

(iii)      Certified copies of minutes of a meeting of shareholders of such company approving such company’s signing of the Agreement and entering into of each of the Security Documents to which such Company is a party, if such shareholders’ meeting is a requirement for such company;

(iv)      A specimen of the signature of each person authorised on behalf of each such company to execute the Agreement and any of the Security Documents to which such company is a party and to send any document or notice in connection with the Agreement or any of the Security Documents to which such company is a party.

(v)       To the extent necessary, original powers of attorney issued by such company in favour of any person executing the Agreement or any of the Security Documents to which such company is a party.

2.         AGREEMENT AND SECURITY DOCUMENTS

(a)        Original Agreement (together with Schedules) duly executed by all parties thereto.

(b)        Original Parent Companies Guarantee duly executed by all parties thereto.

(c)        Original Continuing Shipowning Companies Guarantee duly executed by all parties thereto.

(d)        Original Intermediate Companies Undertaking duly executed by all parties thereto.

(e)        Original Insurances Assignment securing all Tranches duly executed by all parties thereto.

(f)         Original Earnings Assignment securing all Tranches duly executed by all parties thereto.

(g)        Original Mortgage and Deed of Covenants in respect of each Continuing Vessel securing all Tranches duly executed by all parties thereto.

2

3.         CONTINUING VESSELS DOCUMENTATION

(a)         Evidence that each of the Continuing Vessels is registered with the Cayman Islands Ship Register in the name of the relevant Continuing Shipowning Company and that such Continuing Vessels are free of any registered mortgages and encumbrances, other than the Mortgage in favour of the Lender.

(b)         Certified copies of (i) clean class certificates and (ii) tonnage certificate for each of the Continuing Vessels.

(c)         Evidence that the insurances required to be taken out pursuant to Clause 14 of the Agreement have been taken out and are in full force and effect.

(d)         A certified copy of each charter to which any of the Continuing Vessels is subject.

(e)         A certified copy of the Stolt Tanker Joint Service Agreement.

4.         MISCELLANEOUS

(a)         Such additional documents, opinions, certificates, authorisations or assurances as the Lender may reasonably require; provided however, that any such additional material is requested from the Borrower at least three days prior to the scheduled signing date.

PART B

AT LEAST THREE BANKING DAYS PRIOR TO THE DRAWDOWN DATE

1.         PERFECTION OF SECURITY ARRANGEMENTS

(a)         Evidence that the Insurances Assignment has been perfected in accordance with its terms by way of notice to the insurers and that loss payable and mortgagee clauses will be included in the relevant insurances in favour of the Lender.

(b)         Evidence that each Mortgage and Deed of Covenants has been duly registered with the Cayman Islands Ship Register with first priority.

3

2.         LEGAL OPINIONS

(a)         Original legal opinion from Luxembourg counsel in form and substance satisfactory to the Lender.

(b)         Original legal opinion from Alan Winsor in respect of Liberian law in form and substance satisfactory to the Lender.

(c)         Original legal opinion from Bermuda counsel in form and substance satisfactory to the Lender.

(d)         Original legal opinion from Netherlands Antilles counsel in form and substance satisfactory to the Lender.

(e)         Original legal opinion from Dutch counsel in form and substance satisfactory to the Lender.

(f)          Original legal opinion from Cayman Islands counsel in form and substance satisfactory to the Lender.

(g)         Original legal opinion from Kromann Reumert, Danish counsel to the Lender, in form and substance satisfactory to the Lender.

3.         MISCELLANEOUS

(a)        Such additional documents, opinions, certificates, authorisations or assurances as the Lender may reasonably require; provided however, that any such additional material is requested from the Borrower at least three days prior to the Drawdown Date.

4.         LENDER DOCUMENTS

(a)        Release Letters in the form of Schedule 4a for each Released Vessel under the Existing Loan Agreement and Release Letters in the form of Schedule 4b for each Continuing Vessel.

(b)        Notice of Release and Reassignment of Insurances for each Vessel.

(c)         Evidence of the signing powers of the persons signing the Agreement and Security Documents to which the Lender is a party on behalf of the Lender.

4

Schedule 4a

FORM OF RELEASE LETTER

From:	Danish Ship Finance A/S (Danmarks Skibskredit A/S) (formerly Danish Ship Finance (Danmarks Skibskreditfond), Sankt Annæ Plads 3, DK-1250 Copenhagen K, Denmark

To:	Stolt Tankers Finance B.V., Westerlaan 5, 3016 CK Rotterdam, The Netherlands

To:	Each of Stolt Dipper B.V., Stolt Guillemot B.V., Stolt Kite B.V., Stolt Kittiwake B.V., Stolt Perseverance B.V., Stolt Petrel B.V., Stolt Tern B.V.
c/o Stolt Tankers Finance B.V.

cc:	Stolt-Nielsen Transportation Group Ltd., 800 Connecticut Avenue, 4th Floor East, Norwalk, CT 06854, U.S.A.

Dated:	[•] 2005

Dear Sirs,

Re:          LOAN AGREEMENT DATED 20 NOVEMBER 2002, as amended - USD 318,989,791.10 plus DKK 196,931,7997.75 – RELEASE LETTER

Gentlemen:

We refer to the loan agreement between Stolt Tankers Finance B.V., as Borrower and Danish Ship Finance (Danmarks Skibskreditfond) as Lender dated 20 November 2002, as amended by Addendum No. 1 thereto dated in July 2003 and Addendum No. 2 thereto dated 27 July 2005 (as so amended, the “Existing Loan Agreement”). Terms defined in the Existing Loan Agreement shall have the same meaning when used herein.

In connection with the Existing Loan Agreement, each of Stolt Dipper B.V., Stolt Guillemot B.V., Stolt Kite B.V., Stolt Kittiwake B.V., Stolt Perseverance B.V., Stolt Petrel B.V., and Stolt Tern B.V. (each a “Released Shipowning Company”) entered into:

(i)               a separate guarantee dated 20 November 2002 pursuant to which such Released Shipowning Company guaranteed the Borrower’s full and timely performance of all and any obligations to the Lender under the Existing Loan Agreement (each of such seven guarantees issued by the Released Shipowning Companies being herein referred to as a “Guarantees” and, together, the “Guarantees”);

(ii)              a separate first priority assignment of insurances dated 20 November 2002 pursuant to which such Released Shipowning Company assigned to the Lender all of its rights, title and interest in and to the insurances taken out by such Released Shipowning Company in respect of the Vessel owned by it by way of security for such Released Shipowning Companies obligations under the Guarantee issued by it (each of such seven assignments of insurances entered into by the Released Shipowning Companies being herein referred to as an “Assignment of Insurances” and, together, the “Assignments of Insurances”);

(iii)             a separate first priority assignment of earnings dated 20 November 2002 pursuant to which such Released Shipowning Company assigned to the Lender all of its rights, title and interest in and to all present and future charterparties, bills of lading and contracts of affreightment in respect of the Vessel owned by it (and all related earnings and moneys payable) by way of security for such Released Shipowning Companies obligations under the Guarantee issued by it (each of such seven assignments of earnings entered into by the Released Shipowning Companies being herein referred to together as an “Assignment of Earnings” and, together, the “Assignments of Earnings”);

(iv)             a separate deed of covenants dated 20 November 2002 pursuant to which such Released Shipowning Company supplemented the Mortgage entered into by such Released Shipowning Company (each of such seven deeds of covenant entered into by the Released Shipowning Companies being herein referred to together as a “Deed of Covenants” and, together, the “Deeds of Covenants”).

Danish Ship Finance A/S (Danmarks Skibskredit A/S), as successor in interest to Danish Ship Finance (Danmarks Skibskreditfond) hereby irrevocably and unconditionally releases each of the Released Shipowning Companies from all of its obligations under (i) the Existing Loan Agreement, (ii) the Guarantee issued by it, (iii) the Assignment of Insurances entered into by it, (iv) the Assignment of Earnings entered into by it and (v) the Deed of Covenants entered into by it. Upon the signing of this letter by Danish Ship Finance A/S (Danmarks Skibskredit A/S), as successor in interest to Danish Ship Finance (Danmarks Skibskreditfond), each of the Existing Loan Agreement (as it regards the Released Shipowning Companies), the Guarantees, the Assignments of Insurances, the Assignments of Earnings and the Deeds of Covenants shall terminate and, where relevant, be reassigned to the Released Shipowning Companies and the Released Shipowning Companies and the Lender shall no longer have any rights or obligations one to the other under any of such documents.

Danish Ship Finance A/S (Danmarks Skibskredit A/S) hereby authorises the Borrower and each of the Released Shipowning Companies to send such notices and take such action as they may deem to be necessary in order to notify any relevant insurer or broker of the release of the Assignments of Insurances in respect of the Vessels owned by the Released Shipowning Companies pursuant to this letter and to cancel any co-assured or loss payee or mortgagee interest clauses created in favour of the Lender pursuant to the terms of the Assignments of Insurances. The Lender, at the Released Shipowning Companies’

2

expense, shall execute and deliver to the brokers and/or the managers of any association or Club in which a Vessel owned by a Released Shipowning Company may be entered, a notice of reassignment substantially in the form set out in Schedule 1 to this letter. The Lender, at the Released Shipowning Companies’ expense shall execute and do all such other assurances, deeds, acts and things as the Released Shipowning Companies may reasonably request in writing, delivered to the Lender on or prior to the date which is 90 days following the date hereof, in connection with discharges, releases and reassignments contained in this Release Letter.

This letter shall be governed by and construed in accordance with Danish law.

Very truly yours,

Danish Ship Finance A/S (Danmarks Skibskredit A/S), as successor in interest to Danish Ship Finance (Danmarks Skibskreditfond)

By:
Name:
Title:

3

Schedule 1 to Release Letter

Notice of release and reassignment of insurances

We, Danish Ship Finance A/S (Danmarks Skibskredit A/S) as successor in interest to Danish Ship Finance (Danmarks Skibskreditfond), HEREBY GIVE NOTICE that, pursuant to a letter of release dated [•] 2005 we have released and reassigned absolutely to [Shipowner] all our right, title and interest in and to and all benefit of all policies and contracts of insurance whatsoever and all entries of the ships referred to in the schedule attached in any protection and indemnity and war risks association which were at any time whatsoever or are now effected including all proceeds and profits thereof, all claims of whatever nature, returns of premium and all benefits thereunder and our right to negotiate and settle all claims thereunder in respect of an actual or constructive or arranged, agreed or compromised total loss which were assigned to us by an insurance assignment dated November 20, 2002.

Dated:

By:

4

Schedule of insurances to be released from assignment

[•]

5

Schedule 4b

FORM OF RELEASE LETTER

From:	Danish Ship Finance A/S (Danmarks Skibskredit A/S) (formerly Danish Ship Finance (Danmarks Skibskreditfond), Sankt Annæ Plads 3, DK-1250 Copenhagen K, Denmark

To:	Stolt Tankers Finance B.V., Westerlaan 5, 3016 CK Rotterdam, The Netherlands

To:	Each of Stolt Concept B.V., Stolt Confidence B.V., Stolt Creativity B.V., Stolt Efficiency B.V., Stolt Effort B.V., Stolt Innovation B.V., Stolt Inspiration B.V.
c/o Stolt Tankers Finance B.V.

cc:	Stolt-Nielsen Transportation Group Ltd., 800 Connecticut Avenue, 4th Floor East, Norwalk, CT 06854, U.S.A.

Dated:	[•] 2005

Dear Sirs,

Re:          LOAN AGREEMENT DATED 20 NOVEMBER 2002, as amended - USD 318,989,791.10 plus DKK 196,931,7997.75 - RELEASE LETTER

Gentlemen:

We refer to the loan agreement between Stolt Tankers Finance B.V., as Borrower and Danish Ship Finance (Danmarks Skibskreditfond) as Lender dated 20 November 2002, as amended by Addendum No. 1 thereto dated in July 2003 and Addendum No. 2 thereto dated 27 July 2005 (as so amended, the “Existing Loan Agreement”). Terms defined in the Existing Loan Agreement shall have the same meaning when used herein.

In connection with the Existing Loan Agreement, each of Stolt Concept B.V., Stolt Confidence B.V., Stolt Creativity B.V., Stolt Efficiency B.V., Stolt Effort B.V., Stolt Innovation B.V., Stolt Inspiration B.V. (each a “Continuing Shipowning Company”) entered into, among other things, a separate first priority assignment of insurances dated 20 November 2002 pursuant to which such Continuing Shipowning Company assigned to the Lender all of its rights, title and interest in and to the insurances taken out by such Continuing Shipowning Company in respect of the Vessel owned by it by way of security for such Continuing Shipowning Companies obligations under the guarantee issued by it of the Borrower’s performance of its obligations to the Lender under the Existing Loan Agreement (each of such seven assignments of insurances entered into by the Continuing Shipowning Companies being herein referred to as an “Assignment of Insurances” and, together, the “Assignments of Insurances”).

Danish Ship Finance A/S (Danmarks Skibskredit A/S), as successor in interest to Danish Ship Finance (Danmarks Skibskreditfond) hereby irrevocably and unconditionally releases each of the Continuing Shipowning Companies from all of its obligations under the Assignment of Insurances entered into by it. Upon the signing of this letter by Danish Ship Finance A/S (Danmarks Skibskredit A/S), as successor in interest to Danish Ship Finance (Danmarks Skibskreditfond), the Assignments of Insurances shall terminate and be reassigned to the Continuing Shipowning Companies and the Continuing Shipowing Companies and the Lender shall no longer have any rights or obligations one to the other under the Assignments of Insurances.

Danish Ship Finance A/S (Danmarks Skibskredit A/S) hereby authorises the Borrower and each of the Continuing Shipowning Companies to send such notices and take such action as they may deem to be necessary in order to notify any relevant insurer or broker of the release of the Assignments of Insurances in respect of the Vessels owned by the Continuing Shipowning Companies pursuant to this letter and to cancel any co-assured or loss payee or mortgagee interest clauses created in favour of the Lender pursuant to the terms of the Assignments of Insurances. The Lender, at the Continuing Shipowning Companies’ expense, shall execute and deliver to the brokers and/or the managers of any association or Club in which a Vessel owned by a Continuing Shipowning Company may be entered, a notice of reassignment substantially in the form set out in Schedule 1 to this letter. The Lender, at the Continuing Shipowning Companies’ expense shall execute and do all such other assurances, deeds, acts and things as the Continuing Shipowning Companies may reasonably request in writing, delivered to the Lender on or prior to the date which is 90 days following the date hereof, in connection with discharges, releases and reassignments contained in this Release Letter.

The letter shall be governed by and construed in accordance with Danish law.

Very truly yours,

Danish Ship Finance A/S (Danmarks Skibskredit A/S), as successor in interest to Danish Ship Finance (Danmarks Skibskreditfond)

By:
Name:
Title:

2

Schedule 1 to Release Letter

Notice of release and reassignment of insurances

Without prejudice to the insurance assignment entered into by [Shipowner] in our favour pursuant to an insurance assignment dated 27 October 2005, we, Danish Ship Finance A/S (Danmarks Skibskredit A/S) as successor in interest to Danish Ship Finance (Danmarks Skibskreditfond), HEREBY GIVE NOTICE that, pursuant to a letter of release dated [•] 2005 we have released and reassigned absolutely to [Shipowner] all our right, title and interest in and to and all benefit of all policies and contracts of insurance whatsoever and all entries of the ships referred to in the schedule attached in any protection and indemnity and war risks association which were at any time whatsoever or are now effected including all proceeds and profits thereof, all claims of whatever nature, returns of premium and all benefits thereunder and our right to negotiate and settle all claims thereunder in respect of an actual or constructive or arranged, agreed or compromised total loss which were assigned to us by an insurance assignment dated November 20, 2002.

Dated:

By:

3

Schedule of insurances to be released from assignment

[•]

4

Schedule 5

STOLT NIELSEN S.A. AND SUBSIDIARIES

USD 225,779,737 Existing Financing and USD 100,000,000 New Financing Top Up Term Loan

A	Consolidated Tangible Net Worth
	Capital Stock
	Paid-in Surplus
	Retained Earnings
	less: Treasury Stock
	less: Intangible Assets

	Consolidated Tangible Net Worth
	Minimum Consolidated Tangible Net Worth				$600,000,000

B	Consolidated Debt
	Short-Term Banks Loans
	Current Maturities of Long Term Debt
	Current Maturities of Long Term Capitalized Leases
	Long Term Debt (net of current portion)
	Long Term Capitalized Lease Obligations
	Acceptance Credits
	Guarantees of third-party obligations
	less: Cash-Covered Debt

	Consolidated Debt
	Consolidated Tangible Net Worth
	Ratio of Consolidated Debt to Consolidated Tangible Net Worth
	Maximum Ratio of Consolidated Debt to Consolidated Tangible Net Worth				2.00
	As of and for the period ended [•] 200[•] (figures in USD 000s)

	Feb.28.05	May.31.05	Aug.31.05	Nov.30.05	Total
C	Consolidated EBITDA
	Net Income
	Interest Expense
	Taxation
	Dep’n/Amort/Non-cash
	EBITDA

	Consolidated EBITDA
	Consolidated Interest Expense
	Ratio of Consolidated EBITDA to Consolidated Interest Expense
	Minimum Ratio of Consolidated EBITDA to Consolidated Interest Expense				2.00

STOLT-NIELSEN S.A.
By:

Title:

Date:

2

Schedule 6

REPAYMENT SCHEDULES

Danmarks Skibskredit	27/10/2005
Sankt Annae Plads 3
1250 Køsbenhavn K

Repayment Plan

Customer:    Stolt Tankers Finance B.V., Westerlaan 5, 3016 CK Rotterdam, Netherlands

Credit no /Loan no.	4126/101451	Disbursement dale:	01/11/2005
Loan Amount:	USD 15,186,547.56	Date of 1. payment:	01/05/2006
Loan setup:	Markedslan (kontant), fixed rente	No. of payments per year	2
Interest (ex. margin)	0.000000%	Total no. of payments:	20
Interest Calculation:	366 / 360	Balloon:	5,062,182.56
Current margin		Free terms	0

Transaction	Due date	Pay date	Interest	Instalment	Fees	Total payable	Loan balance	Status
Drawdown	01/11/2005	01/11/2005				15,186,547.56	15,186,547.56
1. Payment	02/05/2006	02/05/2006	427,644.74	506,218.25	0.00	933,862.99	14,680,329.31
2. Payment	01/11/2006	01/11/2006	416,661.30	506,218.25	0.00	921,879.55	14,174,111.06
3. Payment	01/06/2007	01/05/2007	396,942.04	506,218.25	0.00	903,160.29	13,667,892.81
4. Payment	01/11/2007	01/11/2007	389,109.73	506,218.25	0.00	895,327.08	13,161,674.56
5. Payment	02/05/2008	02/05/2008	372,661.85	506,218.25	0.00	878,880.10	12,655,456.31
6. Payment	03/11/2006	03/11/2008	362,244.86	506,218.25	0.00	868,463.11	12,149,238.06
7. Payment	01/05/2009	01/05/2009	336,476.52	506,218.25	0.00	842,694.77	11,643,019.81
8. Payment	02/11/2009	02/11/2009	333,265.27	506,218.25	0.00	839,483.52	11,136,801.56
9. Payment	04/05/2010	04/05/2010	315,329 25	506,218.25	0.00	821,547.50	10,630,583.31
10. Payment	01/11/2010	01/11/2010	297,706.53	506,218.25	0.00	803,924.78	10,124,365.06
11. Payment	03/05/2011	03/05/2011	286,662.93	506,218.25	0.00	792,881.21	9,618,146.81
12. Payment	01/11/2011	01/11/2011	270,841.67	509,218.25	0.00	777,059.92	9,111,928.56
13. Payment	01/05/2012	01/05/2012	256,586.85	506,218.25	0,00	762,805.10	8,605,710.31
14. Payment	01/11/2012	01/11/2012	244,995.01	506,218.25	0.00	751,213.26	8,099,492.06
15. Payment	01/05/2013	01/05/2013	226,824.02	506,218.25	0.00	733,042.27	7,593,273.81
16. Payment	01/11/2013	01/11/2013	218,172.07	506,218.25	0.00	722,390.32	7,087,055.56
17. Payment	01/05/2014	01/05/2014	198,471.02	506,218.25	0.00	704,689.27	6,580,837.31
18. Payment	03/11/2014	03/11/2014	189,385.52	506,218.25	0.00	695,603.77	6,074,619.06
19. Payment	06/05/2015	05/05/2015	171,997.78	506,218.25	0.00	678,216.03	5,566,400.81
20. Payment	02/11/2015	02/11/2015	155,941.52	5,568,400.81	0.00	5,724,342.33	0.00

Repayment Plan

Customer:    Stolt Tankers Finance B.V., Westerlaan 5, 3016 CK Rotterdam, Netherlands

Credit no./Loan no	4126/101452	Disbursement date:	01/11/2005
Loan Amount:	USD 14,555,964.27	Date of 1. payment:	01/05/2006
Loan setup:	Markedslan (kontant), fixed rente	No of payments per year	2
Interest (ex margin)	0 000000%	Total no. of payments:	20
Interest Calculation:	366/360	Balloon:	4,851,988.07
Current margin		Free terms	0

Transaction	Due date	Pay date	Interest	Instalment	Fees	Total payable	Loan balance	Status
Drawdown	01/11/2005	01/11/2005				14,555,964.27	14,555,964.27
1. Payment	02/05/2006	02/05/2006	409,887.87	485,198.81	0.00	895,086.68	14,070,765.46
2. Payment	01/11/2006	01/11/2006	398,402.00	485,198.81	0.00	883,600.81	13,585,566.65
3. Payment	01/05/2007	01/05/2007	380,460.02	485,198.81	0.00	865,658.83	13,100,367.84
4. Payment	01/11/2007	01/11/2007	372,952.91	485,198.81	0.00	858,151.72	12,615,169.03
5. Payment	02/05/2008	02/05/2008	357,188.00	485,198.81	0.00	842,386.81	12,129,970.22
6. Payment	03/11/2008	03/11/2008	347,203.55	485,198.81	0.00	832,402.36	11,644,771.41
7. Payment	01/05/2009	01/05/2009	322,505.18	485,198.81	0.00	807,703.99	11,159,572.60
8. Payment	02/11/2009	02/11/2009	319,427.27	485,198.81	0.00	804,626.08	10,674,373.79
9. Payment	04/05/2010	04/05/2010	302,236.00	485,198.81	0.00	787,434.81	10,189,174.98
10. Payment	01/11/2010	01/11/2010	285,345.01	485,198.81	0.00	770,543.82	9,703,976.17
11. Payment	03/05/2011	03/05/2011	274,760.00	485,198.81	0.00	759,958.81	9,218,777.36
12. Payment	01/11/2011	01/11/2011	259,595.65	485,198.81	0.00	744,794.46	8,733,578.55
13. Payment	01/05/2012	01/05/2012	245,932.72	485,198.81	0.00	731,131.53	8,248,379.74
14. Payment	01/11/2012	01/11/2012	234,822.21	485,198.81	0.00	720,021.02	7,763,180.93
15. Payment	01/05/2013	01/05/2013	217,405.72	485,198.81	0.00	702,604.53	7,277,982.12
16. Payment	01/11/2013	01/11/2013	207,196.06	485,198.81	0.00	692,394.87	6,792,783.31
17. Payment	01/05/2014	01/05/2014	190,230.01	485,198.81	0.00	675,428.82	6,307,584.50
18. Payment	03/11/2014	03/11/2014	181,521.76	485,198.81	0.00	666,720.57	5,822,385.69
19. Payment	05/05/2015	05/05/2015	164,856.00	485,198.81	0.00	650,054.81	5,337,186.88
20. Payment	02/11/2015	02/11/2015	149,466.44	5,337,186.88	0.00	5,486,653.32	0.00

Repayment Plan

Customer:    Stolt Tankers Finance B.V., WesterJaan 5, 3016 CK Rotterdam, Netherlands

Credit no. /Loan no.	4126 / 101453	Disbursement date:	01/11/2005
Loan Amount:	USD 13,504,992.12	Date of 1. payment:	01/05/2006
Loan setup:	Markedslan (kontant), fixed rente	No. of payments per year	2
Interest (ex. margin)	0.000000%	Total no. of payments:	20
Interest Calculation:	366 / 360	Balloon:	4,501,664.12
Current margin		Free terms	0

Transaction	Due date	Pay date	Interest	Instalment	Fees	Total payable	Loan balance	Status
Drawdown	01/11/2005	01/11/2005				13,504,992.12	13,504,992.12
1. Payment	02/05/2006	02/05/2006	380,293.07	450,166.40	0.00	630.459.47	13,054,825.72
2. Payment	01/11/2006	01/11/2006	369,636.51	450,166.40	0.00	819.802.91	12,604,659.32
3. Payment	01/05/2007	01/05/2007	352,989.99	450,166.40	0.00	803.156.39	12,154,492.92
4. Payment	01/11/2007	01/11/2007	346,024.90	450,166.40	0.00	796.191.30	11,704,326.52
5. Payment	02/05/2008	02/05/2008	331,398.26	450,166.40	0.00	781.564.66	11,254,160.12
6. Payment	03/11/2008	03/11/2008	322,134.70	450,166.40	0.00	772,301.10	10,803,993.72
7. Payment	01/05/2009	01/05/2009	299,219.61	450,166.40	0.00	749,386.01	10,353,827.32
8. Payment	02/11/2009	02/11/2009	296,363.93	450,166.40	0.00	746.530.33	9,903,660.92
9. Payment	04/05/2010	04/05/2010	280,413.91	450,166.40	0.00	730.580.31	9,453,494.52
10. Payment	01/11/2010	01/11/2010	264,742.49	450,166.40	0.00	714,908.89	9,003,328.12
11. Payment	03/05/2011	03/05/2011	254,921.73	450,166.40	0.00	705,088.13	8,553,161.72
12. Payment	01/11/2011	01/11/2011	240,852.28	450,166.40	0.00	691.018.68	8,102,995.32
13. Payment	01/05/2012	01/05/2012	228,175.84	450,166.40	0.00	678.342.24	7,652,828.92
14. Payment	01/11/2012	01/11/2012	217,867.54	450,166.40	0.00	668.033.94	7,202,662.52
15. Payment	01/05/2013	01/05/2013	201,708.56	450,166.40	0.00	651.874.96	6,752,496.12
16. Payment	01/11/2013	01/11/2013	192,236.07	450,166.40	0.00	642.402.47	6,302,329.72
17. Payment	01/05/2014	01/05/2014	176,494.99	450,166.40	0.00	626,661.39	5,852,163.32
18. Payment	03/11/2014	03/11/2014	168,415.51	450,166.40	0.00	618.581.91	5,401,996.92
19. Payment	05/05/2015	05/05/2015	152,953.04	450,166.40	0.00	603.119.44	4,951,830.52
20. Payment	02/11/2015	02/11/2015	138,674.64	4,951,830.52	0.00	5,090,505.16	0.00

Repayment Plan

Customer:     Stolt Tankers Finance B.V., Westerlaan 5, 3016 CK Rotterdam, Netherlands

Credit no,/Loan no.	4126/101454	Disbursement date:	01/11/2005
Loan Amount:	USD 13,504,992.12	Date of 1 payment:	01/05/2003
Loan setup:	Markedslan (kontant), fixed rente	No. of payments per year	2
Interest (ex. margin)	0 000000%	Total no. of payments:	20
Interest Calculation:	366 / 360	Balloon:	4,501,664 12
Current margin		Free terms	0

Transaction	Due date	Pay date	Interest	Instalment	Fees	Total payable	Loan balance	Status
Drawdown	01/11/2005	01/11/2005				13,504,992.12	13,504,992.12
1. Payment	02/05/2008	02/05/2006	380,293.07	450,166.40	0.00	830,459.47	13,054,859.72
2. Payment	01/11/2009	01/11/2006	369,836.51	450,166.40	0.00	819,802.91	12,604,859.32
3. Payment	01/05/2007	01/05/2007	352,989.99	450,166.40	0.00	803,156.39	12,154,492 92
4. Payment	01/11/2007	01/11/2007	346,024.90	450,166.40	0.00	796,191.30	11,704,326.62
5. Payment	02/05/2008	02/05/2008	331,398.26	450,166.40	0.00	781,564.66	11,254,160.12
6. Payment	03/11/2006	03/11/2008	322,134.70	450,166.40	0.00	772,301.10	10,803,993.72
7. Payment	01/05/2009	01/05/2009	299,219.61	450,166.40	0.00	749,386.01	10,353,927.32
8. Payment	02/11/2009	02/11/2009	296,363.93	450,166.40	0.00	746,530.33	9,903,660.92
9. Payment	04/05/2010	04/05/2010	280,413.91	450,166.40	0.00	730,580.31	9,453,494.52
10. Payment	01/11/2010	01/11/2010	264,742.49	450,166.40	0.00	714,906.89	9,003,328.12
11. Payment	03/05/2011	03/05/2011	264,921.73	450,166.40	0.00	705,086.13	8,553,161.72
12. Payment	01/11/2011	01/11/2011	240,862.28	450,166.40	0.00	891,018.68	8,102,995.32
13. Payment	01/05/2012	01/05/2012	228,175.84	450,166.40	0.00	678,342.24	7,652,828.92
14. Payment	01/11/2012	01/11/2012	217,867.54	450,166.40	0.00	668,033.94	7,202,662.62
15. Payment	01/05/2013	01/05/2013	201,708.56	450,166.40	0.00	651,874.96	6,752,496.12
16. Payment	01/11/2013	01/11/2013	192,236.07	450,166.40	0.00	642,402.47	6,302,329.72
17. Payment	01/05/2014	01/05/2014	176,494.99	450,166.40	0.00	626,661.39	5,852,163.32
18. Payment	03/11/2014	03/11/2014	166,415.51	450,166.40	0.00	618,581.91	5,401,996.92
19. Payment	05/05/2015	05/05/2015	152,953.04	450,166.40	0.00	603,119.44	4,951,830.52
20. Payment	02/11/2015	02/11/2015	138,674.84	4,951,830.52	0.00	5,090,505.16	0.00

Repayment Plan

Customer:    Stolt Tankers Finance B.V., Westerlaan 5, 3016 CK Rotterdam, Netherlands

Credit no./Loan no.	4126/101455	Disbursement date:	01/11/2005
Loan Amount:	USD 14,030,478.19	Date of 1. payment:	01/05/2006
Loan setup:	Markedslan (kontant), fixed rente	No. of payments per year	2
Interest (ex. margin)	0.000000%	Total no. of payments:	20
Interest Calculation:	366/360	Balloon:	4,676,825.99
Current margin		Free terms	0

Transaction	Due date	Pay date	Interest	Instalment	Fees	Total payable	Loan balance	Status
Drawdown	01/11/2005	01/11/2005				14,030,478.19	14,030,478.19
1. Payment	02/05/2006	02/05/2006	395,090.47	467,682.61	0.00	862,773.08	13,562,795.58
2. Payment	01/11/2006	01/11/2006	384,019.25	467,682.61	0.00	851,701.86	13,095,112.97
3. Payment	01/05/2007	01/05/2007	366,725.00	467,682.61	0.00	834,407.61	12,627,430.36
4. Payment	01/11/2007	01/11/2007	359,488.91	467,682.61	0.00	827,171.52	12,159,747.75
5. Payment	02/05/2008	02/05/2008	344,293.13	467,682.61	0.00	811,975.74	11,692,085.14
6. Payment	03/11/2008	03/11/2008	334,869.12	467,682.61	0.00	802,351.73	11,224,382.53
7. Payment	01/05/2009	01/05/2009	310,862.39	467,682.61	0.00	778,545.00	10,756,699.92
8. Payment	02/11/2009	02/11/2009	307,895.60	467,682.61	0.00	775,578.21	10,289,017.31
9. Payment	04/05/2010	04/05/2010	291,324.95	467,682.61	0.00	759,007.56	9,821,334.70
10. Payment	01/11/2010	01/11/2010	275,043.75	467,682.61	0.00	742,726.36	9,353,652.09
11. Payment	03/05/2011	03/05/2011	264,840.87	467,682.61	0.00	732,325.48	8,885,969.48
12. Payment	01/11/2011	01/11/2011	250,223.96	467,682.61	0.00	717,906.57	8,418,286.87
13. Payment	01/05/2012	01/05/2012	237,054.28	467,682.61	0.00	704,736.89	7,950,604.26
14. Payment	01/11/2012	01/11/2012	226,344.87	467,682.61	0.00	694,027.48	7,482,921.65
15. Payment	01/05/2013	01/05/2013	209,557.15	467,682.61	0.00	677,239.76	7,015,239.04
16. Payment	01/11/2013	01/11/2013	189,718.06	467,682.61	0.00	667,398.67	6,547,556.43
17. Payment	01/05/2014	01/05/2014	183,362.49	467,682.61	0.00	651,045.10	6,079,873.82
18. Payment	03/11/2014	03/11/2014	174,968.63	467,682.61	0.00	642,651.24	5,612,191.21
19. Payment	05/05/2015	05/05/2015	158,904.52	467,682.61	0.00	626,587.13	5,144,508.60
20. Payment	02/11/2015	02/11/2015	144,070.53	5,144,508.80	0.00	5,288,679.13	0.00

Repayment Plan

Customer:    Stolt Tankers Finance B.V., Westerlaan 5, 3016 CK Rotterdam, Netherlands

Credit no /Loan no.	4126/101456	Disbursement date:	01/11/2005
Loan Amount:	USD 14,030,478.19	Date of 1. payment:	01/05/2006
Loan setup:	Markedstan (kontant), fixed rente	No of payments per year	2
Interest (ex. margin)	0 000000%	Total no . of payments:	20
Interest Calculation:	366 / 360	Balloon:	4,676.825.99
Current margin		Free terms	0

Transaction	Due date	Pay date	Interest	Instalment	Fees	Total payable	Loan balance	Status
Drawdown	01/11/2005	01/11/2005				14,030,478.19	14,030,478.19
1. Payment	02/05/2006	02/05/2006	395,090.47	467,682.61	0.00	862,773.08	13,562,795.58
2. Payment	01/11/2006	01/11/2006	384,019.25	467,682.61	0.00	851,701.86	13,095,112.97
3. Payment	01/05/2007	01/05/2007	388,725.00	467,682.61	0.00	834,407.81	12,627,430.36
4. Payment	01/11/2007	01/11/2007	359,438.91	467,682.61	0.00	827,171.52	12,159,747.75
5. Payment	02/05/2008	02/05/2008	344,293.13	467,682.61	0.00	811,975.74	11,692,085.14
6. Payment	03/11/2008	03/11/2008	334,639.12	467,682.61	0.00	802,351.73	11,224,382.53
7. Payment	01/05/2009	01/05/2009	310,862.39	467,682.61	0.00	778,545.00	10,756,699.92
8. Payment	02/11/2009	02/11/2009	307,895.60	467,682.61	0.00	775,578.21	10,289,017.31
9. Payment	04/05/2010	04/05/2010	291,324.95	467,682.61	0.00	759,007.56	9,821,334.70
10. Payment	01/11/2010	01/11/2010	275,043.75	467,682.61	0.00	742,726.36	9,353,652.09
11. Payment	03/05/2011	03/05/2011	264,840.87	467,682.61	0.00	732,523.48	8,885,969.48
12. Payment	01/11/2011	01/11/2011	250,223.96	467,682.61	0.00	717,906.57	8,418,283.87
13. Payment	01/05/2012	01/05/2012	237,654.28	467,682.61	0.00	704,736.89	7,950,604.26
14. Payment	01/11/2012	01/11/2012	226,344.87	467,682.61	0.00	694,027.48	7,482,921.65
15. Payment	01/05/2013	01/05/2013	209,557.15	467,682.61	0.00	677,239.76	7,015,239.04
16. Payment	01/11/2013	01/11/2013	199,716.06	467,682.61	0.00	667,398.67	6,547,556.43
17. Payment	01/05/2014	01/05/2014	183,362.49	467,682.61	0.00	651,045.10	6,079,873.82
18. Payment	03/11/2014	03/11/2014	174,968.63	467,682.61	0.00	642,651.24	5,612,191.21
19. Payment	05/05/2015	05/05/2015	158,904.52	467,682.61	0.00	626,587.13	5,144,508.60
20. Payment	02/11/2015	02/11/2015	144,070.53	5,144,508.60	0.00	5,288,579.13	0.00

Repayment Plan

Customer:    Stolt Tankers Finance B.V., Westerlaan 5,3016 CK Rotterdam, Netherlands

Credit no/Loan no.	4126/101457	Disbursement date:	01/11/2005
Loan Amount:	USD 15,186,547.56	Date of 1. payment:	01/05/2006
Loan setup:	Markedslan (kontant), fixed rente	No. of payments per year	2
Interest (ex. margin)	0.000000%	Total no. of payments:	20
Interest Calculation:	366 / 360	Balloon:	5,062,182.56
Current margin		Free terms	0

Transaction	Due date	Pay date	Interest	Instalment	Fees	Total payable	Loan balance	Status
Drawdown	01/11/2005	01/11/2005				15,186,547.56	15,186,547.56
1. Payment	02/05/2006	02/05/2006	427,644.74	506,218.25	0.00	933,662.99	14,680,329.31
2. Payment	01/11/2006	01/11/2006	415,661.30	506,218.25	0.00	921,379.55	14,174,111.06
3. Payment	01/05/2007	01/05/2007	396,942.04	506,218.25	0.00	903,160.29	13,687,892.81
4. Payment	01/11/2007	01/11/2007	389,109.73	506,218.25	0.00	895,327.98	13,161,674.56
5. Payment	02/05/2008	02/05/2008	372,861.85	506,218.25	0.00	878,880.10	12,655,456.31
6. Payment	03/11/2008	03/11/2008	362,244.86	506,218.25	0.00	868,463.11	12,149,238.06
7. Payment	01/05/2009	01/05/2009	336,476.52	506,218.25	0.00	842,694.77	11,643,019.81
8. Payment	02/11/2009	02/11/2009	333,265.27	506,218.25	0.00	838,483.52	11,136,801.56
9. Payment	04/05/2010	04/05/2010	315,329.25	506,218.25	0.00	821,547.50	10,630,583.31
10. Payment	01/11/2010	01/11/2010	297,706.53	506,218.25	0.00	803,924.78	10,124,365.06
11. Payment	03/05/2011	03/05/2011	286,662.96	506,218.25	0.00	792,881.21	9,618,146.81
12. Payment	01/11/2011	01/11/2011	270,841.67	506,218.25	0.00	777,059.92	9,111,928.56
13. Payment	01/05/2012	01/06/2012	256,586.85	506,218.25	0.00	762,805.10	8,605,710.31
14. Payment	01/11/2012	01/11/2012	244,995.01	506,218.25	0.00	751,213.26	8,099,492.06
15. Payment	01/05/2013	01/05/2013	226,824.02	506,218.25	0.00	733,042.27	7,593,273.81
16. Payment	01/11/2013	01/11/2013	216,172.07	506,218.25	0.00	722,390.32	7,087,055.56
17. Payment	01/05/2014	01/05/2014	198,471.02	506,218.25	0.00	704,689.27	6,580,837.31
18. Payment	03/11/2014	03/11/2014	189,385.52	506,218.25	0.00	695,603.77	6,074,619.06
19. Payment	05/05/2015	05/05/2015	171,997.78	506,218.25	0.00	678,216.03	5,568,400.81
20. Payment	02/11/2015	02/11/2015	155,941.52	5,568,400.81	0.00	5,724,342.33	0.00

Schedule 7

PARENT COMPANIES GUARANTEE

GUARANTEE

(“SELVSKYLDNERKAUTION”)

THIS GUARANTEE, dated 27 October 2005 (the “Guarantee”) is made by the following companies (collectively, the “Guarantors”), as joint and several Guarantors:

(1)           Stolt-Nielsen S.A., a company duly incorporated and existing under the laws of the Grand Duchy of Luxembourg, with registered address at 23 avenue Monterey, L-2086 Luxembourg (“SNSA”);

(2)           Stolt-Nielsen Transportation Group Ltd, Liberia, a company duly incorporated and existing under the laws of Liberia, with registered address at 80 Broad Street, Monrovia, Liberia (“SNTG-LIB”);

(3)           Stolt-Nielsen Transportation Group Ltd., Bermuda, a Bermuda an exempted limited liability company with registered address at Clarendon House, 2 Church Street, Hamilton HM11 Bermuda (the “SNTG-BER”);

(4)           Stolt-Nielsen Investments N.V., a Netherlands Antilles limited liability company with registered address at De Ruyterkade, Curacao, Netherlands Antilles (the “SNI”);

(5)           Stolt-Nielsen Holdings B.V., a Dutch limited liability company with registered address at Westerlaan 5, 3016 CK Rotterdam, The Netherlands (the “SNH”);

(6)           Stolt-Nielsen Transportation Group B.V., a Dutch limited liability company with registered address at Westerlaan 5, 3016 CK Rotterdam, The Netherlands (the “SNTG BV”);

in favour of Danish Ship Finance A/S (Danmarks Skibskredit A/S) (the “Lender”). Capitalised terms used herein and not otherwise defined herein shall have the meaning set forth in the Loan Agreement between Stolt Tankers Finance B.V. (the “Borrower”) and the Lender.

WHEREAS:

(A)          The Loan Agreement. The Borrower and the Lender are parties to a USD 225,779,737.18 existing financing and USD 100,000,000 new financing top up term loan agreement (the

“Loan Agreement”) dated 27 October 2005 pursuant to which, among other things, (i) the Perseverance Tranche will be allocated, on a pro rata basis, to the outstanding Tranches in respect of the Continuing Vessels, (ii) the Existing Tranches will become subject to the terms and conditions of the Loan Agreement, and (iii) the Advance, to be allocated to the New Tranches, will be disbursed to the Borrower.

(B)           The Existing Guarantee. On 29 July 2005, each of the Guarantors executed a guarantee (the “Existing Guarantee”) pursuant to which it guaranteed on a joint and several basis, all of the Borrower’s obligations under the Existing Loan Agreement (including, without limitation, the Borrower’s obligations to repay the Existing Tranches).

(C)           Corporate structure. The Borrower and each Continuing Shipowning Company is a 100 per cent owned subsidiary of SNTG BV, which is a 100 per cent owned subsidiary of SNH, which is a 100 per cent owned subsidiary of SNI, which is a 100 per cent owned subsidiary SNTG-BER, which is a 100 per cent owned subsidiary of SNTG-LIB, which is a 100 per cent owned subsidiary of SNSA.

(D)          This Guarantee as a condition precedent to the signing of the Loan Agreement. It is a condition precedent to the Lender’s signing of the Loan Agreement and its obligation to make the Advance available to the Borrower under the Loan Agreement that each of the Guarantors executes and delivers this Guarantee.

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and adequacy of which the Guarantors hereby acknowledge, each of the Guarantors hereby agrees as follows:

Each of the Guarantors hereby guarantees, jointly and severally (and jointly and severally with each of the Continuing Shipowning Companies which are guaranteeing the same obligations of the Borrower pursuant to the terms of a separate guarantee), in favour of the Lender, as selvskyldnerkautionist (as such term is defined pursuant to Danish law), the full and punctual payment and performance when due (whether at the stated maturity, upon acceleration or otherwise) of all amounts payable by, and all other obligations to be performed by, the Borrower under the Loan Agreement, whether now due or hereafter arising. However, for the purpose of this Guarantee only, all obligations of the Borrower to perform specific obligations (other than the obligation to make payments) shall be converted by the Lender into an obligation to pay an amount fixed by the Lender in its sole discretion. Consequently, the obligations of the Guarantors hereunder shall be limited to the payment of money amounts.

Upon failure by the Borrower to pay any amount as and when the same is due under the terms of the Loan Agreement, the Guarantors, forthwith on demand, shall pay the amount which the Borrower

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failed to pay (together with any and all amounts due and payable by the Borrower as a result of such failure to pay), in immediately available funds and without set-off, deduction, withholdings or counterclaim at the place specified in the Loan Agreement.

The obligations of the Guarantors hereunder shall be irrevocable, unconditional and absolute without regard to:

a)          any extensions, renewals, settlements, compromises, indulgences, waivers or releases in respect of any obligation of the Borrower or any other party under the Loan Agreement or under any of the Security Documents;

b)          any modification or amendment of, or supplement to, the Loan Agreement;

c)          any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower or any other party under the Loan Agreement;

d)          any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganisation or other similar proceedings affecting the Borrower, any of the Guarantors, any of the Continuing Shipowning Companies or any other party to the Loan Agreement or any of the Security Documents or any of their respective assets; or

e)          any invalidity or unenforceability (for any reason relating to or against the Borrower or any other party) of the Loan Agreement or any of the Security Documents or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or to reduce or otherwise limit the obligations of the Borrower or any other party under the Loan Agreement or the Security Documents.

The Guarantors’ obligations hereunder shall remain in full force and effect until the amounts payable by the Borrower under the Loan Agreement have been paid in full and all obligations of the Borrower thereunder have been performed in full. If, at any time, any amount paid by the Borrower under the Loan Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganisation of the Borrower or otherwise, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made.

In the event of the Borrower’s default under the Loan Agreement, the Guarantors shall promptly remedy such default.

The Guarantors waive any right they may have of first requiring the Lender to proceed against or enforce any security of, or claim payment from, the Borrower, any of the Continuing Shipowning Companies, any other party to any of the Security Documents or any other person.

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Each of the Guarantors confirms that its rights of subrogation and rights to proceed against the Borrower (including without limitation the right to initiate legal proceedings against the Borrower and the right to claim recoveries from the Borrower’s estate), any of the Continuing Shipowning Companies, or any of the other Guarantors, and rights to enforce the Security Documents or any other security established in favour of the Lender are subordinated to the Lender’s rights against the Borrower, each of such other parties and under the Security Documents. Each of the Guarantors agrees that it shall not exercise any such right unless either the Indebtedness has been paid in full or the Lender’s prior written approval (which may be given or withheld at the Lender’s discretion) is obtained.

Each of the Guarantors confirms that it holds free and unencumbered title to the shares in its direct subsidiary, as set forth in Whereas paragraph (C) and agrees and undertakes that it will not, without first having obtained the Lender’s prior written approval (which may be given or withheld at the Lender’s discretion), sell any of such shares or grant or allow a third party to obtain a security interest therein, or make or permit to be made any other changes to the structure of the SNSA Group as described in Whereas paragraph (C). Each of the Guarantors is aware of the guarantee of the Indebtedness provided by each of the Continuing Shipowning Companies and of the Intermediate Companies’ Undertaking entered into by SNTG-BER, SNI, SNH, and SNTG BV as contemplated by the Loan Agreement. Each of the Guarantors undertakes to perform its rights and duties as a holding company and shareholder with a view to enabling each of the other Guarantors, the Borrower, and each of the Continuing Shipowning Companies to comply with their guarantees and undertakings set forth in the Loan Agreement and each of the Security Documents.

This Guarantee is not assignable except, in whole or part, to any bank or financial institution which takes a participation in the Tranches outstanding under the Loan Agreement.

This Guarantee shall be governed by and construed according to Danish law.

Any dispute hereunder shall be settled by the Maritime and Commercial Court in Copenhagen, Denmark, with right of appeal to the Danish Supreme Court. This shall, however, not limit the right of the Lender to initiate proceedings against any of the Guarantors or any of their respective assets in any other competent jurisdiction.

The obligations of the Guarantors under this Guarantee in respect of the Existing Tranches are a continuation without interruption of their respective obligations in respect of the Existing Tranches under the Existing Guarantee. Upon execution of this Guarantee by each of the Guarantors, the Existing Guarantee shall terminate and neither the Guarantors nor the Lender shall have any rights or obligations thereunder.

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Signed, sealed, delivered and executed as a deed:

Stolt-Nielsen S.A.:		Witnessed by:

Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt-Nielsen Transportation Group Ltd., Liberia		Witnessed by:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

SIGNED as a DEED on behalf of
STOLT-NIELSEN TRANSPORTATION GROUP LTD, Bermuda
by Walter Lion being a person who is
acting under power of attorney granted by that company

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt-Nielsen Investments N.V.:		Witnessed by:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

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Stolt-Nielsen Holdings B.V.:		Witnessed by:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt-Nielsen Transportation Group B.V.:		Witnessed by:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

For the purpose of Article 1 of the Protocol to the Brussels Convention of 1968 on inter alia the enforceability of foreign court awards, Stolt-Nielsen S.A. expressly and specifically accepts the jurisdiction clause contained in the last paragraph of the Guarantee.

Stolt-Nielsen S.A.:		Witnessed by:

Print Name:	Walter Lion
Capacity:	Attorney-in-fact

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Schedule 8

CONTINUING SHIPOWNING COMPANIES GUARANTEE

GUARANTEE

(“SELVSKYLDNERKAUTION”)

THIS GUARANTEE, dated 27 October 2005 (the “Guarantee”) is made by the following companies (collectively, the “Guarantors”), as joint and several Guarantors:

(1)           Stolt Concept B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341651;

(2)           Stolt Confidence B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341646;

(3)           Stolt Creativity B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341647;

(4)           Stolt Efficiency B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341659;

(5)           Stolt Effort B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341648;

(6)           Stolt Innovation B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341645;

(7)           Stolt Inspiration B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341658;

(each of the companies listed in 1 to 7 above being referred to herein as a “Guarantor” and, together, the “Guarantors”);

in favour of Danish Ship Finance A/S (Danmarks Skibskredit A/S) (the “Lender”). Capitalised terms used herein and not otherwise defined herein shall have the meaning set forth in the Loan Agreement (as defined below) between Stolt Tankers Finance B.V. (the “Borrower”) and the Lender.

WHEREAS:

(A)          The Loan Agreement. The Borrower and the Lender are parties to a USD 225,779,737.18 existing financing and USD 100,000,000 new financing top up term loan agreement (the “Loan Agreement”) dated 27 October 2005 pursuant to which, among other things, (i) the Perseverance Tranche will be allocated, on a pro rata basis, to the outstanding Tranches in respect of the Continuing Vessels, (ii) the Existing Tranches will become subject to the terms and conditions of the Loan Agreement, and (iii) the Advance, to be allocated to the New Tranches, will be disbursed to the Borrower. The Tranches have been applied, in accordance with the terms of the Loan Agreement, to the financing of the Continuing Vessels owned by each of the Guarantors.

(B)           The Existing Guarantees. On 20 November 2002, each of the Guarantors entered into a separate guarantee (the seven separate guarantees being herein referred to together as the “Existing Guarantees”) pursuant to which it guaranteed, on a joint and several basis, all of the Borrower’s obligations under the Existing Loan Agreement (including, without limitation, the Borrower’s obligations to repay the Existing Tranches).

(C)           Corporate structure. Each of the Guarantors is a 100 per cent owned subsidiary of the Borrower.

(D)          This Guarantee as a condition precedent to the signing of the Loan Agreement. It is a condition precedent to the Lender’s signing of the Loan Agreement and its obligation to make the Advance available to the Borrower under the Loan Agreement that each of the Guarantors executes and delivers this Guarantee.

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and adequacy of which the Guarantors hereby acknowledge, each of the Guarantors hereby agrees as follows:

Each of the Guarantors hereby guarantees, jointly and severally (and jointly and severally with each of the Parent Companies which are guaranteeing the same obligations of the Borrower pursuant

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to the terms of a separate guarantee), in favour of the Lender, as selvskyldnerkautionist (as such term is defined pursuant to Danish law), the full and punctual payment and performance when due (whether at the stated maturity, upon acceleration or otherwise) of all amounts payable by, and all other obligations to be performed by, the Borrower under the Loan Agreement, whether now due or hereafter arising.

Upon failure by the Borrower to pay any amount as and when the same is due under the terms of the Loan Agreement, the Guarantors, forthwith on demand, shall pay the amount which the Borrower failed to pay (together with any and all amounts due and payable by the Borrower as a result of such failure to pay), in immediately available funds and without set-off, deduction, withholdings or counterclaim at the place specified in the Loan Agreement.

The obligations of the Guarantors hereunder shall be irrevocable, unconditional and absolute without regard to:

a)         any extensions, renewals, settlements, compromises, indulgences, waivers or releases in respect of any obligation of the Borrower or any other party under the Loan Agreement or under any of the Security Documents;

f)          any modification or amendment of, or supplement to, the Loan Agreement;

g)         any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower or any other party under the Loan Agreement;

h)         any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganisation or other similar proceedings affecting the Borrower, any of the Guarantors, any of the Parent Companies, or any other party to the Loan Agreement or any of the Security Documents or any of their respective assets; or

i)          any invalidity or unenforceability (for any reason relating to or against the Borrower or any other party) of the Loan Agreement or any of the Security Documents or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or to reduce or otherwise limit the obligations of the Borrower or any other party under the Loan Agreement or the Security Documents.

The Guarantors’ obligations hereunder shall remain in full force and effect until the amounts payable by the Borrower under the Loan Agreement have been paid in full and all obligations of the Borrower thereunder have been performed in full. If, at any time, any amount paid by the Borrower under the Loan Agreement is rescinded or must otherwise be restored or returned upon the

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insolvency, bankruptcy or reorganisation of the Borrower or otherwise, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made.

In the event of the Borrower’s default under the Loan Agreement, the Guarantors shall promptly remedy such default.

The Guarantors waive any right they may have of first requiring the Lender to proceed against or enforce any security of, or claim payment from, the Borrower, any of the Parent Companies, any other party to any of the Security Documents or any other person.

Each of the Guarantors confirms that its rights of subrogation and rights to proceed against the Borrower (including without limitation the right to initiate legal proceedings against the Borrower and the right to claim recoveries from the Borrower’s estate), any of the Parent Companies, or any of the other Guarantors, and rights to enforce the Security Documents or any other security established in favour of the Lender are subordinated to the Lender’s rights against the Borrower, each of such other parties and under the Security Documents. Each of the Guarantors agrees that it shall not exercise any such right unless either the Indebtedness has been paid in full or the Lender’s prior written approval (which may be given or withheld at the Lender’s discretion) is obtained.

Each of the Guarantors has entered into the Mortgage and Deed of Covenants, the Earnings Assignment and the Insurances Assignment in respect of the Continuing Vessel owned by it. Each of the Guarantors undertakes and warrants in favour of the Lender that it will not, at any time during the Loan Period create or permit to exist any other encumbrance of any kind over the Continuing Vessel owned by it, its insurances, its other assets, its earnings or its income and, if any encumbrance arises by law, it shall promptly take all such action as may be necessary.

This Guarantee is not assignable except, in whole or part, to any bank or financial institution which takes a participation in the Tranches outstanding under the Loan Agreement.

This Guarantee shall be governed by and construed according to Danish law.

Any dispute hereunder shall be settled by the Maritime and Commercial Court in Copenhagen, Denmark, with right of appeal to the Danish Supreme Court. This shall, however, not limit the right of the Lender to initiate proceedings against any of the Guarantors or any of their respective assets in any other competent jurisdiction.

The obligations of the Guarantors under this Guarantee in respect of the Existing Tranches are a continuation without interruption of their respective obligations in respect of the Existing Tranches

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under the Existing Guarantees. Upon execution of this Guarantee by each of the Guarantors, the Existing Guarantee shall terminate and neither the Guarantors nor the Lender shall have any rights or obligations thereunder.

Signed, sealed, delivered and executed as a deed:

Stolt Concept B.V.:		Witnessed by:

Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Confidence B.V.:		Witnessed by:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Creativity B.V.:		Witnessed by:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Efficiency B.V.:		Witnessed by:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

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Stolt Effort B.V.:		Witnessed by:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Innovation B.V.:		Witnessed by:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Inspiration B.V.:		Witnessed by:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

6

Schedule 9

FORM OF INTERMEDIATE COMPANIES UNDERTAKING

INTERMEDIATE COMPANIES UNDERTAKING

THIS UNDERTAKING, dated 27 October 2005 (the “Undertaking”), is made by the following companies (collectively, the “Intermediate Companies”):

(1)           Stolt-Nielsen Transportation Group Ltd., Bermuda, a Bermuda an exempted limited liability company with registered address at Clarendon House, 2 Church Street, Hamilton HM11 Bermuda (the “SNTG-BER”);

(2)           Stolt-Nielsen Investments N.V., a Netherlands Antilles limited liability company with registered address at De Ruyterkade, Curacao, Netherlands Antilles (the “SNI”);

(3)           Stolt-Nielsen Holdings B.V., a Dutch limited liability company with registered address at Westerlaan 5, 3016 CK Rotterdam, The Netherlands (the “SNH”); and

(4)           Stolt-Nielsen Transportation Group B.V., a Dutch limited liability company with registered address at Westerlaan 5, 3016 CK Rotterdam, The Netherlands (the “SNTG BV”);

in favour of Danish Ship Finance A/S (Danmarks Skibskredit A/S) (the “Lender”). Capitalised terms used herein and not otherwise defined herein shall have the meaning set forth in the Loan Agreement between Stolt Tankers Finance B.V. (the “Borrower”) and the Lender.

WHEREAS:

(A)          The Loan Agreement. The Borrower and the Lender are parties to a USD 225,779,737.18 existing financing and USD 100,000,000 new financing top up term loan agreement (the “Loan Agreement”) dated 27 October 2005 pursuant to which, among other things, (i) the Perseverance Tranche will be allocated, on a pro rata basis, to the outstanding Tranches in respect of the Continuing Vessels, (ii) the Existing Tranches will become subject to the terms and conditions of the Loan Agreement, and (iii) the Advance, to be allocated to the New Tranches, will be disbursed to the Borrower.

(B)           The Existing Undertaking. On 20 November 2002, each of the Intermediate Companies and Stolt Nielsen Inter European Services B.V. (“SNIES”) entered into a document entitled Undertakings by intermediary SN-companies, which document was amended by an amendment number 1 thereto dated 27 July 2005 (as so amended, the “Existing Undertaking”) pursuant to which, among other things, the Intermediate Companies made certain undertakings in favour of the Lender in connection with the Existing Loan Agreement.

(C)           Corporate structure. The Borrower and each Continuing Shipowning Company is a 100 per cent owned subsidiary of SNTG BV, which is a 100 per cent owned subsidiary of SNH, which is a 100 per cent owned subsidiary of SNI, which is a 100 per cent owned subsidiary SNTG-BER, which is a 100 per cent owned subsidiary of SNTG-LIB, which is a 100 per cent owned subsidiary of SNSA.

(D)          This Undertaking as a condition precedent to the signing of the Loan Agreement. It is a condition precedent to the Lender’s signing of the Loan Agreement and its obligation to make the Advance available to the Borrower under the Loan Agreement that each of the Intermediate Companies executes and delivers this Undertaking.

Now, therefore, the parties hereto agree as follows:

1.             Defined terms. Capitalised terms used herein and not otherwise defined herein are used with the meanings ascribed to them in the Loan Agreement.

2.             SNSA Group structure. Each of the Intermediate Companies represents and warrants that the corporate structure of the SNSA Group is as set forth in Whereas Clause C and undertakes that it will not take any action or permit any action to be taken that would result in a change to such SNSA Group corporate structure.

3.             The Loan Agreement. Each of the Intermediate Companies has signed the Loan Agreement as a Parent Company Guarantor. Each of the Intermediate Companies has made certain representations and warranties and undertakings in favour of the Lender under the Loan Agreement. Each of the Intermediate Companies represents and warrants in favour of the Lender that, to the best of its knowledge, there is no misstatement of information or omission of information which makes any statement contained in the Loan Agreement false or misleading.

4.             Additional undertakings. In addition to the representations and warranties and undertakings made by each of the Intermediate Companies as Guarantors under the Loan Agreement, each of the Intermediate Companies represents, warrants and undertakes in favour of the Lender as follows:

(i)            No encumbrances: No pledge or other security interest exists, and no pledge or other security interest will be created or permitted to exist, in respect of the

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shares owned by it in any company in the SNSA Group or in respect of any dividend payments made or to be made by any company in the SNSA Group to it; and if any such pledge or other security interest is notified to any of the Intermediate Companies in respect of its own shares, it will immediately notify the Lender thereof. SNTG-LIB also makes the representation, warranty and undertaking contained in this Clause 3(i) to the extent set forth above its signature on the signature pages to this Undertaking.

(ii)           Intermediate Companies’ debt: It has neither incurred, secured or guaranteed and will not incur, secure or guarantee, any debt except for debt between it and other companies in the SNSA Group and debt which is either subordinated to or ranks pari-passu with the Indebtedness; provided, however, that, for the avoidance of doubt, all of the security provided in favour of the Lender pursuant to the Security Documents shall secure only the Indebtedness.

(iii)          Subordination: All of its present or future claims against the Borrower, any of the Continuing Shipowning Companies, SNSA, SNTG-LIB, or any of the other Intermediate Companies, are and shall remain fully subordinated to the claims of the Lender under the Loan Agreement and the Security Documents.

(iv)          Avoid Events of Default: It will not take, or cause or permit to be taken, any action, which may give rise to an Event of Default or a Potential Event of Default under the Loan Agreement, including, without limitation, interfering with the Earnings of any of the Continuing Vessels or any other income of any of the Continuing Shipowning Companies or the Borrower in any manner which could or may hinder or prevent the Borrower from making any of the payments required to be made by it under the Loan Agreement.

(v)           Creditors meetings: It will arrange for the Lender to be represented during any meetings held by it with any group (minimum 2) of its or their creditors.

(vi)          No obstruction: It will not do anything which may obstruct or delay the exercise of any of the Lender’s rights under the Loan Agreement, this Undertaking or any of the other Security Documents before or after any Event of Default has occurred.

(vii)         Further assurances. It will generally do or procure to be done all things and acts and enter into any documents and provide any such information as in the Lender’s opinion may be reasonably necessary or advisable in order to secure the Lender’s rights under the Loan Agreement, this Undertaking and any of the other Security

3

Documents and it will do and cause to be done such things as the Lender, in its reasonable opinion, may deem necessary in order to manage the Lender’s rights under the Loan Agreement, this Undertaking and any of the other Security Documents.

5.             Joint and several obligations. The obligations of the Intermediate Companies hereunder are joint and several.

6.             Governing law and jurisdiction. This Undertaking shall be governed by Danish law and any dispute arising hereunder, shall be settled by the Maritime and Commercial Court in Copenhagen with right of appeal to the Danish Supreme Court. The Lender may enforce any of its rights under this Undertaking directly against the Intermediate Companies in accordance with the principles contained in the Danish Act on Civil Procedure, sec. 478,1.

7.             The Existing Undertaking. The obligations of the Intermediate Companies under this Undertaking in respect of the Existing Tranches are a continuation without interruption of their respective obligations in respect of the Existing Tranches under the Existing Undertaking. Upon execution of this Undertaking by each of the Intermediate Companies, the Existing Undertaking shall terminate and neither the Intermediate Companies nor SNIES nor the Lender shall have any rights or obligations thereunder.

In WITNESS whereof this Undertaking has been entered into on the day and in the year stated at the beginning of this Agreement and signed by the parties:

As Intermediate Companies,

Stolt-Nielsen Transportation Group Ltd., Bermuda:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

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Stolt-Nielsen Investments N.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt-Nielsen Holdings B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt-Nielsen Transportation Group B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

SNTG-LIB is signing this Undertaking below for the purposes of undertaking in favour of the Lender, in line with the provisions of Clause 3(i) of the Undertaking that no pledge or other security interest exists, and no pledge or other security interest will be created or permitted to exist, in respect of the shares owned by it in any company in the SNSA Group or in respect of any dividend payments made or to be made by any company in the SNSA Group to it.

Stolt-Nielsen Transportation Group Ltd., Liberia:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

5

As Lender:

Danish Ship Finance A/S
(Danmarks Skibskredit A/S):

Signature:
Print Name:	Print Name:
Capacity:	Capacity:

6

Schedule 10

FORM OF INSURANCES ASSIGNMENT

First Priority Assignment of Insurances

M/S Stolt Concept

M/S Stolt Confidence

M/S Stolt Creativity

M/S Stolt Efficiency

M/S Stolt Effort

M/S Stolt Innovation

M/S Stolt Inspiration

THIS ASSIGNMENT OF INSURANCES, dated 27 October 2005 (the “Insurances Assignment”) is made by each of the following companies (collectively, the “Continuing Shipowning Companies”):

(1)           Stolt Concept B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341651;

(2)           Stolt Confidence B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341646;

(3)           Stolt Creativity B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341647;

(4)           Stolt Efficiency B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341659;

(5)           Stolt Effort B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341648;

(6)           Stolt Innovation B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341645;

(7)           Stolt Inspiration B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341658;

in favour of Danish Ship Finance A/S (Danmarks Skibskredit A/S), Sankt Annæ Plads 3, DK-1250 Copenhagen K, Denmark (the “Lender”).

WHEREAS:

(A)          The Loan Agreement. Stolt Tankers Finance B.V. (the “Borrower”) and the Lender are parties to a USD 225,779,737.18 existing financing and USD 100,000,000 new financing top up term loan agreement (the “Loan Agreement”) dated 27 October 2005 pursuant to which, among other things, (i) the Perseverance Tranche will be allocated, on a pro rata basis, to the outstanding Tranches in respect of the Continuing Vessels, (ii) the Existing Tranches will become subject to the terms and conditions of the Loan Agreement, and (iii) the Advance, to be allocated to the New Tranches, will be disbursed to the Borrower. The Tranches have been applied, in accordance with the terms of the Loan Agreement, to the financing of the Continuing Vessels owned by each of the Continuing Shipowning Companies.

(B)           The Existing Assignments of Insurances. On 20 November 2002, each of the Continuing Shipowning Companies entered into a separate assignment of insurances (the seven separate assignments of insurances being herein referred to together as the “Existing Insurances Assignments”) pursuant to which it assigned in favour of the Lender all of the insurances in respect of the Continuing Vessel owned by it by way of security for its obligations under its guarantee (together, the “Existing Guarantees”) of the Borrower’s obligations under the Existing Loan Agreement (including, without limitation, the Borrower’s obligations to repay the Existing Tranches).

(C)           The Continuing Shipowning Companies Guarantee. On the date hereof, each of the Continuing Shipowning Companies is entering into a joint and several guarantee of all of the Borrower’s obligations under the Loan Agreement. Such guarantee is herein referred to as the “Continuing Shipowning Companies’ Guarantee”.

(D)          This Insurances Assignment as a condition precedent to the signing of the Loan Agreement. It is a condition precedent to the Lender’s signing of the Loan Agreement and its obligation to make the Advance available to the Borrower under the Loan Agreement that each of the Continuing Shipowning Companies executes and delivers and perfects this Insurances Assignment.

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NOW, THEREFORE, in consideration for the Lender entering into the Loan Agreement each of the Continuing Shipowning Companies agrees as follows:

1.          Defined terms. Capitalised terms used herein and not otherwise defined herein are used with the meanings ascribed to them in the Loan Agreement.

2.          Assignment. As security for the fulfilment of any and all obligations that each of the Continuing Shipowning Companies may have towards the Lender now or at any time in the future pursuant to the Continuing Shipowning Companies’ Guarantee, each of the Continuing Shipowning Companies hereby irrevocably and unconditionally assigns to the Lender and grants to the Lender a first priority security interest and pledge over all of such Continuing Shipowning Companies’ rights, title and interest in and to:

(i)         all those policies, cover notes and contracts of insurance which are from time to time taken out or entered into in respect of the Continuing Vessel owned by such Continuing Shipowning Company, its earnings or otherwise howsoever and all renewals of or replacements for the same (jointly the “Insurances”);

(ii)        all claims, returns or premiums and other moneys and claims for moneys due and to become due under or in respect of the Insurances;

(iii)       all of such Continuing Shipowning Companies other rights under or in respect of the Insurances; and

(iv)       any proceeds, present or future, of any of the foregoing.

3.          Undertakings. Each of the Continuing Shipowning Companies undertakes immediately

(i)         to notify the relevant insurers and insurance brokers of this Insurances Assignment;

(ii)        to give such payment instructions and notices as the Lender may from time to time request;

(iii)       generally to do and cause to be done such things as the Lender may deem necessary or advisable in order to perfect or enforce this Insurances Assignment; and

(iv)       to arrange that the relevant insurers and insurance brokers sign a Notice of Assignment and, where relevant, name the Lender as co-assured and/or issue mortgagee interest clauses, in form and substance acceptable to the Lender.

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4.          Payments of insurance indemnities. Each of the Continuing Shipowning Companies agrees that all payments in respect of the Insurances covering the Continuing Vessel owned by it, except for payments in respect of a Total Loss of such Continuing Vessel, may be paid by the relevant insurers directly to the relevant Continuing Shipowning Company except if (i) such damage involves a loss in excess of USD 1,000,000 or its equivalent (in which case the insurers shall not make such payment without first obtaining the Lender’s prior written consent) and except if (ii) the insurers have been notified by the Lender that any of the Continuing Shipowning Companies has defaulted under the Continuing Shipowning Companies’ Guarantee.

In the event of a Total Loss of a Continuing Vessel, all insurance payments in respect thereof shall be paid to the Lender.

5.          Continuing Shipowning Companies remain liable under the Insurances. Each of the Continuing Shipowning Companies shall remain liable under the Insurances to perform all of the obligations assumed by it thereunder. The Lender shall have no obligation or liability (including without limitation any obligation or liability with respect to the payment of premiums, calls or assessments) under the Insurances by reason of or arising out of this Insurances Assignment. Nor shall the Lender be required to perform any of the Continuing Shipowning Companies obligations under the Insurances or to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Lender or to present any claim or to take any other action to collect and/or enforce the payment of any amounts assigned to the Lender hereunder.

6.          Rights divisible. The rights hereunder are divisible and the Lender may choose only to exercise the rights in part. Should the Lender choose only to exercise the rights in part, this shall not in any way impede the Lender from exercising the remaining rights in the future.

7.          No satisfaction by intermediate payment; no prejudice. The Insurances Assignment shall not be satisfied by any intermediate payment of any amount secured by this Insurances Assignment or by any other security, which may be given to the Lender. Neither shall this Insurances Assignment be prejudiced or affected by any time or indulgence granted by the Lender to any Continuing Shipowning Company or any third party or by any invalidity in the Insurances Assignment, the Loan Agreement or any of the Security Documents or any other documents referred to therein.

8.          Event of Default. If an Event of Default occurs under the Loan Agreement, the Lender shall be entitled, without having to initiate legal proceedings and without having regard to the provisions laid down in law, to:

4

(i)          take all actions which the Lender may deem appropriate for the purpose of securing its rights under the Loan Agreement and the Security Documents; and

(ii)        manage, enforce, realise and/or take possession of the Insurances or any part thereof in the way the Lender may, in its sole discretion, find appropriate.

8.         Power of Attorney. Each of the Continuing Shipowning Companies hereby irrevocably appoints the Lender as its true and lawful attorney with respect to the actions mentioned above and with full power (in the name of such Continuing Shipowning Company) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for money due and to become due, to file any claim or to take any action or institute any proceedings which the Lender may deem necessary or advisable in order to perfect or enforce this Insurances Assignment, always provided that this power of attorney shall only be exercisable following the Lender’s declaration of an Event of Default under the Loan Agreement.

9.         Priority. The security hereby created is a first priority security and each of the Continuing Shipowning Companies undertakes not to create second priority security interests in respect of the Insurances assigned hereunder without the Lender’s prior written consent. Each of the Continuing Shipowning Companies also undertakes to make any and all registrations or filings necessary to be made in Denmark in order to perfect the Lender’s interests in the security.

10.       Release. Pursuant to Clause 7.4 of the Loan Agreement, in the event of a voluntary or mandatory final prepayment of the full amount of the Existing Tranche and the New Tranche in respect of any Continuing Vessel, subject always to Clause 7.2(b) of the Loan Agreement, this Insurances Assignment (to the extent only that it relates to the Continuing Vessel to which such Tranches are allocated) shall be released. In order to effect such partial release of this Insurances Assignment the Lender shall execute and deliver to the Borrower a release letter substantially in the form of Schedule 1 hereto.

11.       Governing law and jurisdiction. This Insurances Assignment shall be governed by Danish law and any dispute arising hereunder shall be settled by the Maritime and Commercial Court in Copenhagen with right of appeal to the Danish Supreme Court. Each of the Continuing Shipowning Companies agrees that the Lender’s rights against it according to this Insurances Assignment can be enforced directly against it according to the principles contained in the Danish Act on Civil Procedure, sec. 478,1.

12.       The Existing Insurances Assignments.  The obligations of the Continuing Shipowning Companies under this Insurances Assignment, to the extent that it secures the Continuing Shipowning Companies’ Guarantee of the Borrower’s obligations in respect of the Existing

5

Tranches are a continuation without interruption of the Continuing Shipowners respective obligations under the Existing Insurances Assignments to the extent that such Existing Insurances Assignments secure the Continuing Shipowning Companies’ obligations under its Existing Guarantee in respect of the Existing Tranches. Upon execution of this Insurances Assignment by each of the Continuing Shipowning Companies, the Existing Insurances Assignments shall terminate and neither the Continuing Shipowning Companies nor the Lender shall have any rights or obligations thereunder.

In WITNESS whereof this Insurances Assignment has been entered into on the day and in the year stated at the beginning of this Insurances Assignment and signed by the parties:

Stolt Concept B.V.:

Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Confidence B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Creativity B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Efficiency B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

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Stolt Effort B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Innovation B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Inspiration B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

As Lender:

Danish Ship Finance A/S
(Danmarks Skibskredit A/S):

Signature:
Print Name:	Print Name:
Capacity:	Capacity:

7

Schedule 1

 FORM OF PARTIAL RELEASE LETTER

From:	Danish Ship Finance A/S (Danmarks Skibskredit A/S), Sankt Annæ Plads 3, DK-1250 Copenhagen K, Denmark

To:	[The relevant Released Shipowning Company], Westerlaan 5, 3016 CK Rotterdam, The Netherlands (the “Released Shipowning Company”)

cc:	Stolt-Nielsen Transportation Group Ltd., 800 Connecticut Avenue, 4th Floor East, Norwalk, CT 06854, U.S.A.

Dated:	[•]

Dear Sirs,

Re:          LOAN AGREEMENT- USD 225,779,737.18 EXISTING FINANCING AND USD 100,000,000 NEW FINANCING TOP UP TERM LOAN - PARTIAL RELEASE LETTER IN RESPECT OF M/S STOLT [•] (THE “RELEASED VESSEL”)

Gentlemen:

We refer to the loan agreement dated 27 October 2005 (the “Loan Agreement”) between Stolt Tankers Finance B.V., as Borrower and Danish Ship Finance A/S (Danmarks Skibskredit A/S) as Lender and the related Insurances Assignment and Earnings Assignment each dated 27 October 2005 and entered into between Stolt Concept B.V., Stolt Confidence B.V., Stolt Creativity B.V., Stolt Efficiency B.V., Stolt Effort B.V., Stolt Innovation B.V., and Stolt Inspiration B.V., in favour of the Lender. Terms defined in the Loan Agreement shall have the same meaning when used herein.

In view of the full and final prepayment of the full amount of the Existing Tranche and the New Tranche in respect of the Released Vessel and as contemplated by Clause 7.4 of the Loan Agreement, the Lender hereby releases the Released Shipowning Company from its obligations under the Insurances Assignment and the Earnings Assignment and hereby terminates the Insurances Assignment and the Earnings Assignment to the extent only that such assignments relate to the Released Shipowning Company and the Released Vessel and hereby reassigns to the Released Shipowing Company the Insurances and the Earnings in respect of the Released Vessel only.

Upon the signature of this partial release letter by the Lender, the Released Shipowing Company and the Lender shall no longer have any rights or obligations one to the other under the Insurances Assignment or the Earnings Assignment.

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The Lender hereby authorises the Released Shipowning Company to send such notices and take such action as it may deem to be necessary in order to notify any relevant insurer or broker of this partial release of the Insurances Assignment and to cancel any co-assured or loss payee or mortgagee interest clauses created in favour of the Lender in respect of the Insurances covering the Released Vessel pursuant to the terms of the Insurances Assignment. The Lender, at the Released Shipowning Company’s expense, shall execute and deliver to the brokers and/or the managers of any association or Club in which the Released Vessel may be entered, a notice of reassignment substantially in the form set out in Schedule 1 to this letter. The Lender, at the Released Shipowning Company’s expense shall execute and do all such other assurances, deeds, acts and things as the Released Shipowning Company may reasonably request in writing, delivered to the Lender on or prior to the date which is 90 days following the date hereof, in connection with discharges, releases and reassignments contained in this Release Letter.

Except as specifically set forth in this partial release letter [and pursuant to any other partial release letters which the Lender has signed and delivered], the Insurances Assignment and the Earnings Assignment shall continue in full force and effect in accordance with their respective terms.

The letter shall be governed by and construed in accordance with Danish law.

Very truly yours,

Danish Ship Finance A/S (Danmarks Skibskredit A/S)

By:
Name:
Title:

9

Schedule 1 to Partial Release Letter

Notice of release and reassignment of insurances covering M/S Stolt [•]

We, Danish Ship Finance A/S (Danmarks Skibskredit A/S), HEREBY GIVE NOTICE that, pursuant to a letter of partial release dated [•] we have released and reassigned absolutely to [Released Shipowing Company] all our right, title and interest in and to and all benefit of all policies and contracts of insurance whatsoever and all entries of the ship M/S Stolt [•] in any protection and indemnity and war risks association which were at any time whatsoever or are now effected including all proceeds and profits thereof, all claims of whatever nature, returns of premium and all benefits thereunder and our right to negotiate and settle all claims thereunder in respect of an actual or constructive or arranged, agreed or compromised total loss which were assigned to us by an insurances assignment dated 27 October 2005.

Dated:

By:

10

Schedule 11

FORM OF EARNINGS ASSIGNMENT

First Priority Assignment of Earnings

M/S Stolt Concept

M/S Stolt Confidence

M/S Stolt Creativity

M/S Stolt Efficiency

M/S Stolt Effort

M/S Stolt Innovation

M/S Stolt Inspiration

THIS ASSIGNMENT OF EARNINGS, dated 27 October 2005 (the “Earnings Assignment”) is made by each of the following companies (collectively, the “Continuing Shipowning Companies”):

(1)           Stolt Concept B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341651;

(2)           Stolt Confidence B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341646;

(3)           Stolt Creativity B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341647;

(4)           Stolt Efficiency B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341659;

(5)           Stolt Effort B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341648;

(6)           Stolt Innovation B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341645;

(7)           Stolt Inspiration B.V., a Dutch limited liability company with registered office in Schiedam, The Netherlands and with offices at Westerlaan 5, 3016 CK Rotterdam, The Netherlands and with company registration number 24341658;

in favour of Danish Ship Finance A/S (Danmarks Skibskredit A/S), Sankt Annæ Plads 3, DK-1250 Copenhagen K, Denmark (the “Lender”) (the “Lender”).

WHEREAS:

(A)          The Loan Agreement. Stolt Tankers Finance B.V. (the “Borrower”) and the Lender are parties to a USD 225,779,737.18 existing financing and USD 100,000,000 new financing top up term loan agreement (the “Loan Agreement”) dated 27 October 2005 pursuant to which, among other things, (i) the Perseverance Tranche will be allocated, on a pro rata basis, to the outstanding Tranches in respect of the Continuing Vessels, (ii) the Existing Tranches will become subject to the terms and conditions of the Loan Agreement, and (iii) the Advance, to be allocated to the New Tranches, will be disbursed to the Borrower. The Tranches have been applied, in accordance with the terms of the Loan Agreement, to the financing of the Continuing Vessels owned by each of the Continuing Shipowning Companies.

(B)           The Existing Assignments of Earnings. On 20 November 2002, each of the Continuing Shipowning Companies entered into a separate assignment of earnings (the seven separate assignments of earnings being herein referred to together as the “Existing Earnings Assignments”) pursuant to which it assigned in favour of the Lender all of the earnings in respect of the Continuing Vessel owned by it by way of security for its obligations under its guarantee (together, the “Existing Guarantees”) of the Borrower’s obligations under the Existing Loan Agreement (including, without limitation, the Borrower’s obligations to repay the Existing Tranches).

(C)           The Continuing Shipowning Companies Guarantee. On the date hereof, each of the Continuing Shipowning Companies is entering into a joint and several guarantee of all of the Borrower’s obligations under the Loan Agreement. Such guarantee is herein referred to as the “Continuing Shipowning Companies’ Guarantee”.

(D)          This Earnings Assignment as a condition precedent to the signing of the Loan Agreement. It is a condition precedent to the Lender’s signing of the Loan Agreement and its obligation

2

to make the Advance available to the Borrower under the Loan Agreement that each of the Continuing Shipowning Companies executes and delivers and perfects this Earnings Assignment.

NOW, THEREFORE, in consideration for the Lender entering into the Loan Agreement each of the Continuing Shipowning Companies agrees as follows:

1.           Defined terms. Capitalised terms used herein and not otherwise defined herein are used with the meanings ascribed to them in the Loan Agreement.

2.           Assignment. As security for the fulfilment of any and all obligations that each of the Continuing Shipowning Companies may have towards the Lender now or at any time in the future pursuant to the Continuing Shipowning Companies’ Guarantee, each of the Continuing Shipowning Companies hereby irrevocably and unconditionally assigns to the Lender and grants to the Lender a first priority security interest and pledge over all of such Continuing Shipowning Companies’ rights, title and interest in and to:

(i)        any and all present and future charterparties, bills of lading and contracts of affreightment in respect of the Continuing Vessel owned by such Continuing Shipowning Company; and

(ii)       all earnings and moneys from time to time due or payable to us arising out of any present and future charterparties in respect of the Continuing Vessel owned by such Continuing Shipowning Company, bills of lading, contracts of affreightment, requisition or any other activities whatsoever of such Continuing Vessel, including but without limitation all claims for money, loss or damages arising out of the present or future use, chartering, operation or management of such Continuing Vessel.

3.          Payments. The Earnings Assignment implies inter alia that any and all payments of the earnings assigned in favour of the Lender pursuant to Clause 2 can only be made with releasing effect if made into such bank account as may from time to time be nominated by the Lender.

4.          Undertakings. Each of the Continuing Shipowning Companies undertakes immediately to give such payment instructions and notices and generally to do and cause to be done such things as the Lender may deem necessary or advisable in order to perfect or enforce this Earnings Assignment.

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5.          Rights divisible. The rights hereunder are divisible and the Lender may choose only to exercise the rights in part. Should the Lender choose only to exercise the rights in part, this shall not in any way impede the Lender from exercising the remaining rights in the future.

6.          No satisfaction by intermediate payment; no prejudice. The Earnings Assignment shall not be satisfied by any intermediate payment of any amount secured by this Earnings Assignment or by any other security, which may be given to the Lender. Neither shall this Earnings Assignment be prejudiced or affected by any time or indulgence granted by the Lender to any Continuing Shipowning Company or any third party or by any invalidity in the Earnings Assignment, the Loan Agreement or any of the Security Documents or any other documents referred to therein.

7.          Event of Default. If an Event of Default occurs under the Loan Agreement, the Lender shall be entitled, without having to initiate legal proceedings and without having regard to the provisions laid down in law, to:

(i)          take all actions which the Lender may deem appropriate for the purpose of securing its rights under the Loan Agreement and the Security Documents; and

(ii)        manage, enforce, realise and/or take possession of the earnings assigned pursuant to this Earnings Assignment and the contracts related thereto or any part thereof in the way the Lender, in its sole discretion, may find appropriate.

8.          Priority. The security hereby created is a first priority security and each of the Continuing Shipowning Companies undertakes not to create second priority security interests in respect of the earnings assigned hereunder without the Lender’s prior written consent.

9.          Perfection. Each of the Continuing Shipowning Companies undertakes to make any and all registrations or filings necessary to be made in Denmark in order to perfect the Lender’s interests in the security and to notify the counterparties to any contracts pursuant to which the earnings assigned hereunder arise and obtain a written acknowledgement and acceptance of this Earnings Assignment from such counterparties promptly upon the request of the Lender following the occurrence of an Event of Default under the Loan Agreement.

13.         Power of Attorney. Each of the Continuing Shipowning Companies hereby irrevocably appoints the Lender as its true and lawful attorney with respect to the actions mentioned above and with full power (in the name of such Continuing Shipowning Company) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for money due and to become due, to file any claim or to take any action or institute any proceedings which the Lender may deem necessary or advisable in order to perfect or enforce this Earnings Assignment, always provided that this power of attorney shall only be

4

exercisable following the Lender’s declaration of an Event of Default under the Loan Agreement.

14.         Release. Pursuant to Clause 7.4 of the Loan Agreement, in the event of a voluntary or mandatory final prepayment of the full amount of the Existing Tranche and the New Tranche in respect of any Continuing Vessel, subject always to Clause 7.2(b) of the Loan Agreement, this Earnings Assignment (to the extent only that it relates to the Continuing Vessel to which such Tranches are allocated) shall be released. In order to effect such partial release of this Earnings Assignment the Lender shall execute and deliver to the Borrower a release letter substantially in the form of Schedule 1 to the Insurances Assignment entered into by the parties hereto on the date hereof.

10.        Governing law and jurisdiction. This Earnings Assignment shall be governed by Danish law and any dispute arising hereunder shall be settled by the Maritime and Commercial Court in Copenhagen with right of appeal to the Danish Supreme Court. Each of the Continuing Shipowning Companies agrees that the Lender’s rights against it according to this Earnings Assignment can be enforced directly against it according to the principles contained in the Danish Act on Civil Procedure, sec. 478,1.

11.        The Existing Earnings Assignments.  The obligations of the Continuing Shipowning Companies under this Earnings Assignment, to the extent that it secures the Continuing Shipowning Companies’ Guarantee of the Borrower’s obligations in respect of the Existing Tranches are a continuation without interruption of the Continuing Shipowners respective obligations under the Existing Earnings Assignments to the extent that such Existing Earnings Assignments secure the Continuing Shipowning Companies’ obligations under its Existing Guarantee in respect of the Existing Tranches. Upon execution of this Earnings Assignment by each of the Continuing Shipowning Companies, the Existing Earnings Assignments shall terminate and neither the Continuing Shipowning Companies nor the Lender shall have any rights or obligations thereunder.

In WITNESS whereof this Earnings Assignment has been entered into on the day and in the year stated at the beginning of this Earnings Assignment and signed by the parties:

Stolt Concept B.V.:

Print Name:	Walter Lion
Capacity:	Attorney-in-fact

5

Stolt Confidence B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Creativity B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Efficiency B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Effort B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

Stolt Innovation B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

6

Stolt Inspiration B.V.:

Signature:
Print Name:	Walter Lion
Capacity:	Attorney-in-fact

As Lender:

Danish Ship Finance A/S
(Danmarks Skibskredit A/S):

Signature:
Print Name:	Print Name:
Capacity:	Capacity:

7

Schedule 12

FORM OF MORTGAGE AND DEED OF COVENANTS

DRAFT PROFORMA MORTGAGE

WHEREAS there is an account current (for a maximum principal amount of USD [ ]), between [VESSEL OWNER], whose principal place of business is at 5 Westerlaan, 3016 ROTTERDAM, The Netherlands, and whose registered office is at 25 Karel Doormanweg, 3115 JD SCHIELDAM, The Netherlands (hereinafter sometimes the “Mortgagor”) and DANISH SHIP FINANCE A/S (DANMARKS SKIBSKREDIT A/S), whose registered address is at 1-3 Sankt Annæ Plads, DK-1021 Copenhagen K, Denmark (hereinafter sometimes the “Mortgagee”), the terms and conditions of which are regulated by: (i) a loan agreement dated [ ] 2005 between the Mortgagee (as creditor) and Stolt Tankers Finance B.V. (as debtor) (the “Loan Agreement”); (ii) a guarantee dated [ ] by the Mortgagor, among others, of all of the obligations of Stolt Tankers Finance B.V. under such Loan Agreement (the “Guarantee”), (iii) a first priority assignment of earnings dated [ ] by the Mortgagor, among others, pursuant to which, among other things, all earnings of the Ship described above are assigned in favour of the Mortagee, (the “Earnings Assignment”) (iv) a first priority assignment of insurances dated [ ] by the Mortgagor, among others, pursuant to which, among other things, all insurances and rights in respect thereof covering the Ship described above are assigned in favour of the Mortagee, (the “Insurances Assignment”) and (v) a deed of covenants dated [ ] entered into by the Mortgagor in favour of the Mortgagee (the “Deed of Covenants” and together with the Loan Agreement, the Guarantee, the Earnings Assignment and the Insurances Assignment, each as may be amended, varied, supplemented or novated from time to time being referred to herein as the “Security Documents”) and whereas pursuant to the Security Documents, the Mortgagor has agreed to execute this Mortgage for the purpose of securing payment by the Mortgagor to the Mortgagee of all sums for the time being owing to the Mortgagee in the manner and at the time set forth in the Security Documents and in order to secure the performance of all obligations of the Mortgagor under the Security Documents, the Mortgagor has agreed to execute this mortgage and whereas the amount of principal and interest or other monies due to the Mortgagee at any given time can be ascertained by reference to the Security Documents and/or the books of account (or other accounting records) of the Mortgagee.

Now we (b) the Mortgagor in consideration of the premises for ourselves and our successors, covenant with the said (c) DANISH SHIP FINANCE A/S (DANMARKS SKIBSKREDIT A/S) and (d) its assigns, to pay to him or them or it the sums for the time being due on this security, whether by way of principal or interest, at the times and manner aforesaid.  And for the purpose of better securing to the said (c) DANISH SHIP FINANCE A/S (DANMARKS SKIBSKREDIT A/S) the payment of such sums as last aforesaid, we do hereby mortgage to the said (c) DANISH SHIP FINANCE A/S (DANMARKS SKIBSKREDIT A/S) all 64/64 shares, of which we are the Owners in the Ship above particularly described, and in her boats and appurtenances.

Furthermore it is hereby provided that it is prohibited to create further mortgages over the Ship, transfer ownership of the Ship or any of her shares, change the name of the Ship or terminate the registration of the Ship on application of the Mortgagor without, in each case, the prior written consent of the Mortgagee.

Lastly, we for ourselves and our successors, covenant with the said (c) DANISH SHIP FINANCE A/S (DANMARKS SKIBSKREDIT A/S) and (d) its assigns that we have power to mortgage in manner aforesaid the above-mentioned shares, and that the same are free from encumbrances (e)

DEED OF COVENANTS

BETWEEN	[Insert name of Continuing Shipowning Company] (the “Owner” which expression shall include its successors and permitted assignees)

AND	Danish Ship Finance A/S (Danmarks Skibskredit A/S) (the Mortgagee which expression shall include its successors and assignees)

DATED	27 October 2005

CONTENTS

1.	DEFINITIONS AND CONSTRUCTION	2
2.	REPRESENTATIONS AND WARRANTIES	6
3.	COVENANT AND GUARANTEE TO PAY PRINCIPAL, INTEREST AND OTHER MONEYS	6
4.	MORTGAGE AND ASSIGNMENT OF THE MORTGAGED PREMISES	7
5.	COVENANTS	9
6.	POWERS OF MORTGAGEE TO PROTECT SECURITY AND REMEDY DEFAULTS	14
7.	EVENTS OF DEFAULT	15
8.	POWERS OF MORTGAGEE ON EVENT OF DEFAULT	16
9.	RECEIVER	17
10.	APPLICATION OF MONEYS	18
11.	CONTINUING SECURITY	19
12.	DELEGATION	20
13.	INDEMNITY AND COSTS	20
14.	POWER OF ATTORNEY	20
15.	FURTHER ASSURANCEs	21
16.	NOTICES	21
17.	SEVERABILITY	22
18.	RELEASE OF EXISTING DEED OF COVENANTS	22
19.	GOVERNING LAW AND JURISDICTION	22

1

DEED OF COVENANTS

This Deed of Covenants (the “Deed”) is made on 27 October between:

(1)                 [Name of Continuing Shipowning Company], Westerlaan 5, 3016 CK, Rotterdam, The Netherlands, (the “Owner”), and

(2)                 Danish Ship Finance A/S (Danmarks Skibskredit A/S), Sankt Annæ Plads 3, DK-1250 Copenhagen K, Denmark (the “Mortgagee”).

WHEREAS

(A)                Ownership of Ship. The Owner is the sole, absolute, legal and beneficial owner of sixty-four sixty-fourth shares in the Ship described in Clause 1.1 hereof.

(B)                The Loan Agreement. Stolt Tankers Finance B.V., Westerlaan 5, 3016 CK, Rotterdam, The Netherlands (the “Borrower” which expression shall include its successors and assigns) and the Mortgagee are parties to a USD 225,779,737.18 existing financing and USD 100,000,000 new financing top up term loan agreement (the “Loan Agreement”) dated 27 October 2005 pursuant to which, among other things, (i) certain existing indebtedness of the Borrower outstanding from the Mortgagee will become subject to the terms and conditions of the Loan Agreement, and (ii) the Mortgagee agrees to make available to the Borrower an additional advance in the amount of USD 100,000,000. Stolt-Nielsen S.A. (“SNSA”), Stolt-Nielsen Transportation Group Ltd., Liberia (“SNTG-LIB”), Stolt-Nielsen Transportation Group Ltd., Bermuda (“SNTG-BER”), Stolt-Nielsen Investments N.V. (“SNI”), Stolt-Nielsen Holdings B.V. (“SNH”), Stolt-Nielsen Transportation Group B.V. (“SNTG BV”), the Owner and the Sister Companies (as defined below) have agreed, irrevocably, unconditionally and as debtors for own debt, to guarantee the Borrower’s full and timely performance of all obligations under the Loan Agreement. The guarantee to be entered into by SNSA, SNTG-LIB, SNTG-BER, SNI, SNH and SNTG is referred to as the “Parent Companies Guarantee” and the guarantee to be entered into by Owner and the Sister Companies is referred to as the “Continuing Shipowning Companies’ Guarantee”.

(C)                The Assignments of Earnings and Insurances. Pursuant to the terms of the Loan Agreement, the Owner and the Sister Companies are required to enter into an assignment of Earnings and an assignment of Insurances pursuant to which the Owner assigns the

Earnings and the Insurances in respect of the Ship and the Sister Companies assign the Earnings and the Insurances in respect of the ships owned by each of them to the Mortgagee by way of security for the Owner’s and the Sister Companies obligations under the Continuing Shipowning Companies’ Guarantee. Such assignment of Earnings and such assignment of Insurances are referred to herein as the “Assignment of Earnings” and the “Assignment of Insurances”, respectively.

(D)                The Statutory Mortgage. The Loan Agreement provides (inter alia) that there should be executed in favour of the Mortgagee a Mortgage of the said Ship to secure (inter alia) all sums of money (all “Indebtedness” as defined in the Loan Agreement) from time to time owing to the Mortgagee under the Loan Agreement and under the aforesaid Continuing Shipowning Companies Guarantee. There has contemporaneously with the execution of this Deed been executed by the Owner in favour of the Mortgagee a Statutory Mortgage in account current form constituting a first priority Mortgage of sixty-four sixty-fourth shares in the said Ship.

(E)                 Deed as supplement to Mortgage. This Deed is supplemental to the Mortgage aforesaid and to the security thereby created.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1.                  DEFINITIONS AND CONSTRUCTION

1.1                Definitions. In this Deed unless the context otherwise requires:

“Approved Brokers” means such firm of insurance brokers, appointed by the Owner, as may from time to time be approved in writing by the Mortgagee for the purposes of this Deed;

“Banking Day” means any day on which banks and foreign exchange markets are open for the transaction of business in New York, London, and Copenhagen;

“Dollars” and “$” means the lawful currency of the United States of America;

“Earnings” means all monies whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage monies, compensation in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention monies, and damages for breach (or

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payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee or any Receiver) of

a)            all losses, liabilities, costs, charges, expenses and outgoings of whatever nature (including without limitation) taxes, stamp duty, registration fees and insurance premiums (suffered, incurred or paid by the Mortgagee or any Receiver in connection with the exercise of the powers referred to in this Deed or otherwise) payable by the Owner in accordance with Clause 13; and

b)            interest on all such losses, liabilities, charges, costs, expenses and outgoings from the date on which the same was suffered, incurred or paid by the Mortgagee or any Receiver until the date of receipt or the recovery thereof (whether before or after judgment) at a rate per annum equal to the aggregate of 2 (two) per cent and the cost to the Mortgagee or such Receiver (as the case may be) of funding the amount in question (as conclusively certified by the Mortgagee or such Receiver as the case may be);

“Insurances” means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) from time to time during the Security Period taken out or entered into by or for the benefit of the Owner in respect of the Ship, her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Loan” means the principal amount advanced by the Mortgagee to the Borrower pursuant to the Loan Agreement or, as the context may require, the amount thereof for the time being outstanding;

“Loss Payable Clauses” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such Loss Payable Clauses to be in the form set out in Schedule I or in such other form as may from time to time be agreed in writing by the Mortgagee;

“Mortgage” means the statutory mortgage mentioned in Recital (C) hereto;

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“Mortgaged Premises” means:

the Ship,

the Insurances,

the Earnings, and

any Requisition Compensation;

“Loan Agreement” means the Loan Agreement dated 27 October 2005 as mentioned in Recital (B) hereto;

“Outstanding Indebtedness” means the aggregate of the Indebtedness as determined by the Mortgagee, including all outstanding principal amounts, all interest accrued and accruing thereon, the Expenses and all other sums of money from time to time owing to the Mortgagee (whether the same shall be due and payable or not) under the Security Documents or any of them;

“Person” includes any body of persons corporate or unincorporated;

“Receiver” means any receiver and/or manager appointed pursuant to Clause 9;

“Requisition Compensation” means all monies or other compensation from time to time payable during the Security Period by reason of requisition for title or other compulsory acquisition of the Ship otherwise than by requisition for hire;

“Security Documents” means the Loan Agreement, this Deed, the Mortgage, the deeds of covenants and mortgages required by the terms of the Loan Agreement to be entered into by the Sister Companies as security for the Outstanding Indebtedness, the Parent Companies Guarantee, the Continuing Shipowning Companies’ Guarantee, the Assignment of Earnings, the Assignment of Insurances, the undertaking entered into by SNTG-BER, SNI, SNH, and SNTG BV in connection with the Loan Agreement, and any other document or instrument from time to time executed as security for the Outstanding Indebtedness or any part thereof;

“Security Period” means the period terminating upon payment of all moneys payable under the Security Documents and the discharge of all other obligations secured thereby;

“Ship” means the vessel M/S Stolt [•] registered at the Port of George Town, Cayman Islands under Official Number [•] and includes any share or interest therein and her engines

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machinery boats tackle outfit equipment spare gear fuel consumable or other stores belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired;

“Sister Companies” means Stolt Concept B.V., Stolt Confidence B.V., Stolt Creativity B.V., Stolt Efficiency B.V., Stolt Effort B.V., Stolt Innovation B.V., and Stolt Inspiration B.V.; [Delete the name of the Owner]

“Total Loss” means:

(i)          the actual, agreed, constructive, compromised or arranged total loss of the Ship;

(ii)         the abandonment or condemnation of the Ship;

(iii)        the requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Ship by any government entity or other competent authority, whether de jure or de facto other than for hire; or

(iv)        hijacking, theft, condemnation, capture, detention, confiscation or other incidents provided any such incident is adequately covered by the insurances taken out for the Ship.

1.2                Construction. In the Mortgage:

a)         references to “interest” shall be construed as references to interest covenanted to be paid in accordance with Clause 3, any interest payable by or recoverable from the Owner under Clauses j)m) and 8.1 f) and interest specified in paragraph a) of the definition of “Expenses” in Clause 1.1;

b)        references to “principal” shall be construed as references to all other sums of money for the time being comprised within the Outstanding Indebtedness;

c)        the expression “all sums for the time being owing to the Mortgagee” means the whole of the Outstanding Indebtedness.

1.3                Relationship to Loan Agreement. The obligations and liabilities of the Owner according to this Deed shall be the same as its and the Borrower’s obligations and liabilities stated in the Loan Agreement. Consequently, this Deed shall be read together with the

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Loan Agreement but in case of any conflict between this Deed and the Loan Agreement, the provisions of the Loan Agreement shall prevail.

1.4                Construction of additional terms. In this Deed, unless the context otherwise requires:

a)         references to Clauses are to be construed as references to clauses of this Deed;

b)        references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, and (where such consent is, by the terms of this Deed or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Mortgagee;

c)        words importing the plural shall include the singular and vice versa; and

d)        references to a person shall be construed as references to an individual, firm, company, corporation or unincorporated body of persons or any state or any agency thereof.

2.                  REPRESENTATIONS AND WARRANTIES

2.1                Representations and warranties. The Owner hereby represents and warrants to the Mortgagee that:

a)         it is the sole, absolute, legal and beneficial owner of the Ship;

b)         the Ship is not subject to any charter which, if entered into after the date of this Deed, would have required the consent of the Mortgagee under Clause j)k) and there is no existing agreement or arrangement whereby the Earnings may be shared with any other person; and

c)         neither the Mortgaged Premises nor any part thereof is subject to any mortgage, charge, assignment or other encumbrance save as constituted by the Mortgage and this Deed or otherwise permitted by the terms of this Deed.

3.                  COVENANT AND GUARANTEE TO PAY PRINCIPAL, INTEREST AND OTHER MONEYS

3.1                Covenant and guarantee. In consideration of the continuation of the Existing Tranches (as defined in the Loan Agreement) and the disbursement of the Advance (as defined in

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the Loan Agreement) by the Mortgagee to the Borrower on or before the date hereof in accordance with the provisions of the Loan Agreement the Owner hereby covenants with and guarantees to the Mortgagee:

a)         to repay the Tranches by the instalments and on the dates referred to and otherwise in the manner and upon the terms set out in the Loan Agreement;

b)         to pay interest on the Tranches, and on any overdue interest or other moneys payable under the Loan Agreement, at the rate or rates from time to time applicable thereto in the manner and upon the terms set out in the Loan Agreement; and

c)         to pay all other moneys payable by the Owner or by the Borrower under the Security Documents or any of them at the times and in the manner therein specified.

4.                  MORTGAGE AND ASSIGNMENT OF THE MORTGAGED PREMISES

4.1                Mortgage and assignment. By way of security for the Owner’s obligations under the Continuing Shipowning Companies Guarantee to pay the Outstanding Indebtedness, the Owner as BENEFICIAL OWNER HEREBY MORTGAGES AND CHARGES with first priority to and in favour of the Mortgagee all its interest, rights and title, present and future, in and to the Mortgaged Premises and without prejudice to the generality of the foregoing the Owner hereby assigns and agrees to assign to the Mortgagee all its rights, title and interest in and to the Earnings, the Insurances and any Requisition Compensation and all its benefits and interests present and future therein PROVIDED HOWEVER THAT:

(i)            any sums recoverable in respect of the Insurances shall (unless and until there shall happen any of the events specified in Clause 7 hereof whereupon all insurance recoveries shall be receivable by the Mortgagee in accordance with Clause 8.1 b) hereof) be payable as follows:

there shall be paid to the Mortgagee any and every sum recoverable under the Insurances against fire and usual marine risks and war risks in respect of a Total Loss and any and every sum recoverable under such insurances in respect of a major casualty (that is to say any casualty in respect whereof the claim or the aggregate of the claims exceeds $1,000,000. inclusive of any deductible);

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all other sums recoverable in respect of the Insurances against fire and usual marine risks and war risks shall be paid to the Owner and shall be applied by it for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance moneys shall have been received;

(ii)           the Earnings shall be payable to such account of the Owner as the Mortgagee shall from time to time agree and shall be at the disposal of the Owner until such time as the Mortgagee shall direct to the contrary, whereupon the Owner shall forthwith, and the Mortgagee may at any time thereafter, instruct the persons from whom the Earnings are then payable to pay the same to the Mortgagee or as it may direct and any Earnings then in the hands of the Owner’s brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Mortgagee;

(iii)          upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness the Mortgagee shall, at the request and cost of the Owner, release it from the guarantee regarding the Loan Agreement and reassign the Earnings, the Insurances and any Requisition Compensation to the Owner or as it may direct;

(iv)         for the sake of clarity, it is agreed that the Outstanding Indebtedness includes all Tranches outstanding under the Loan Agreement and that, consequently, the Mortgage on the Ship secures not only obligations regarding the Tranche relating to the Ship, but obligations regarding all Tranches under the Loan Agreement; and

(v)          in accordance with Clause 7.4 of the Loan Agreement, in event of the full and final prepayment of the full amount of the Existing Tranche and the New Tranche in relation to the Ship, the Mortgage and Deed of Covenant covering the Ship shall be released by way of the signing by the Lender of the deed of release appearing on such mortgage, and the Insurances Assignment and the Earnings Assignment (in each case to the extent only that they relate to the Ship) shall be released by way of the signing by the Lender and delivery to the Borrower of letter of partial release of such assignments in the form set forth in Schedule 1 to the Insurances Assignment.

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5.                  COVENANTS

5.1                Covenants. THE OWNER COVENANTS with the Mortgagee AND UNDERTAKES throughout the Security Period:

5.1.1             Insurances.

a)         Types of Insurances: to effect and maintain at the expense of the Owner, with such amounts on such terms and with such insurers as have been approved by the Mortgagee, the following insurances on the Ship:

(i)          hull and machinery insurance, including insurance against actual, agreed, constructive or compromise total loss;

(ii)         war risk insurance, including blocking and trapping insurance, covering both hull and deprivations;

(iii)        protection and indemnity insurance, including oil pollution, freight, demurrage and defence;

(iv)        all such insurances to cover innocent mortgagee interest in favour of the Mortgagee; and

(v)         such additional insurances as the Mortgagee in its sole reasonable discretion may request;

b)            Insured amounts and Approved Brokers: to effect the Insurances aforesaid (a) in such amounts and upon such terms as shall from time to time be approved by the Mortgagee (b) through the Approved Brokers and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Mortgagee;

c)            Expiry of Insurances: at least fourteen days before the relevant policies, contracts or entries expire to notify the Mortgagee of the names of the brokers and/or entities proposed to be employed by the Owner for the purposes of the renewal of the Insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Mortgagee pursuant to this Clause, to procure that appropriate instructions for the renewal of such insurances on the terms so specified are given to the Approved Brokers; and to renew all such Insurances

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at least seven days before the relevant policies, contracts or entries expire and procure that the Approved Brokers will at least seven days before such expiry (or within such shorter period as the Mortgagee may from time to time agree) confirm in writing to the Mortgagee as and when such renewals have been effected in accordance with the instructions so given;

d)            Payment of premiums: punctually to pay all premiums calls contributions or other sums payable in respect of all such Insurances and to produce all relevant receipts or other evidence of payment when so required by the Mortgagee;

e)            Endorsement of Mortgagee’s interest: to procure that the interest of the Mortgagee shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments of insurance issued or to be issued in connection with the Insurances aforesaid;

f)             Cooperate in collection: to do all things necessary and provide all documents, evidence and information to enable the Mortgagee to collect and recover any monies which shall at any time become due in respect of the Insurances;

g)            Insurance report: if so requested by the Mortgagee, but at the cost of the Owner (provided that the Owner shall be required to bear such cost no more than once per year and any report in excess of one per year shall be paid for by the Mortgagee), to furnish the Mortgagee with a detailed report signed by an independent firm of marine insurance brokers appointed by the Mortgagee dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof;

h)            Loss payable and cancellation clauses: to deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry and other instruments of insurance from time to time issued in connection with such of the Insurances referred to in Clause 5.1.1a) as are effected through the Approved Brokers and procure that the interest of the Mortgagee shall be endorsed thereon by incorporation of a Loss Payable Clause and Notice of Cancellation Clause and by means of a Notice of Assignment (signed by the Owner) in such form as may from time to time be agreed in writing by the Mortgagee and that the Mortgagee shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be reasonably required by the Mortgagee;

i)             Comply with terms of Insurances: not to employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the Insurances

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(including any warranties express or implied therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe; and

j)             Application of insurance indemnities paid to Owner: To apply all such sums receivable in respect of the Insurances as are paid to the Owner in accordance with Clause c)(i) 0 hereof for the purpose of making good the loss and fully repairing all damages in respect whereof the insurance moneys shall have been received.

5.1.2             Management of the Ship.

a)        Registration: to keep the Ship registered at the port of George Town, Cayman Islands and not do or suffer to be done anything or omit to do anything whereby such registration may be forfeited or imperilled;

b)        Changes to Ship: not without the previous consent in writing of the Mortgagee to:

(i)                make any modification to the Ship which would involve material alteration of her structure type or performance characteristics or could reduce her value;

(ii)               remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with the equivalent part or equipment owned by the Owner free from encumbrances; or

(iii)              install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;

c)        Maintenance and repair: to keep the Ship in a good and efficient state of repair and so as to comply with the provisions of the Merchant Shipping Acts and all other regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered at George Town, Cayman Islands and to procure that all repairs to or replacement of any damaged worm or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Ship and to maintain the present class of the Ship;

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d)        Inspection: to permit the Mortgagee by surveyors or other persons appointed by it for such purpose to board the Ship at all reasonable times, but without unduly interfering with the operation of the Ship, for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford all proper facilities for such inspections and to submit the Ship to such periodical and other surveys required for classification purposes or otherwise and to supply to the Mortgagee copies of all survey reports issued in respect thereof;

e)        Discharge of liens: to promptly pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime statutory or possessory liens on or claims enforceable against the Ship and in the event of arrest of the Ship pursuant to legal process or purported legal process or in the event of her detention in exercise or purported exercise of any such lien or claim as aforesaid to procure the release of the Ship from such arrest or detention forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

f)         Employment of Ship: not to employ the Ship or suffer her employment in any trade or business which is forbidden by International Law or which is otherwise illicit or unlawful under the law of any relevant jurisdiction or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a Prize Court or to destruction, seizure, confiscation, penalty or sanctions and in the event of hostilities in any part of the world (whether war be declared or not) nor to employ the Ship or suffer her employment in carrying any contraband goods or enter or trade to any zone which is declared a war zone by any Government or by the Insurers unless the Mortgagee shall have first given its consent thereto in writing and there shall have been effected by the Owner and at its expense such special insurance cover as the Mortgagee may require;

g)        Information: promptly to furnish to the Mortgagee all such information as it may from time to time require regarding the Ship her position and copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

h)        Notifications: to notify the Mortgagee forthwith by telex or telecopy of:

any accident to the Ship requiring repairs the cost of which will or is likely to exceed $1,000,000 (or the equivalent in any other currency);

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any occurrence in consequence whereof the Ship has or may become a Total Loss;

any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

any arrest of the Ship or any exercise or purported exercise of any lien on the Ship or the Earnings or any part thereof; and

any petition or notice of a meeting to consider any resolution to wind up the Owner;

i)         Payments and accounts: promptly to pay all tolls dues and other outgoings whatsoever in respect of the Ship and to keep proper books of account in respect of the Ship and her Earnings and, as and when the Mortgagee may so require, to make such books available for inspection on behalf of the Mortgagee and to furnish satisfactory evidence that the wages and allotments of the Master and crew are being regularly paid;

j)         Negative pledge: not to or purport to mortgage charge or otherwise assign the Ship or other part of the Mortgaged Premises or to suffer the creation of any such mortgage charge or assignment as aforesaid to or in favour of any person other than the Mortgagee;

k)        No sale of Ship without consent: not without the previous consent in writing of the Mortgagee (and then only subject to such terms as the Mortgagee may impose) to sell agree to sell or otherwise dispose of the Ship or any share or interest therein;

l)         Charters: not without the previous written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to let the Ship (except for any contract with a company in the SNSA Group):

on demise charter for any period;

by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed thirteen months’ duration; or

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on terms whereby more than two months’ hire (or the equivalent) is payable in advance; or

by any charter or other arrangement below the market rate prevailing at the time when the charter is fixed;

m)       Work on Ship: not without the previous consent in writing of the Mortgagee to put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed $1,000,000 (or the equivalent in any other currency);

n)        Payment of Mortgagee expenses: to pay to the Mortgagee on demand all moneys whatsoever which the Mortgagee shall or may expend be put to or become liable for in or about the protection maintenance or enforcement of the security created by this Deed and the other Security Documents or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder or thereunder and to pay interest thereon at the rate prescribed in the Loan Agreement from the date whereon such expense or liability was incurred by the Mortgagee until the date of payment whether before or after any relevant judgment.

o)        Sharing of Earnings: not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to enter into any agreement or arrangement whereby the Earnings may be shared with any other person; and

p)        Payment of Earnings to Mortgagee after Event of Default: to procure that the Earnings are paid to the Mortgagee at all times after the Mortgagee shall have directed pursuant to Clause c)(ii) that the same shall no longer be receivable by the Owner and that any Earnings which at the time such direction is given are in the hands of the Owner’s agents are duly accounted for and paid over to the Mortgagee forthwith on demand.

6.                  POWERS OF MORTGAGEE TO PROTECT SECURITY AND REMEDY DEFAULTS

6.1                Protection of security. The Mortgagee shall without prejudice to its other rights remedies and powers hereunder be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents and all Expenses so incurred by the Mortgagee in or about the protection of the security shall be repayable to it by the Owner on demand.

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6.2                Specific powers of Mortgagee. Without prejudice to the generality of the foregoing:

a)         in event that the Owner does not comply with the provisions of Clause 5.1.1a) hereof or any of them the Mortgagee shall be at liberty to effect and thereafter to maintain all such Insurances upon the Ship as in its discretion it may think fit;

b)         in the event that the Owner does not comply with the provisions of Clause 5.1.2 j)c) hereof the Mortgagee shall be at liberty to arrange for the carrying out of such repairs as it deems expedient or necessary;

c)         in event that the Owner does not comply with the provisions of Clause 5.1.2 j)e) hereof or any of them the Mortgagee shall be at liberty to pay and discharge all such debts damages and liabilities as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Ship.

6.3                Expenses. The Expenses attributable to the exercise by the Mortgagee of any of its powers pursuant to this Clause 6 shall be repayable by the Owner to the Mortgagee on demand.

7.                  EVENTS OF DEFAULT

7.1                Events. Upon the Loan becoming due or payable or the happening of any of the following events the security created by this Deed and the Mortgage shall immediately become enforceable:

a)         Failure to pay: the Borrower shall fail to pay to the Mortgagee any sum of interest, principal, or other sums due under the Loan Agreement on the due date for any such sums and such failure shall continue for more than three (3) Banking days after the due date;

b)         Breach of covenant by Owner: the Owner does not observe or perform any of the covenants or obligations on its part contained in the Security Documents;

c)         Winding up; receivership; composition with creditors: a petition is filed or an order is made or an effective resolution is passed for the winding up of the Owner (otherwise than for the purpose of any such reconstruction or amalgamation as shall have been previously approved in writing by the Mortgagee) or a receiver is appointed of the undertaking or property of the Owner or the Owner suspends

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payment or ceases to carry on its business or makes special arrangements or composition with its creditors; or

d)         Event of Default under the Loan Agreement: any Event of Default as defined in the Loan Agreement occurs.

8.                  POWERS OF MORTGAGEE ON EVENT OF DEFAULT

8.1                Powers. Upon the happening of any of the events specified in Clause 7 hereof the Mortgagee shall become forthwith entitled as and when it may see fit to put into force and to exercise all the powers possessed by it as mortgagee and chargee of the Mortgaged Premises and in particular (without limiting the generality of the foregoing):

a)         Take possession: to take possession of the Ship;

b)         Delivery of Insurances documents to brokers: to require that all policies, contracts, certificates of entry, and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such brokers as the Mortgagee may nominate;

c)         Take over Insurances collections and proceedings: to collect, recover, compromise, and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its discretion thinks fit and to permit the brokers through whom collection or recovery is effected to charge the usual fees for their services;

d)         Discharge claims: to discharge, compound, release, or compromise claims in respect of the Ship which have given or may give rise to any charge or lien on the Ship or which are or may be enforceable by proceedings against the Ship;

e)         Sell Ship: to sell the Ship or any share therein with notice to the Owner and with or without the benefit of any charterparty by public auction or private contract at such place and upon such terms as the Mortgagee in its discretion may determine with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from postponement thereof;

f)          Maintain and employ Ship pending sale: pending sale of the Ship to manage, insure, maintain and repair the Ship and to employ sail or lay up the Ship in such

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manner and for such period as the Mortgagee in its discretion deems expedient and for the purposes aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular (but without prejudice to the generality of the foregoing) to enter into such arrangements respecting the Ship, her insurance, maintenance, repair, classification and employment in all respects as if the Mortgagee were the owner of the Ship but without being responsible for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid;

g)         Recover losses: to recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the power vested in the Mortgagee under Clause 8.1 e) above with interest thereon at the rate provided for in Clause5.1.2 j)n) hereof from the date when such losses were incurred by the Mortgagee until the date of payment whether before or after any relevant judgment;

h)         Recover Expenses: to recover from the Owner on demand all Expenses incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers aforesaid;

PROVIDED ALWAYS that upon any sale of the Ship or any share therein by the Mortgagee pursuant to Clause 8.1 d) above or by the Receiver pursuant to Clause 9.1 below the purchaser shall not be bound to see or inquire whether the Mortgagee’s power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee (or the Receiver, as the case may be) and the receipt of the Mortgagee (or the Receiver, as the case may be) for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

9.                  RECEIVER

9.1                Entitlement to appoint. At any time after the Loan shall have become due and payable, the Mortgagee shall be entitled (but not bound) by writing under its common seal or under the hand of any director of the Mortgagee to appoint any person or persons to be a receiver and/or manager of the Mortgaged Premises or any part thereof (with power to authorise any joint receiver and/or manager to exercise any power independently of any other joint receiver and/or manager) and may from time to time fix his remuneration or remove any receiver and/or manager so appointed and appoint another in his place. Any receiver and/or manager so appointed shall be the agent of the Owner and the Owner shall be responsible for his acts or defaults and for his remuneration and

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such receiver or manager so appointed shall have all powers to do or omit to do anything which the Owner could do or omit to do in relation to the Mortgaged Premises or any part thereof and in particular (but without prejudice to the generality of the foregoing) any such receiver and/or manager may exercise all the powers and discretions conferred on the Mortgagee by the Mortgage and this Deed.

9.2                Remuneration of Receiver. Any Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm.

9.3                Limitation of liability. Neither the Mortgagee nor any receiver shall be liable as mortgagee in possession of all of any of the Mortgaged Premises to account or be liable for any loss on the realisation or for any neglect or default of any nature whatsoever in connection therewith for which a Mortgagee in possession may be liable as such.

10.                APPLICATION OF MONEYS

10.1              Application. All monies received by the Mortgagee in respect of:

a)                            sale of the Ship or any share therein;

b)                           recovery under the Insurances (other than any such sum or sums as may have been received by the Mortgagee in accordance with Clause 4.10 hereof in respect of a major casualty as therein defined and which has or have been paid to the Owner as therein provided), and

c)                            Requisition Compensation shall be held by it upon trust in the first place to pay or make good all Expenses as may have been incurred by the Mortgagee in or about or incidental to the exercise by the Mortgagee of the powers specified or otherwise referred to in Clause 8 hereof or any of them and the balance shall be applied in manner following:

FIRST towards costs, fees and expenses;

SECOND in or towards payment of any interest accrued and owing by the Owner in respect of the Outstanding Indebtedness;

THIRD in or towards payment of any balance of the Outstanding Indebtedness, unless otherwise decided by the Mortgagee.

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10.2              Other monies. Any monies received by the Mortgagee or any Receiver in respect of the Earnings or in respect of the employment of the Ship pursuant to the provisions of Clause 8 shall be applied by the Mortgagee or the Receiver in the manner specified in Clause 10.1.

11.                CONTINUING SECURITY

11.1              No implied waivers, cumulative rights. No delay or omission of the Mortgagee to exercise any right or power vested in it under the Security Documents or any of them shall impair such right or power to be construed as a waiver of or as acquiescence in any default by the Owner and no express waiver given by the Mortgagee in relation to any default by the Owner or breach by the Owner of any of its obligations under this Deed shall prejudice the rights of the Mortgagee under the Mortgage and/or this Deed arising from any subsequent default or breach (whether or not such subsequent default or breach is of a nature different from the previous default or breach) nor shall the giving by the Mortgagee of any consent to the doing of any act which, by the terms hereof, require the consent of the Mortgagee prejudice the right of the Mortgagee to give or withhold as it sees fit its consent to the doing of any other such similar act. The remedies provided in the Security Documents are cumulative and not exclusive of any remedies provided by law.

11.2              No obligation to inquire as to sufficiency or make claims. The Mortgagee shall not be obliged to make any inquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or to take any action to collect any moneys hereby assigned or to enforce any rights and benefits hereby assigned to the Mortgagee or to which the Mortgagee may at any time be entitled hereunder.

11.3              Continuing security. The security created by the Mortgage and this Deed shall be a continuing security for the payment of the Outstanding Indebtedness and accordingly the security so created shall not be satisfied by any intermediate payment or the satisfaction of any part of the Outstanding Indebtedness. The security so created shall be in addition to and shall not in any way prejudice or affect the security created by, any deposit of documents, or any guarantee, lien, bill, note, mortgage or other security now or hereafter held by the Mortgagee or any right or remedy of the Mortgagee thereunder and shall not in any way be prejudiced or affected thereby or by the invalidity or unenforceability thereof or by the Mortgagee releasing, modifying or refraining from perfecting or enforcing any of the same or granting time or indulgence or compounding with any person liable. All the rights and remedies and powers vested in the Mortgagee by the Mortgage and this Deed may be exercised from time to time as often as the Mortgagee may deem expedient. Notwithstanding that this Deed is expressed to be

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supplemental to the Mortgage, it shall continue in full force and effect after any discharge of the Mortgage.

12.                DELEGATION

12.1              Power to delegate. The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by the Security Documents or any of them (including the power vested in it by virtue of Clause Error! Reference source not found. hereof) in such manner upon such terms and to such persons as the Mortgagee in its absolute discretion may think fit.

13.                INDEMNITY AND COSTS

13.1              Indemnity. THE OWNER HEREBY AGREES AND UNDERTAKES to indemnify the Mortgagee and any Receiver against all obligations and liabilities whatsoever and whensoever arising which the Mortgagee or Receiver may incur in good faith in respect of or in relation to or in connection with the Ship or otherwise howsoever in relation to or in connection with any of the matters dealt with in the Security Documents.

13.2              Costs. The Owner shall pay to the Mortgagee on demand all expenses (including legal fees, fees of insurance advisers, printing and out of pocket expenses, together with any tax payable in respect thereof) incurred by the Mortgagee in connection with the enforcement of, or preservation of any rights under, the Mortgage and this Deed or otherwise in respect of the Outstanding Indebtedness and all stamp duties, registration fees and other duties or charges from time to time payable in connection with the execution and registration of the Mortgage and this Deed.

14.                POWER OF ATTORNEY

14.1              Appointment. THE OWNER HEREBY IRREVOCABLY APPOINTS the Mortgagee as its attorney for the duration of the Security Period for the purpose of doing in its name all acts which the Owner itself could do in relation to the Mortgaged Premises and to execute, seal and deliver or otherwise perfect and do all such deeds, assurances, agreements, instruments, acts or things which may be required for the full exercise of all or any of the rights powers or remedies hereby conferred which may be proper in or in connection with all or any of the purposes aforesaid. The Owner ratifies and confirms and agrees to ratify and confirm any deed, assurance, agreement, instrument, act or thing which the Mortgagee shall execute or do pursuant to this Clause 14.1, PROVIDED HOWEVER that such power shall not be exercisable by or on behalf of the Mortgagee

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until the security created by this Deed and the Mortgage shall have become enforceable pursuant to Clause 8 hereof.

14.2              Third parties not required to inquire as to rights of attorney to act. The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any inquiry as to whether the said security has become enforceable nor shall such person be in any way affected by notice that the said security has not become so enforceable and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

15.                FURTHER ASSURANCES

15.1              Further assurances. THE OWNER HEREBY FURTHER UNDERTAKES at its own expense to execute sign perfect do and (if required) register every such further assurance document act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Mortgaged Premises or perfecting the security constituted by the Security Documents.

16.                NOTICES

16.1              Deemed receipt. Any demand notice or other communication required to be made or given in writing under the provisions of this Deed or any other Security Document shall be deemed to have been duly received by the other party (i) if the same be communicated by telex or telecopier during ordinary business hours on the date upon which the telex or telecopy was transmitted or if transmitted outside business hours at the start of the next business day (ii) if the same be communicated by letter upon the business day next following the date of dispatch by Recorded Delivery service.

16.2              Notification of changes. Any change of address or of telex or telecopier number shall be promptly notified in writing by either party to the other. In default of notification of change of address any communication duly dispatched to the other party at the address of its office hereinbefore set out (or any notified new address) shall be deemed to have been received in accordance with the foregoing provision.

16.3              Confirmation by letter. Any communication by telex shall be thereafter confirmed by letter.

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17.                SEVERABILITY

17.1              Severability. Any provision of the Security Documents prohibited by or unlawful or unenforceable under any applicable law shall (to the extent required by such law) be ineffective without modifying the remaining provisions of the Security Documents but where the provisions of any such applicable law may be waived they are hereby waived to the full extent permitted by such law to the end that the Security Documents shall be valid and binding documents enforceable in accordance with their respective terms.

18.                RELEASE OF EXISTING DEED OF COVENANTS

The Owner and the Mortgagee are parties to a Deed of Covenants dated 20 November 2002 in respect of the Ship (the “Existing Deed of Covenants”). The obligations of the Owner under this Deed of Covenants, to the extent that it secures the Owner’s guarantee of the Borrower’s obligations in respect of the Existing Tranches (as defined in the Loan Agreement) are a continuation without interruption of the Owner’s obligations under the Existing Deed of Covenants to the extent that such Existing Deed of Covenants secures the Owner’s obligations under its guarantee of the Existing Tranches. Upon execution of this Deed of Covenants by the Owner, the Existing Deed of Covenants shall terminate and neither the Owner nor the Lender shall have any rights or obligations thereunder.

19.                GOVERNING LAW AND JURISDICTION

19.1              Governing law. To the extent the laws of the Cayman Islands are not compulsorily applicable, the Mortgage and this Deed shall be governed by Danish law.

19.2              Jurisdiction. Any dispute arising out of or in connection with the Mortgage and this Deed shall be settled by the Maritime and Commercial Court in Copenhagen, Denmark (“Sø- og Handelsretten”). This shall, however, not limit the rights of the Mortgagee to initiate proceedings against the Owner, the Vessel or any other of the Owner’s assets in any other competent jurisdiction.  Any decision by the Maritime and Commercial Court in Copenhagen, Denmark, may be appealed to the Danish Supreme Court.

IN WITNESS whereof the parties hereto have caused this instrument to be executed as a Deed the day and year first before written.

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Executed as a Deed

For and on behalf of Stolt [•] B.V.
as Owner	In the presence of:

Print Name: Walter Lion
Capacity: Attorney-in-fact

Executed as a Deed

For and on behalf of Danish Ship Finance A/S
(Danmarks Skibskredit A/S) as Mortgagee	In the presence of:

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Schedule 13

FORM OF INTEREST FIXING AGREEMENT

To:                   Stolt Tankers Finance B.V., Westerlaan 5, 3016 CK, Rotterdam, The Netherlands

From:               Danish Ship Finance A/S (Danmarks Skibskredit A/S), Sankt Annæ Plads 3, DK-1250 Copenhagen K, Denmark

Dear Sirs,

LOAN AGREEMENT DATED 27 OCTOBER 2005 - USD 225,779,737.18 EXISTING FINANCING AND USD 100,000,000 NEW FINANCING TOP UP TERM LOAN - INTEREST FIXING AGREEMENT

USD [•] TRANCHE IN RESPECT OF THE M/S STOLT [•] (THE “TRANCHE”)

We confirm that Danish Ship Finance A/S (Danmarks Skibskredit A/S) offers to lock in the USD rate of interest on the abovementioned Tranche in accordance with the e-mail message from you, dated [•] attached to this letter. Capitalised terms used herein and not defined herein are used with the meanings ascribed to them in the Loan Agreement identified above.

If you wish to lock in the rate of interest for the Tranche, please return this letter indicating the exact period for interest fixing, duly signed by you, which signature shall indicate your acceptance of the following conditions:

1.          With binding effect Stolt Tankers Finance B.V. hereby authorizes each of

•      Howard J. Merkel

•      James R. Johnson, and

•      Dennis Conetta

to enter into an interest rate agreement with Danish Ship Finance A/S (Danmarks Skibskredit A/S) for locking-in the rate of interest.

2.          The interest rate agreement may be entered into by phone with Danish Ship Finance A/S (Danmarks Skibskredit A/S), who shall subsequently fax a confirmation to Stolt Tankers Finance B.V.

3.          Danish Ship Finance A/S (Danmarks Skibskredit A/S) shall not be liable for any tax consequences for Stolt Tankers Finance B.V. caused by this interest rate agreement. The locking-

in has been decided solely by Stolt Tankers Finance B.V. and is not the result of advice from Danish Ship Finance A/S (Danmarks Skibskredit A/S).

4.          Stolt Tankers Finance B.V. hereby declares that it will indemnify Danish Ship Finance A/S (Danmarks Skibskredit A/S) on demand for all costs, including Interest Breakage Costs as determined in the sole discretion of Danish Ship Finance A/S (Danmarks Skibskredit A/S) and costs for external assistance in connection with the entering into, funding of, and possible termination for whatever reason, of the interest rate agreement, including if the documentation referred to under item 8 is not agreed upon or duly executed.  Transaction gains net of costs for terminating an interest rate agreement shall be for the account of the Borrower.

5.          As far as reasonably possible, Danish Ship Finance A/S (Danmarks Skibskredit A/S) shall attempt to fulfil Stolt Tankers Finance B.V. wish to enter into an interest rate agreement immediately; however, Danish Ship Finance A/S (Danmarks Skibskredit A/S) shall not become liable if, for any reason whatsoever, it is not possible to establish an interest rate agreement.

6.          This agreement shall be subject to Danish law.

7.          Any dispute between Danish Ship Finance A/S (Danmarks Skibskredit A/S) and Stolt Tankers Finance B.V. regarding this agreement shall be submitted to the Maritime and Commercial Court in Copenhagen, Denmark.

8.          Stolt Tankers Finance B.V. hereby undertakes to agree to all necessary changes to the existing documentation in respect of the Agreement and the Tranche and sign all such documents as reasonably required by Danish Ship Finance A/S (Danmarks Skibskredit A/S).

9.          Stolt Tankers Finance B.V. further agrees to pay all costs related to the necessary changes of the documentation.

10.        Otherwise, the terms and conditions of the Loan Agreement identified above remain in full force and effect.

The parties agree to use their best efforts to complete all documents required for the interest rate fixing by [•].

2

[Place and date]

Danish Ship Finance A/S
(Danmarks Skibskredit A/S):

Signature:
Print Name:
Capacity:

We hereby accept the conditions stated above.

[Place and date]

Stolt Tankers Finance B.V.

Signature:
Print Name:
Capacity:	Attorney-in-fact

Accepted by us as guarantors for the obligations (amended as above) of Stolt Tankers Finance B.V.:

[Place and date]

The Parent Companies:

Stolt-Nielsen S.A.:

Signature:
Print Name:
Capacity:

3

Stolt-Nielsen Transportation Group Ltd., Liberia:

Signature:
Print Name:
Capacity:

Stolt-Nielsen Transportation Group Ltd., Bermuda:

Signature:
Print Name:
Capacity:

Stolt-Nielsen Investments N.V.:

Signature:
Print Name:
Capacity:

Stolt-Nielsen Holdings B.V.:

Signature:
Print Name:
Capacity:

Stolt-Nielsen Transportation Group B.V.:

Signature:
Print Name:
Capacity:

4

The Continuing Shipowning Companies:

Stolt Concept B.V.:

Signature:
Print Name:
Capacity:

Stolt Confidence B.V.:

Signature:
Print Name:
Capacity:

Stolt Creativity B.V.:

Signature:
Print Name:
Capacity:

Stolt Efficiency B.V.:

Signature:
Print Name:
Capacity:

Stolt Effort B.V.:

Signature:
Print Name:
Capacity:

5

Stolt Innovation B.V.:

Signature:
Print Name:
Capacity:

Stolt Inspiration B.V.:

Signature:
Print Name:
Capacity:

For the purpose of Article 1 of the Protocol to the Brussels Convention of 1968 on, inter alia, the enforceability of foreign court awards, Stolt-Nielsen S.A. expressly and specifically accepts the jurisdiction clause contained in Clause 7 of the above letter.

Stolt-Nielsen S.A.:	Witnessed by:

Signature:
Print Name:	Print name:
Capacity:

6

Schedule 14

LIST OF APPROVEED SHIPBROKERS

1.             P. F. Bassoe A/S (Norway)

2.             Fearnleys (Norway)

3.             Steinsland

4.             O.K. Maritime

5.             Odin

6.             Compass

7.             Barry Rogliano Salles (France)

Schedule 15

CORPORATE STRUCTURE CHART

27 October 2005

CH/lgu/166246/1209646-9